                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [X]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                   Cyrk, Inc.
                (Name of Registrant as Specified In Its Charter)

                                   Cyrk, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                               [CYRK, INC. LOGO]


                                                                October 12, 1999


Dear Fellow Stockholder:


     We are pleased to enclose proxy materials for our Special Meeting of Stockholders to be held on November 10, 1999. This meeting will take the place of our Annual Meeting of Stockholders, usually held in May of each year. This year's Annual Meeting was delayed due to a proposed investment in Cyrk, which is explained in more detail below and in the accompanying proxy materials.


     At the meeting, stockholders will be asked to vote upon the proposed $25 million investment by an affiliate of The Yucaipa Companies in exchange for shares of a new series of our convertible preferred stock and a warrant to acquire additional shares of our convertible preferred stock. In connection with the investment, the Board of Directors will be reconstituted to consist of seven directors, three of whom are Yucaipa designees.

     The Yucaipa investment provides Cyrk with new capital that should enable us to grow more quickly both internally and through strategic acquisitions, and aligns us with a company with a strong history of increasing profitability and shareholder value.

     We believe that our association with Yucaipa and its general partner, Ronald W. Burkle, should also provide other significant benefits for Cyrk and our shareholders. For example, Yucaipa is the majority owner of Golden State Foods, one of the largest integrated manufacturers and suppliers to McDonald's. This affiliation should strengthen and broaden the existing relationship between our Simon Marketing subsidiary and the global McDonald's system. Similarly, Yucaipa's affiliations with major companies in the supermarket industry and its extensive knowledge and experience with consumer products and packaged goods companies should provide numerous opportunities for us in the promotions arena. Yucaipa's expanding presence in Web-based businesses also complements our efforts to rapidly expand our Internet-based capabilities.

     After consideration of these and other factors, including the opinion by our financial advisor, Bear Stearns, that the price to be paid by Yucaipa for the securities is fair to Cyrk from a financial point of view, the Board of Directors has unanimously approved the proposed investment and unanimously recommends that you vote FOR the investment.

     At the meeting, you will also be asked to consider and vote upon the increase of the amount of shares purchasable under our 1993 Employee Stock Purchase Plan and the ratification of our selection of PriceWaterhouse Coopers, LLP as our independent auditor. In addition, stockholders will be asked to elect one director to serve a three year term, in case the equity investment does not close.

     I urge you to read the enclosed materials carefully and to vote FOR the proposed investment by Yucaipa (proposals 1 and 2) and FOR the other proposals contained in these materials. Thank you for your continued support.

                                            Sincerely,

                                            PATRICK D. BRADY
                                            Chairman and Chief Executive Officer

                               [CYRK, INC. LOGO]
                                  3 POND ROAD
                        GLOUCESTER, MASSACHUSETTS 01930
                                 (978) 283-5800

                         ------------------------------

                      NOTICE OF SPECIAL MEETING IN LIEU OF
                         ANNUAL MEETING OF STOCKHOLDERS

                         ------------------------------

To the Stockholders of Cyrk, Inc.


     Notice is hereby given that our 1999 Special Meeting in lieu of Annual Meeting of Stockholders will be held at the offices of Choate, Hall & Stewart, Exchange Place, 53 State Street -- 36th Floor, Boston, Massachusetts on November 10, 1999, at 10:00 am (local time), to consider and act on the following matters:


     1. To approve the issuance of (a) 25,000 shares of a new series of convertible preferred stock which are initially convertible into 3,030,303 shares of our common stock and (b) a warrant to purchase 15,000 shares of convertible preferred stock which are initially convertible into 1,666,666 shares of our common stock.

     2. To elect six directors to serve for terms of either one, two or three years and until their successors are elected and qualified upon the closing of the issuance contemplated by proposal 1.

     3. To elect one director to serve for a term of three years and until his successor is elected and qualified, in case the issuance contemplated by proposal 1 does not close;

     4. To approve and ratify an amendment to the 1993 Employee Stock Purchase Plan to increase the number of shares of our common stock available under the plan from 300,000 to 600,000.

     5. To ratify the Board of Directors' appointment of PricewaterhouseCoopers LLP as our independent auditors for the 1999 fiscal year; and

     6. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The issuance of the convertible preferred stock and the warrant contemplated by proposal 1 is conditioned upon the election of three directors designated by Yucaipa in accordance with proposal 2. Thus, unless the Yucaipa designees are elected in accordance with proposal 2, the equity investment will not be consummated.

     Only stockholders of record at the close of business on September 30, 1999 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.


October 12, 1999                            By Order of the Board of Directors


                                            PATRICIA J. LANDGREN
                                            Secretary

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

                               [CYRK, INC. LOGO]
                                  3 POND ROAD
                        GLOUCESTER, MASSACHUSETTS 01930
                                 (978) 283-5800

                 PROXY STATEMENT FOR SPECIAL MEETING IN LIEU OF
                         ANNUAL MEETING OF STOCKHOLDERS

                              GENERAL INFORMATION


     This Proxy Statement is furnished to our stockholders in connection with the solicitation of proxies by our Board of Directors for use at our Special Meeting in Lieu of Annual Meeting of Stockholders to be held on November 10, 1999 at the offices of Choate, Hall & Stewart, Exchange Place, 53 State Street--36th Floor, Boston, Massachusetts and at any adjournment of the meeting. Proxies in the form enclosed will be voted at the meeting if they are properly executed, dated and returned to us prior to the meeting and are not revoked prior to the voting.


     A proxy may be revoked at any time before it is voted by giving our Secretary written notice of revocation executed by the stockholder of record, by delivering a duly executed proxy bearing a later date, or by the stockholder attending the meeting and voting his or her shares in person.

     In this proxy statement, Overseas Toys, L.P., the affiliate of The Yucaipa Companies which is a party to the Securities Purchase Agreement and is to make the investment in Cyrk contemplated by proposal 1, is usually referred to as Yucaipa.


     This Proxy Statement is being mailed to our Stockholders with this Notice of Special Meeting in lieu of Annual Meeting on or about October 12, 1999.

                               TABLE OF CONTENTS

Record Date and Voting......................................    1
Quorum, Abstentions, Non-Votes and Vote Required............    1
Proxy Solicitation and Expenses.............................    2
THE EQUITY INVESTMENT PROPOSAL..............................    2
Securities Purchase Agreement...............................    4
Governance..................................................    5
Other Covenants.............................................    5
Conditions..................................................    6
Termination.................................................    6
Fees and Expenses...........................................    6
Voting Agreement and Termination Agreement..................    7
Registration Rights Agreement...............................    7
Management Agreement........................................    8
Employment Agreements.......................................    8
Information Regarding Yucaipa...............................    9
Opinion of Financial Advisor................................    9
Terms of Preferred Stock....................................   10
Terms of the Warrant........................................   12
Interest of Certain Persons in Matters to be Acted Upon.....   12
Anti-Takeover Implications of Existing Charter Documents....   12
No Appraisal Rights.........................................   13
ELECTION OF DIRECTORS.......................................   13
Board of Directors if the Yucaipa Equity Investment is
  Approved and Closes.......................................   14
Board of Directors if the Yucaipa Equity Investment is Not
  Approved or Otherwise Does Not Close......................   14
Business History of Directors and the Nominees..............   14
Meetings of the Board and its Committees....................   16
The Audit Committee.........................................   16
The Compensation Committee..................................   16
Directors' Compensation.....................................   16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
  AND MANAGEMENT............................................   17
Security Ownership of Certain Beneficial Owners.............   17
Security Ownership of Management............................   19
EXECUTIVE COMPENSATION......................................   21
Summary Compensation Table..................................   21
Option Grants in the Last Fiscal Year.......................   22
Aggregated Option Exercises in the Last Fiscal Year and
  Fiscal Year-End Option Values.............................   23
Insurance Arrangements......................................   23
Certain Relationships and Related Transactions..............   24
Indebtedness of Management..................................   25
Severance, Change of Control and Employment Agreements......   25
Stock Performance Graph.....................................   27
Report of the Compensation Committee on Executive
  Compensation..............................................   27

Compensation Committee Interlocks and Insider Participation....................................................         29
AMENDMENT TO THE COMPANY'S 1993 EMPLOYEE
  STOCK PURCHASE PLAN..........................................................................................         29
Description of Our Employee Stock Purchase Plan................................................................         29
Employee Stock Purchase Plan -- Federal Income Tax Information.................................................         30
RATIFICATION OF THE APPOINTMENT OF AUDITORS....................................................................         30
FORWARD LOOKING STATEMENTS DISCLAIMER..........................................................................         31
WHERE YOU CAN FIND ADDITIONAL INFORMATION......................................................................         31
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................................................         32
SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE
  2000 ANNUAL MEETING..........................................................................................         32

EXHIBITS

A. Securities Purchase Agreement, dated September 1, 1999, between Cyrk and Yucaipa.

B.  Form of Certificate of Designation for the Convertible Preferred Stock.

C.  Form of Warrant.

D.  Opinion of Bear, Stearns & Co., Inc., dated September 1, 1999.


E.  Our Annual Report for the 1998 year ended December 31, 1998.*



F.  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.*



G.  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.*

---------------


* Included in copies mailed to stockholders.

RECORD DATE AND VOTING


     Only stockholders of record at the close of business on September 30, 1999, the record date, are entitled to notice of, and to vote at, the meeting or any adjournment thereof. At the close of business on the record date, there were 15,740,850 shares of our common stock so held. The shares represented by duly executed proxies in the form solicited by the Board of Directors will be voted at the meeting in accordance with the choices specified thereon. If a proxy is executed, but no choice is specified, the shares will be voted as follows:


          1. FOR the issuance of our convertible preferred stock and the warrant to acquire shares of our convertible preferred stock;

          2. FOR the election of the nominees named herein in connection with the closing of the issuance contemplated by proposal 1;

          3. FOR the election of the nominee named herein in case the issuance contemplated by proposal 1 does not close;

          4. FOR the approval and the ratification of an amendment to the 1993 Employee Stock Purchase Plan to increase the number of shares of our common stock available for issuance under the plan from 300,000 to 600,00;

          5. FOR the ratification of the Board of Directors' appointment of PricewaterhouseCoopers LLP as our independent auditors for the 1999 fiscal year; and

          6. In the discretion of the proxy holders as to the transaction of any other business that may properly come before the meeting. The directors do not currently know of any such other matter or business to be brought before the meeting.

     The issuance of the convertible preferred stock and the warrant contemplated by proposal 1 is conditioned upon the election of three directors designated by Yucaipa in accordance with proposal 2. Thus, unless the Yucaipa designees are elected in accordance with proposal 2, the equity investment will not be consummated.

QUORUM, ABSTENTIONS, NON-VOTES AND VOTE REQUIRED

     The presence in person or representation by proxy of the holders of a majority of our common stock entitled to vote is necessary to constitute a quorum for the matters to be voted upon. In the absence of a quorum, the stockholders present may nevertheless adjourn the meeting.

     A holder of record of our common stock is entitled to one vote for each share so held on the record date. Abstentions and broker non-votes (i.e. the lack of a vote on a matter as to which the holder has no voting authority) are counted for the purpose of determining the presence or absence of a quorum for the transaction of business at the meeting, but will not be treated as negative votes and consequently will have no effect on the voting.

     The affirmative vote of the holders of a plurality of the votes cast either in person or by proxy is required to elect directors. Approval of each other matter before the meeting requires the affirmative vote of the holders of a majority of the aggregate number of shares of our common stock voted "for" and "against" such matter.

PROXY SOLICITATION AND EXPENSES

     The accompanying proxy is being solicited on behalf of our Board of Directors, and all expenses for such solicitation will be borne by us. In addition to the use of the mails, proxies may be solicited by our directors, officers and employees and, if deemed necessary, through a third party solicitation agent by means of personal interview, telephone, facsimile or telegram. We will request banks, brokerage houses and other custodians, nominees and fiduciaries to solicit their customers who are beneficial owners of our common stock and to forward solicitation materials to such beneficial owners. We will reimburse them for their reasonable out-of-pocket expenses incurred in such solicitation.

                              PROPOSAL NUMBER ONE

                         THE EQUITY INVESTMENT PROPOSAL

     This section of the Proxy Statement summarizes the proposed issue of convertible preferred stock and a warrant to Yucaipa. The following description does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement and the form of Certificate of Designation of convertible preferred stock and form of Warrant attached hereto as Exhibits A, B, and C, respectively, and the Employment Agreements, the Termination Agreement and form of Management Agreement and Registration Rights Agreement, all of which are attached as exhibits to our Report on Form 8-K, dated September 1, 1999, as filed with the Securities and Exchange Commission. See "Where You Can Find More Information." ALL STOCKHOLDERS ARE URGED TO READ THESE AGREEMENTS AND DOCUMENTS IN THEIR ENTIRETY.

     At the closing of the equity investment:

     - Cyrk will issue to Yucaipa $25 million face amount of a new series of convertible preferred stock and a five year warrant to purchase $15 million of convertible preferred stock. Yucaipa will pay $25 million for the convertible preferred stock and the warrant. The convertible preferred stock initially issued will be convertible into common stock at $8.25 per share and the convertible preferred stock to be issued pursuant to the warrant will be convertible into common stock at $9.00 per share. The terms of the convertible preferred stock and the warrant are summarized under "Terms of Preferred Stock" and "Terms of Warrant."

     - The Board of Directors of Cyrk will be reconstituted to consist of seven members, three whom will be Yucaipa designees. Cyrk will be obligated to nominate and recommend for election Yucaipa designees so long as Yucaipa holds a specified number of shares. See "Governance." Shareholders presently holding approximately 31% of the outstanding common shares have agreed to vote for these designees and to approve the equity investment by Yucaipa. See "Voting Agreement."

     - Yucaipa will agree to "standstill" provisions limiting its ability to purchase additional shares and participate in a proxy fight. See "Governance."

     - Cyrk and Yucaipa will enter into a management agreement with a rolling five-year term under which Yucaipa would provide general business consultation and advice and management services for $500,000 per year. See "Management Agreement."

     - Cyrk and Yucaipa will enter into a registration rights agreement obligating Cyrk to register the securities to be issued to Yucaipa, as set forth under "Registration Rights Agreement."

     - Employment agreements with Messrs. Brady and Brown under which they will serve as Co-Chief Executive Officers will take effect. See "Employment Agreements."

     In considering the proposal to approve the issuance of the convertible preferred stock and warrant, stockholders should consider, among other things, the following factors:

     USE OF PROCEEDS. The proceeds from the investment will be used for general corporate purposes and to fund Cyrk's growth and acquisition efforts. General corporate purposes may include the repurchase of Cyrk common stock if the Board of Directors so determines. The proceeds available for these purposes will be reduced by the costs associated with the transaction, summarized below.

     YUCAIPA. The Yucaipa investment provides Cyrk with new capital that should enable Cyrk to grow more quickly both internally and through strategic acquisitions and aligns us with a company with a strong history of increasing profitability and shareholder value.

     In addition, we believe that Yucaipa's contacts and expertise should provide significant benefits to Cyrk including the following:

     - Yucaipa is a majority owner of Golden State Foods, one of the largest integrated manufacturers and suppliers to McDonald's. Our affiliation with Yucaipa should strengthen and broaden the existing relationship between our Simon Marketing subsidiary and McDonald's, and should provide opportunities for collaboration to better serve McDonald's globally.

     - Yucaipa's affiliations with major companies in the supermarket industry and its extensive knowledge and experience with consumer products and packaged goods companies should provide numerous opportunities for Cyrk in the promotions arena.

     - As a strategic partner, Yucaipa should help us integrate operations and acquisitions and help reduce operating costs--all areas in which Yucaipa has substantial experience.

     - Yucaipa's expanding presence in Web-based businesses complements our efforts to rapidly expand our Internet-based capabilities.

     There can be no assurances that any of the potential benefits of the transaction will be realized. See "Forward Looking Statements Disclaimer."

     OPINION OF FINANCIAL ADVISOR. Bear, Stearns & Co. Inc., financial advisor to Cyrk, has delivered an opinion to the effect that, based upon and subject to the considerations set forth in such opinion, as of September 1, 1999, the $25 million purchase price to be received by Cyrk for the convertible preferred stock and warrant is fair, from a financial point of view, to Cyrk. September 1, 1999 is the date of the Securities Purchase Agreement. A copy of the opinion is attached as Exhibit D. See "Opinion of Financial Advisor."

     CONTROL IMPLICATIONS. The terms of the equity investment, including the Board seats to which Yucaipa will be entitled and the voting rights of the securities to be issued to Yucaipa, will give Yucaipa a substantial degree of influence over the management and policies of Cyrk and may reduce the chances of a change in control of Cyrk.

     The terms of the convertible preferred stock, including Yucaipa's right to cause Cyrk to redeem the stock at 101% of face amount in the event of a change of control of Cyrk, could make a change in control more expensive and therefore less likely to occur. Similarly, the Management Agreement, which could entitle Yucaipa to a payment of up to $2.5 million upon termination of the agreement following a change of control, could make a change in control more expensive and therefore less likely to occur. See "Terms of the Preferred Stock" and "Management Agreement."

     Under the terms of the voting agreement executed by holders of approximately 31% of the currently outstanding shares, these holders are obligated to vote their shares to elect Yucaipa's nominees. See "Voting Agreement."

     The preferred shares to be issued to Yucaipa will represent approximately 16% of the voting power immediately following the closing. If Yucaipa were to exercise the warrant, it would possess approximately 23% of the voting power.

     The shares subject to the Voting Agreement, plus the convertible preferred stock and the warrant, if exercised, would total approximately 47% of shareholder voting power.

     EFFECT ON FUTURE STOCK ISSUANCES. The terms of the convertible preferred stock restrict our ability to issue additional shares of preferred stock. See "Terms of Preferred Stock."

     COSTS. There are a number of significant costs associated with the closing of the equity investment, including:

     - Cyrk will be obligated to reimburse Yucaipa for up to $2.2 million of expenses. If the transaction does not close, Cyrk could be obligated to reimburse Yucaipa for up to $1.7 million of expenses, depending on the circumstances.

     - Cyrk will be obligated to pay Bear Stearns a fee of $1.5 million. $116,619 of this fee has already been paid or accrued. $600,000 of this fee was payable upon delivery of the Bear Stearns opinion. All amounts paid prior to the closing of the equity investment shall be credited against the fee due at closing.

     - Employment agreements with Messrs. Brady and Brown will take effect. See "Employment Agreements."

     - Cyrk may be obligated to pay severance benefits totaling $2.4 million to two of our executive officers. See "Interests of Certain Persons."

     - The Management Agreement will take effect, obligating Cyrk to pay Yucaipa $500,000 per year for at least five years. See "Management Agreement."

SECURITIES PURCHASE AGREEMENT

     The Securities Purchase Agreement provides that Yucaipa will pay Cyrk $25 million for $25 million face amount of convertible preferred stock and a warrant to purchase additional preferred stock for $15 million. Upon the closing, assuming conversion of all of the convertible preferred stock, Yucaipa would own approximately 3 million common shares, representing approximately 16% of the then outstanding common shares. Assuming the exercise of the warrant and the conversion of the preferred stock issuable upon exercise, Yucaipa would own approximately 4.7 million common shares, representing approximately 23% of the then outstanding common shares.

GOVERNANCE

  Right To Nominate Members of the Board of Directors

     We have agreed to nominate for election at this meeting three designees of Yucaipa to be directors on our Board. Thereafter, Yucaipa shall be entitled to
(1) three designees for nomination for director so long as it owns securities representing at least 3,131,313 shares of our common stock, (2) two designees for nomination for director so long as it owns securities representing at least 1,565,656 shares of our common stock and (3) one designee for director so long as it owns securities representing at least 782,828 shares of our common stock. We have agreed to nominate and recommend for election such designees.

     In addition, so long as Yucaipa is entitled to nominate such designees, Yucaipa will be entitled to name one designee as Chairman of the Board. Yucaipa has initially designated Ronald W. Burkle, Richard Wolpert and George Golleher as its three nominees to our Board and Mr. Burkle as Chairman.

     Pursuant to the Voting Agreement, stockholders representing 31% of our outstanding shares of common stock have agreed to vote to elect Yucaipa's nominees for director. See "Voting Agreement and Termination Agreement."

  Standstill

     So long as Yucaipa beneficially owns securities representing at least 782,828 shares of common stock and we comply with our covenants under the Securities Purchase Agreement, Yucaipa has agreed that it will not acquire or propose to acquire additional shares of our common stock or solicit proxies in opposition to the Board. However, if without the support of the Board of Directors any third party acquires more than 20% of our outstanding common stock, solicits proxies or makes any announcement of its intent to do the foregoing, then Yucaipa may make a proposal to the disinterested members of our Board to acquire additional shares of our common stock or solicit proxies. In addition, Yucaipa may acquire shares of our common stock to preserve its voting power and the voting power of the parties of the Voting Agreement; provided that any shares in excess of 23% of the outstanding shares must be voted in proportion to the votes of all other shareholders on all matters other than the election of Yucaipa's nominees to our Board. The securities acquired by Yucaipa will not be subject to any transfer restrictions other than those imposed by applicable securities laws. Transferees will not be bound by the standstill.

OTHER COVENANTS

     The Securities Purchase Agreement contains customary representations and warranties and covenants of Cyrk and Yucaipa. For example, we agreed to operate our business in the ordinary course pending closing.

     We have also agreed to a "no-shop" provision under which we agreed not to solicit, encourage or negotiate any takeover proposal pending closing or the termination of the Securities Purchase Agreement. A takeover proposal is generally defined as a proposal for the acquisition of assets or securities representing at least 10% of our market capitalization. However, if the Board determines that failure to negotiate in response to an unsolicited takeover proposal would be reasonably likely to constitute a breach of its fiduciary duties, Cyrk may furnish information to and negotiate with the third party making such a proposal. Cyrk may terminate the Securities Purchase Agreement to implement a superior proposal by a third party, but we must then pay

Yucaipa a fee of $3.5 million and reimburse its expenses up to $1.2 million. A superior proposal is generally defined as a takeover proposal representing at least 25% of our market capitalization. See "Fees and Expenses" for additional information regarding fees and expenses which may be payable to Yucaipa.

     So long as the Securities Purchase Agreement is in effect, the Board of Directors is obligated to recommend that stockholders approve the issuance of securities to Yucaipa.

CONDITIONS

     The obligations of the parties to consummate the transactions contemplated by the Securities Purchase Agreement are subject to the following conditions:

     - approval by our stockholders of the issuance of convertible preferred stock and the warrant to Yucaipa and the election of Yucaipa's nominees to our Board

     - receipt of all necessary governmental, regulatory and third party approvals and the absence of an injunction prohibiting consummation of the equity investment

     - the absence of notice from Nasdaq to the effect that the common shares would not be eligible for listing on Nasdaq as a result of the Yucaipa equity investment

     - the continuing accuracy of the other's representations and warranties and the performance by the other of its obligations under the Securities Purchase Agreement.

     In addition, Yucaipa's obligations are conditioned on the absence of a material adverse change in Cyrk.

TERMINATION

     The Securities Purchase Agreement is terminable by either Cyrk or Yucaipa

     - by mutual consent

     - if the closing has not occurred by February 15, 2000

     - if approval by our stockholders of (1) the issuance of the convertible preferred stock and warrant and (2) the election of Yucaipa's three designees to our Board has not occurred by February 15, 2000

     - upon a material breach by the other party, and

     - upon a permanent injunction prohibiting the transaction.

FEES AND EXPENSES

     If Yucaipa is not in material breach of the Securities Purchase Agreement and:

     - we breach our obligation to call a stockholders meeting to approve the issuance of the convertible preferred stock and the warrant, and within 12 months we sign an agreement to sell our assets or securities that would represent at least 23% of our market capitalization;

     - a third party makes a takeover proposal to acquire assets or securities representing at least 10% of our market capitalization, our stockholders fail to approve the issuance of the convertible preferred stock and the warrant to Yucaipa and within 12 months we sign an agreement to sell our assets or securities that would represent at least 23% of our market capitalization;

     - we breach our "no-shop" covenant (described under "Other Covenants") and a third party makes a takeover proposal; or

     - we terminate the Securities Purchase Agreement to accept, as determined in good faith by the Board or a special committee of outside directors of the Board, a superior proposal that represents at least 25% of our market capitalization.

then, we are obligated to pay Yucaipa a fee of $3.5 million and reimburse its expenses up to $1.2 million.

     If the Securities Purchase Agreement is terminated for any other reason, other than for a material breach by Yucaipa, we shall reimburse Yucaipa for its expenses up to $1.7 million.

     In the event the equity investment closing occurs, we have agreed to pay the customary costs and expenses incurred by Yucaipa in connection with the equity investment, including reasonable fees and expenses of financial consultants, accountants and counsel up to $2.2 million.

VOTING AGREEMENT AND TERMINATION AGREEMENT

     In order to induce Yucaipa to enter into the Securities Purchase Agreement with us, Patrick Brady, Allan Brown, Greg Shlopak and Eric Stanton entered into a Voting Agreement with Yucaipa. Together, these stockholders beneficially own an estimated 31% of our outstanding shares of common stock entitled to vote at the Special Meeting.

     Under the Voting Agreement, Messrs. Brady, Brown, Shlopak and Stanton have agreed to vote all of their shares of common stock to (1) approve the issuance of the convertible preferred shares and the warrant to Yucaipa and (2) elect three nominees of Yucaipa as directors to our Board. In addition, subject to certain exceptions, Messrs. Brady, Brown and Stanton have agreed not to sell any of their shares of common stock until our 2001 Annual Meeting and Mr. Shlopak has agreed not to sell more than 30% of his shares of common stock prior to the Special Meeting.

     In addition, in order to induce Yucaipa to enter into the Securities Purchase Agreement, we entered into a Termination Agreement with Messrs. Brady, Brown, Shlopak and Stanton. Under the Termination Agreement, we agreed with Messrs. Brady, Brown, Shlopak and Stanton to terminate a Shareholders Agreement among us and them, dated June 9, 1997, as amended. The termination of this Shareholders Agreement will take effect as of the equity investment closing. The Shareholders Agreement provides that if any party to the agreement is nominated to our Board at a meeting to elect directors, then all of the other parties to the agreement will vote their shares at such meeting to elect that person to the Board. In addition, the agreement provides Mr. Stanton with a right to be named to our Board which he has agreed not to exercise unless the Securities Purchase Agreement terminates.

REGISTRATION RIGHTS AGREEMENT

     Pursuant to the Securities Purchase Agreement, we will enter into a Registration Rights Agreement with Yucaipa whereby Yucaipa will have certain registration rights with respect to the resale of (1) their shares of common stock issuable upon conversion of the convertible preferred stock issued at the equity investment closing or exercisable under the warrant and (2) the warrant. Yucaipa will be granted an unlimited number of these so-called demand registration rights to require us to use our best efforts to register the resale of these securities, however, Yucaipa must sell in each demand registration at least the greater of 1,000,000 shares of common stock or the remaining number of shares of our common stock then held by Yucaipa. If Yucaipa requests that we register the warrant, we have the right to redeem the warrant at the market value of the underlying shares of common stock.

     In addition, if we register the resale of shares of common stock for our own account or for the account of other stockholders, we may also have to include in the registration shares held by Yucaipa. Yucaipa has an unlimited amount of these so-called piggyback rights.

MANAGEMENT AGREEMENT

     Pursuant to the Securities Purchase Agreement, we will enter into a Management Agreement with The Yucaipa Companies whereby Yucaipa will provide us with management and financial consultation services in exchange for an annual fee of $500,000 per year. In addition, under the agreement, we will pay Yucaipa a consulting fee equal to one percent of the total purchase price for any acquisition or disposition transactions by us in which Yucaipa provides consultation to us. We will also reimburse Yucaipa up to $500,000 per year for all of its reasonable out-of-pocket expenses incurred in connection with the performance of its duties under the Management Agreement. The term of the Management Agreement is for five years, with automatic renewals for successive five year terms at the end of each year unless either we or Yucaipa elect not to renew. Upon a change of control of Cyrk, or a termination of the Management Agreement by Cyrk other than for cause, Yucaipa shall be entitled to receive a lump sum payment equal to amounts payable under the Management Agreement for the remainder of the term, discounted to present value.

EMPLOYMENT AGREEMENTS

     In order to induce Yucaipa to enter into the Securities Purchase Agreement, we entered into employment agreements with Allan Brown and Patrick Brady. These agreements are effective as of the equity investment closing and provide that Messrs. Brady and Brown shall serve as our Co-Chief Executive Officers and Co-Presidents. The term of Mr. Brady's agreement is for three years and the term of Mr. Brown's agreement is also for three years with a two year extension option at the election of Mr. Brown.

     Under Mr. Brady's employment agreement, he shall receive a base salary of $600,000 per annum plus an annual bonus equal to $26,666.66 for each percentage point by which our actual earnings before interest, taxes, depreciation and amortization, or EBITDA, for a given fiscal year exceeds 85% of our targeted or projected EBITDA for such fiscal year. The maximum annual bonus Mr. Brady may earn under the agreement is $480,000. Mr. Brady shall also be entitled to receive from us all fringe benefits eligible to our executive officers, reimbursement of reasonable business-related and certain other expenses and a $2 million line of credit to be secured by his shares of common stock. In addition, we agree to maintain his split dollar insurance policies as currently in effect, but shall not be obligated to pay annual premiums under these insurance policies of more than $80,000 per year. See "Insurance Arrangements." So long as Mr. Brady's employment with us is not terminated for cause, we also agree to forgive a loan to him with an outstanding balance of $78,525.

     Under Mr. Brown's employment agreement, he shall receive a base salary of $750,000 per annum plus an annual bonus equal to 2.133% of his annual salary for each percentage point by which our actual EBITDA for a given fiscal year exceeds 85% of our targeted or projected

EBITDA for such year. The maximum annual bonus Mr. Brown may earn under the agreement is equal to 32% of his base salary. Mr. Brown shall also receive a signing bonus equal to $2.25 million which shall be proportionately reimbursed to us if his employment terminates prior to the fifth anniversary of the equity investment closing for any reason other than termination by us without cause or by Mr. Brown for good reason. Mr. Brown shall also be entitled to receive from us all fringe benefits eligible to our executive officers, reimbursement of reasonable business-related and certain other expenses and a $2 million line of credit to be secured by his shares of common stock. In addition, we agree to maintain his split dollar insurance policies as currently in effect and, so long as his employment with us is not terminated for cause, forgive a loan to him with an outstanding principal balance of $575,000.

     Pursuant to the agreements, upon a change of control of Cyrk, Messrs. Brady and Brown will be entitled to severance benefits and termination rights at least as favorable as those that we have provided any of our executive officers during the term of their employment agreements. In addition, if the employment of Messrs. Brady or Brown is terminated by us without cause or by one of them for good reason, then Messrs. Brady or Brown, as the case may be, is entitled to receive an amount equal to the present value of his base salary and bonus (assuming an average of his bonus for the previous two years) for, in the case of Mr. Brady, the remainder of the employment term plus two years, or in the case of Mr. Brown, the greater of the remainder of his employment term or one year.

     Both agreements contain customary non-competition and non-solicitation provisions.

INFORMATION REGARDING YUCAIPA

     Yucaipa is a private investment firm that has historically specialized in investing in and operating companies in food, distribution and technology-related businesses. Based in Los Angeles, Yucaipa was founded in 1986 by Ronald W. Burkle.

     Since its inception, Yucaipa has organized and completed 16 mergers and acquisitions with an aggregate transaction value of approximately $30 billion.

     Recently, Yucaipa has made a commitment to devote substantial capital and effort to the Internet and technology fields and has made numerous investments in Internet related companies including CheckOut.com, an Internet venture specializing in E-commerce.

     Yucaipa has established a successful track record of acquiring, integrating and increasing the cash flow of the companies it controls or manages, and has produced substantial investment returns on each of its realized investments.

OPINION OF FINANCIAL ADVISOR

     Bear Stearns has acted as our financial advisor in connection with Yucaipa's proposed investment. As part of its engagement, Bear Stearns rendered an opinion to the Board of Directors of Cyrk and a special committee of outside directors to the effect that the $25 million purchase price to be received by Cyrk for the convertible preferred stock and the warrant is fair, from a financial point of view, to Cyrk.

     The full text of the Bear Stearns opinion, dated September 1, 1999, which sets forth, among other things, assumptions made, matters considered and limitations on the review undertaken, is attached as Exhibit D and is incorporated herein by reference. The stockholders are urged to read the Bear Stearns opinion in its entirety.

     The fees paid to date to Bear Stearns have been a retainer fee of $50,000 and an aggregate of $66,620 in monthly fees and expenses. In addition, a fee of $600,000 is payable to Bear Stearns for the delivery of its opinion. A fee of $1.5 million less all of the fees previously paid to Bear Stearns in connection with this matter will be payable to it upon consummation of the equity investment. We also have agreed to reimburse Bear Stearns for its reasonable out-of-pocket expenses incurred in connection with rendering financial advisory services, including fees and disbursements of its legal counsel. Additionally, we have agreed to indemnify Bear Stearns and its directors, officers, agents, employees and controlling persons, for certain costs, expenses, losses, claims, damages and liabilities related to or arising out of its rendering of services under its engagement as financial advisor.

     Bear Stearns is an internationally recognized investment banking firm and, as part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes.

TERMS OF PREFERRED STOCK

     The terms of the Series A Senior Cumulative Participating Convertible Preferred Stock to be issued to Yucaipa are summarized below. The following description does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation for the convertible preferred stock, a copy of which is attached as Exhibit B.

DIVIDENDS

     The holders of the issued and outstanding convertible preferred stock shall be entitled to receive, at our election, a cash or payment-in-kind dividend on each issued and outstanding share of convertible preferred stock equal to 4% of the base liquidation preference for each share, or $1,000, payable quarterly. These dividends shall be prior and in preference to the payment of any dividend on our common stock. No fractional shares of the convertible preferred stock will be issued. In addition, the holders of the convertible preferred stock shall be entitled to participate, on an as converted basis, with any cash dividends declared upon shares of our common stock.

     We are currently limited by our existing credit facilities as to the amount of dividends we may declare, and do not plan to pay any dividends in the foreseeable future other than the dividends required to be paid by us pursuant to the terms of the convertible preferred stock.

LIQUIDATION RIGHTS

     In the event of any liquidation, dissolution or winding up of Cyrk, whether voluntary or involuntary, each share of convertible preferred stock will be entitled to receive, out of funds and assets that may be legally distributed to our stockholders, prior and in preference to any payment or distribution of any legally available funds or assets on any shares of our common stock or any other class or series of our capital stock, an amount per share equal to $1,000 plus all accrued but unpaid dividends on such share of convertible preferred stock plus (1) (a) 7.5% of the amount of our retained earnings that exceeds $75 million less (b) the aggregate amount of any cash dividends paid on the common stock which are not in excess of the amount of dividends paid on the convertible preferred stock, divided by (2) the total number of convertible preferred shares outstanding as of such date (the "adjusted liquidation preference"). If the legally available funds and assets are insufficient to permit payment to the holders of the convertible preferred stock of their full adjusted liquidation preference, they shall be distributed pro rata according to the number of convertible preferred shares held by each holder.

VOTING RIGHTS

     Except as otherwise expressly provided in the Certificate of Designation, the holders of the convertible preferred stock shall vote as a single class with the holders of our common stock with each share of convertible preferred stock entitled to one vote for each share of common stock issuable upon conversion of the convertible preferred stock on the relevant record date.

     We will not, without the written consent of the holders of at least 50% of the outstanding shares of the convertible preferred stock:

     - issue any securities senior to, or in parity with, the convertible preferred stock;

     - issue any securities junior to the convertible preferred stock, unless such securities vote as a single class with the common stock and the convertible preferred stock;

     - amend the Certificate of Designation in any manner that adversely affects the specified rights, preferences, privileges or voting rights of the holders of the convertible preferred stock; and

     - authorize the issuance of any additional convertible preferred shares other than as contemplated by the warrant or the Certificate of Designation.

REDEMPTION RIGHTS

     Under the circumstances described below, all or a portion of the convertible preferred stock may be redeemed by us at a price equal to the adjusted liquidation preference of each share, subject to the prior right of the holder to convert the shares to common stock.

     At our option, if the average closing prices of our common stock have exceeded $12.00 for sixty consecutive trading days on or after the third anniversary of the equity investment closing, all or a portion of the convertible preferred stock may be redeemed.

     At our option, all or a portion of the convertible preferred stock may be redeemed on or after the fifth anniversary of the equity investment closing.

     At the option of the holder, all of such holder's convertible preferred stock may be redeemed at a price per share equal to 101% of the adjusted liquidation preference for each share at any time on or after (1) the acquisition of a third party of more than 20% of the combined voting power of our equity securities and either a representative of such person is elected to the Board without the support of at least 5/7 of the members of the Board or a nominee of Yucaipa is not elected to the Board or (2) the acquisition of a third party of more than 50% of the combined voting power of our equity securities.

CONVERSION RIGHTS

     Each share of convertible preferred stock issued at the equity investment closing is convertible, at the option of the holder, into the amount of our common stock equal to the sum of $1,000 plus all accrued and unpaid dividends, divided by $8.25. The 25,000 convertible preferred shares to be issued at the equity investment closing shall be initially convertible into 3,030,303 shares of our common stock.

     The convertible preferred shares are subject to customary anti-dilution protection.

TERMS OF THE WARRANT

     The terms of the warrant to be issued to Yucaipa are summarized below. The following description does not purport to be complete and is qualified in its entirety by reference to the warrant, a copy of which is attached as Exhibit C.

     The warrant is exercisable for 15,000 convertible preferred shares for an aggregate purchase price of $15 million. Each share of convertible preferred stock issued upon exercise of the warrant is convertible, at the option of the holder, into the amount of our common stock equal to the sum of $1,000 plus all accrued and unpaid dividends, divided by $9.00. The shares purchasable under the warrant are initially convertible into 1,666,666 shares of our common stock. The warrant will expire upon the earlier to occur of (1) the time when it has been exercised for all of the 15,000 convertible preferred shares and (2) five years from the date of the equity investment closing.

     The convertible preferred shares purchasable under the warrant are subject to customary anti-dilution protection.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     In order to induce Yucaipa to enter into the Securities Purchase Agreement, we agreed to enter into employment agreements with each of Patrick Brady and Allan Brown, pursuant to which Messrs. Brady and Brown will be our Co-Chief Executive Officers and Co-Presidents as of the equity investment closing. The agreements become effective only upon the closing of the equity investment by Yucaipa. See "Employment Agreements."

     In addition, in order to apprise the Board of Directors of a potential conflict of interest arising from the transactions contemplated by the Securities Purchase Agreement, Ted L. Axelrod and Dominic F. Mammola have informed us that they believe that the transactions contemplated by the Securities Purchase Agreement constitute "good reason" under their respective Severance Agreements with us, thereby entitling them to terminate their employment and receive severance benefits from us. See "Severance, Change of Control and Employment Agreements."

ANTI-TAKEOVER IMPLICATIONS OF EXISTING CHARTER DOCUMENTS

     Our certificate of incorporation provides for the Board to be divided into three classes, as nearly equal in number as possible, serving staggered terms. Approximately one-third of the Board will be elected each year. A classified board could prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of the Board until the second annual stockholders meeting following the date the acquiror obtains the controlling stock interest. It could also have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of us, and could increase the likelihood that incumbent directors will retain their positions.

     Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Additionally, our certificate of incorporation and bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called pursuant to a resolution adopted by a majority of the Board of Directors, or by our Chairman, Chief Executive Officer or President. Our certificate of incorporation also provides that directors may be removed at any annual meeting or special meeting of stockholders only for cause and only by the affirmative vote of the holders of at least a majority of our capital stock entitled to vote at such meeting. These provisions could also have the effect of discouraging a potential acquiror from attempting to obtain control of us.

     Our certificate of incorporation provides that the affirmative vote of holders of at least 66 2/3% of the total votes eligible to be cast in the election of directors is required to amend, alter, change or repeal certain of its provisions. This requirement of a super-majority vote to approve amendments to the certificate of incorporation could enable a minority of our stockholders to exercise veto power over any such amendments.

NO APPRAISAL RIGHTS

     Under Delaware law, our stockholders are not entitled to any rights of appraisal in connection with the approval or the consummation of the Yucaipa equity investment.

                        PROPOSALS NUMBER TWO AND THREE:

                             ELECTION OF DIRECTORS

     Our certificate of incorporation provides that the number of directors shall be determined from time to time by the Board of Directors (but shall be no less than three and no more than fifteen) and that the Board shall be divided into three classes. On November 20, 1998, the Board of Directors increased its size from five to seven members, and named Ted L. Axelrod, one of our Executive Vice Presidents, a Class III director and Dominic F. Mammola, one of our Executive Vice Presidents and our Chief Financial Officer, a Class I director. Effective December 31, 1998, Louis Marx, Jr. resigned as a director. Contingent upon the closing of the Yucaipa equity investment, Patrick D. Brady, Joseph Anthony Kouba and Dominic F. Mammola will resign from their classes on the Board, and Joseph W. Bartlett, Patrick D. Brady, Allan I. Brown, Ronald W. Burkle, Joseph Anthony Kouba, Richard Wolpert and George Golleher will be the directors of Cyrk in the classes shown on the table below. If we do not receive stockholder approval for the Yucaipa equity investment or the Yucaipa investment does not otherwise close, then the Board has resolved to decrease its size to five members, and Ted L. Axelrod shall be the only nominee up for election.

     The newly-elected directors will hold office for terms expiring in the years shown in the table (either one, two or three year terms) and until their successors are elected and qualified. The nominees have expressed their intention to serve if re-elected or elected, as the case may be. Should any nominee become unavailable to serve when elected, the proxy holders may vote each proxy (unless authority to vote has been withheld for such nominee) for the election of any other person the Board of Directors may recommend. The proxy solicited by this Proxy Statement cannot be voted for a greater number of persons than the nominees named in this Proxy Statement.

BOARD OF DIRECTORS IF THE YUCAIPA EQUITY INVESTMENT IS APPROVED AND CLOSES

     If the Yucaipa equity investment is approved and closes, our nominees and continuing directors are the following individuals, and this table sets forth their ages, the year in which each individual was first elected a director and the year his term expires:

                 NAME                   AGE   CLASS   YEAR TERM EXPIRES   DIRECTOR SINCE
                 ----                   ---   -----   -----------------   --------------
Joseph W. Bartlett....................  65       I          2000               1993
Patrick D. Brady (nominee)............  43     III          2002               1990
Allan I. Brown (nominee)..............  58       I          2000                 --
Ronald W. Burkle (nominee)............  46      II          2001                 --
Joseph Anthony Kouba (nominee)........  51     III          2002               1997
George Golleher (nominee).............  51      II          2001                 --
Richard Wolpert (nominee).............  37      II          2001                 --

BOARD OF DIRECTORS IF THE YUCAIPA EQUITY INVESTMENT IS NOT APPROVED OR OTHERWISE DOES NOT CLOSE

     If the Yucaipa equity investment is not approved or does not otherwise close, our nominees and continuing directors are the following individuals, and this table sets forth their ages, the year in which each individual was first elected a director and the year his term expires:

                                                             YEAR TERM
                    NAME                       AGE   CLASS    EXPIRES    DIRECTOR SINCE
                    ----                       ---   -----   ---------   --------------
Ted L. Axelrod (nominee).....................  43     III      2002           1998
Joseph W. Bartlett...........................  65       I      2000           1993
Patrick D. Brady.............................  43      II      2001           1990
Joseph Anthony Kouba.........................  51      II      2001           1997
Dominic F. Mammola...........................  42       I      2000           1998

BUSINESS HISTORY OF DIRECTORS AND THE NOMINEES

     MR. AXELROD joined us in 1995 to direct our corporate strategy and development efforts. He was elected Executive Vice President in September 1997 and to the Board of Directors in November 1998. From August 1987 to July 1995, Mr. Axelrod held various positions including Managing Director and Head of Mergers and Acquisitions at BNY Associates, Incorporated, an investment banking subsidiary of The Bank of New York Company, Inc. (formerly BNE Associates, Inc., a subsidiary of The Bank of New England, N.A.).

     MR. BARTLETT has been a partner in the law firm of Morrison & Foerster LLP since March 1996. He was a partner in the law firm of Mayer, Brown & Platt from July 1991 until March 1996. From 1969 until November 1990, Mr. Bartlett was a partner of, and from November 1990 until June 1991 he was of counsel to, the law firm of Gaston & Snow. Mr. Bartlett served as under secretary of the United States Department of Commerce from 1967 to 1968 and as law clerk to the Chief Justice of the United States in 1960.

     MR. BRADY is one of our founders and has served as one of our directors since our incorporation in 1990. Mr. Brady was our Chief Operating Officer and Treasurer from May 1990 until May 1993, and served as our Chief Financial Officer from May 1993 to September 1994. Mr. Brady was elected our President and Chief Operating Officer in May 1993. He was elected our Chief Executive Officer in December 1998. Mr. Brady is a party to a Shareholders Agreement, dated June 9, 1997, as amended, with us, Gregory Shlopak, Allan Brown and Eric Stanton. Pursuant to the agreement, each of Messrs. Shlopak, Brown and Stanton agree that if

Mr. Brady has been nominated to be a director at a meeting to elect our directors, Messrs. Shlopak, Brown and Stanton shall vote all of their shares to elect Mr. Brady as a director. In addition, Mr. Brady is party to a Voting Agreement with Yucaipa and Messrs. Brown, Stanton and Shlopak, pursuant to which Mr. Brady has agreed to vote all of his shares to approve the Yucaipa equity investment and to elect Yucaipa's nominees to our Board.

     MR. BROWN has been the Chief Executive Officer of Simon Marketing, Inc., our subsidiary, since November of 1975. Mr. Brown is also a member of the Board of Directors of the Special Olympics. Mr. Brown is a party to a Shareholders Agreement, dated June 9, 1997, as amended, with us, Gregory Shlopak, Patrick Brady and Eric Stanton. Pursuant to the agreement, each of Messrs. Shlopak, Brady and Stanton agree that if Mr. Brown has been nominated to be a director at a meeting to elect our directors, Messrs. Shlopak, Brady and Stanton shall vote all of their shares to elect Mr. Brown as a director. In addition, Mr. Brown is party to a Voting Agreement with Yucaipa and Messrs. Brady, Stanton and Shlopak, pursuant to which Mr. Brown has agreed to vote all of his shares to approve the Yucaipa equity investment and to elect Yucaipa's nominees to our Board.

     MR. BURKLE is the founder of Yucaipa. He is a member of the Board and Chairman of the Executive Committee of The Kroger Company and a member of the Boards of Kaufman & Broad and Occidental Petroleum Corporation. He also serves as Chairman of the Board of D.A.R.E. (Drug Abuse Resistance Education) America; member of the Executive Board for the Medical Sciences at UCLA; Co-Chairman of the Center of International Relations at UCLA; trustee of the National Urban League; and founder and Chairman of the Board of Trustees of the Ralphs/Food 4 Less Foundation.

     MR. GOLLEHER served as President and Chief Operating Officer of Fred Meyer, Inc. from March 1998 to June 1999, and also served as a member of its Board of Directors. Mr. Golleher has served as Chief Executive Officer of Ralphs Grocery Company since January 1996 and was Vice Chairman from June 1995 to January 1996. He was a director of Food 4 Less Supermarkets since its inception in 1989 and was the President and Chief Operating Officer of Food 4 Less Supermarkets from January 1990 until its merger with Ralphs Grocery Company in June 1995. Mr. Golleher also serves as a director of American Restaurant Group and Prandium, Inc.

     MR. KOUBA was elected to the Board of Directors on April 4, 1997. Since 1980, Mr. Kouba has served as the President and a director of Highwood Properties, Inc. (formerly known as Cloverleaf Group, Inc.), a company which is engaged in the real estate investment business. Additionally, since 1998, Mr. Kouba has been a principal of Summit Media LLC, a provider of outdoor advertising services.

     MR. MAMMOLA has served as our Chief Financial Officer since 1994. He was elected an Executive Vice President in September 1997 and to the Board of Directors in November 1998. From April 1987 to June 1994, Mr. Mammola was the Chief Financial Officer of Papa Gino's, Inc., a restaurant chain.

     MR. WOLPERT is a partner at Yucaipa in charge of Internet and technology ventures. Before joining Yucaipa, Mr. Wolpert served as president of Disney Online from 1996-1998. From 1984-1997 Mr. Wolpert founded and developed several technology companies including After Hours Software, Chance Technologies, Bit Jugglers and Mind Over Technology. Mr. Wolpert serves as a member of the board of directors of Andromedia Inc., CheckOut.com, Game Spy Industries and Scour.net

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR.

MEETINGS OF THE BOARD AND ITS COMMITTEES

     During 1998, the Board of Directors held meetings in February, May, June, October and November of 1998, all of which were attended by each director. The only standing committees of the Board are the Audit Committee and the Compensation Committee.

THE AUDIT COMMITTEE

     The Audit Committee (comprised of Mr. Bartlett and through February 5, 1998, Mr. Marx; and effective February 6, 1998, Mr. Kouba) reviews our system of internal controls, recommends the appointment of the our independent auditors, and periodically reviews their services. There was one meeting held by the Audit Committee during 1998.

THE COMPENSATION COMMITTEE

     The Compensation Committee (comprised of Mr. Bartlett and Mr. Kouba) reviews and determines compensation payable to our officers and administers our stock plans. There were two meetings held by the Compensation Committee during 1998. In addition, the Committee transacted certain business through written consents.

DIRECTORS' COMPENSATION

     Directors who are also employees receive no compensation for their services on the Board. Directors who are not employees receive $1,000 for each Board meeting they attend in person and are also reimbursed for reasonable out-of-pocket expenses incurred in attending such meetings. In addition, on March 31 of each year, non-employee directors are granted a stock option covering 5,000 shares of our common stock that vests in two equal installments on each of the first and second anniversaries of the date of grant. Grants to non-employee directors are made out of our 1993 Omnibus Stock Option Plan. We may also provide additional compensation to our non-employee directors for special assignments performed from time to time. In February 1999, we granted stock options for 30,000 and 20,000 shares, respectively, to Joseph W. Bartlett and Joseph Anthony Kouba for special assignments performed by them in 1998. The options vest in two equal installments on each of the first and second anniversaries of the date of grant. Additionally, in consideration for their services as members of the special committee of outside directors, we have agreed to pay each of Messrs. Bartlett and Kouba $400 per hour for their time spent working in such capacity. To date, the payments have totaled $26,900 and $27,500 to Mr. Bartlett and Mr. Kouba, respectively.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth certain information regarding beneficial ownership of our common stock at September 30, 1999. Except as otherwise indicated in the footnotes, we believe that the beneficial owners of our common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to the shares of our common stock shown as beneficially owned by them.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth each person known by us (other than directors, nominees and executive officers) to own beneficially 5% or more of the outstanding common stock.

                  NAME AND ADDRESS                     NUMBER OF SHARES   PERCENTAGE
               OF BENEFICIAL OWNER(1)                  OF COMMON STOCK     OF CLASS
               ----------------------                  ----------------   ----------
Franklin Resources, Inc.(2)..........................     1,187,400          7.5%
  777 Mariners Island Boulevard,
  6th Floor
  San Mateo, CA 94404
The Equitable Companies Incorporated(3)..............     1,158,700          7.4%
  1290 Avenue of the Americas
  New York, NY 10104
Eric Stanton(4)......................................     1,148,023          7.3%
  c/o Simon Marketing, Inc.
  Evergo House
  38 Gloucester Road
  Wanchai
  Hong Kong
H. Ty Warner(5)......................................     1,075,610          6.8%
  P.O. Box 5377
  Oak Brook, IL 60522
Heartland Advisors, Inc.(6)..........................     1,050,700          6.7%
  790 North Milwaukee Street
  Milwaukee, WI 53202
Dimensional Fund Advisors Inc.(7)....................       845,500          5.4%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

---------------
(1) The number of shares beneficially owned by each stockholder is determined in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock that the stockholder has sole or shared voting or investment power and any shares of common stock that the stockholder has a right to acquire within sixty (60) days after September 30, 1999 through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of common stock.

(2) The information concerning this holder is based solely on information contained in filings it has made with the Securities and Exchange Commission pursuant to Sections 13(d) and 13(g) of the Securities Exchange Act of 1934. The shares are beneficially owned by one or more investment companies or other managed accounts which are advised by investment advisor subsidiaries of Franklin Resources, Inc. and grant the Franklin Resources subsidiaries sole voting power and sole dispositive power as to all of the shares. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of Franklin Resources and are the principal stockholders of Franklin Resources.

(3) The information concerning this holder is based solely on information contained in filings it has made with the Securities and Exchange Commission pursuant to Sections 13(d) or 13(g) of the Securities Exchange Act of 1934. The Equitable Companies Incorporated is the parent holding company of Alliance Capital Management L.P., a registered investment advisor which is deemed to have sole voting power as to 812,700 of these shares and sole dispositive power as to 1,157,700 of these shares. Alliance indicates that it acquired the shares solely for investment purposes on behalf of client discretionary investment advisory accounts. A majority interest in the Equitable Companies is owned beneficially by AXA (9 Place Vendome, 75001, Paris, France), and a group of four French mutual funds located in Paris, France beneficially owns a majority interest in AXA.

(4) Eric Stanton, as trustee of the Eric Stanton Self-Declaration of Revocable Trust, has the sole power to vote, or to direct the vote of, and the sole power to dispose, or to direct the disposition of, 1,148,023 shares. Mr. Stanton, as trustee of the Eric Stanton Self-Declaration of Revocable Trust, is a party to a Shareholders Agreement dated June 9, 1997, as amended, with us, Allan Brown, Gregory Shlopak and Patrick Brady, pursuant to which he may be deemed to have shared voting power over 5,012,380 shares for the purpose of electing certain directors and may be deemed to be a member of a "group" for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. In addition, Mr. Stanton is a party to a Voting Agreement, dated September 1, 1999, with Yucaipa and Messrs. Brown, Brady and Shlopak, pursuant to which he may be deemed to have shared voting power over 5,012,380 shares for the purpose of approving the Yucaipa equity investment in us and the election of certain directors, and may be deemed to be a member of a "group" for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. Mr. Stanton expressly disclaims beneficial ownership of any shares except for the 1,148,023 shares as to which he possesses sole voting and dispositive power.

(5) Includes 100,000 shares issuable pursuant to a warrant which is currently exercisable.

(6) The information concerning this holder is based solely on information contained in filings it has made with the Securities and Exchange Commission pursuant to Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended. Heartland Advisors, Inc. is a registered investment advisor, and has indicated that it has the sole power to dispose, or to direct the disposition of, all of the shares.

(7) The information concerning this holder is based solely on information contained in filings it has made with the Securities and Exchange Commission pursuant to Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended. Dimensional Fund Advisors Inc. is a registered investment advisor for four investment companies and also serves as investment manager to certain other investment vehicles. In its roles as investment advisor and investment manager, Dimensional has the sole power to vote, or to direct the vote of, and the sole power to dispose, or direct the disposition of, all of the shares. Dimensional disclaims beneficial ownership of all of the shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information at September 30, 1999 regarding the beneficial ownership of our common stock (including common stock issuable upon the exercise of stock options exercisable within 60 days of September 30,
1999) by each director and nominee, each executive officer named in the Summary Compensation Table, and by all of our directors, nominees and executive officers as a group.

NAME AND ADDRESS                                             NUMBER OF SHARES   PERCENTAGE OF
OF BENEFICIAL OWNER(1)                                       OF COMMON STOCK        CLASS
----------------------                                       ----------------   -------------
Patrick D. Brady(2).......................................     1,448,933            9.2%
Gregory P. Shlopak(3).....................................     1,277,400            8.1%
Allan I. Brown(4).........................................     1,148,023            7.3%
Terry B. Angstadt(5)......................................        61,270              *
Ted L. Axelrod(6).........................................        40,620              *
Dominic F. Mammola(7).....................................        34,732              *
Joseph W. Bartlett(8).....................................        27,500              *
Joseph Anthony Kouba(9)...................................         2,500              *
Ronald W. Burkle..........................................            --              *
George Golleher...........................................            --              *
Richard Wolpert...........................................            --              *
All directors, nominees and executive officers as a group
  (eleven persons)(10)....................................     4,040,978           25.2%

---------------
 *   Represents less than 1%.

 (1) The address of each of the directors and executive officers is c/o Cyrk, Inc., 21 Pond Road, Gloucester, Massachusetts 01930. The number of shares beneficially owned by each stockholder is determined in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock that the stockholder has sole or shared voting or investment power and any shares of common stock that the stockholder has a right to acquire within sixty (60) days after September 30, 1999 through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of common stock.

 (2) Includes (1) 90,408 shares held by a private charitable foundation as to which Mr. Brady, as trustee, has sole voting and dispositive power and (2) 153,333 shares issuable pursuant to stock options exercisable within 60 days of September 30, 1999. Mr. Brady is a party to Shareholders Agreement, dated June 9, 1997, as amended, with us, Allan Brown, Eric Stanton, as trustee of the Eric Stanton Self Declaration of Revocable Trust, and Gregory Shlopak, pursuant to which he may be deemed to have shared voting power over 5,012,380 shares for the purpose of electing certain directors and may be deemed to be a member of a "group" for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. In addition, Mr. Brady is party to a Voting Agreement, dated September 1, 1999, with Yucaipa Toys, L.P., Eric Stanton, Allan Brown and Gregory Shlopak, pursuant to which he may be deemed to have shared voting power over 5,012,380 shares for the purpose of approving the Yucaipa equity investment into us and the election of certain directors, and may be deemed to be a member of a "group" for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. Mr. Brady expressly disclaims beneficial ownership of any shares except for the 1,448,934 shares as to which he possesses sole dispositive and voting power.

 (3) Includes 84,401 shares held by a private charitable foundation as to which Mr. Shlopak, as trustee, has sole voting and dispositive power. Mr. Shlopak is a party to Shareholders Agreement dated June 9, 1997, as amended, with us, Allan Brown, Eric Stanton, as trustee of the Eric Stanton Self Declaration of Revocable Trust, and Patrick Brady pursuant to which he may be deemed to have shared voted power over 5,012,380 shares for the purpose of electing certain directors and may be deemed to be a member of a "group" for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. Mr. Shlopak is a party to a Voting Agreement, dated September 1, 1999, with Yucaipa and Patrick Brady, Allan Brown and Eric Stanton, pursuant to which he may be deemed to have share voting power over 5,012,380 shares for the purpose of approving the Yucaipa equity investment in us and the election of certain directors, and he may be deemed to be a member of a "group" for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. Mr. Shlopak expressly disclaims beneficial ownership of any shares except for the 1,267,400 shares as to which he possesses sole dispositive and voting power.

 (4) Allan Brown has the sole power to vote, or to direct the vote of, and the sole power to dispose, or to direct the disposition of, 1,148,023 shares. Mr. Brown is party to a Shareholders Agreement, dated June 9, 1997, as amended, with us, Eric Stanton, as trustee of the Eric Stanton Self Declaration of Revocable Trust, Gregory Shlopak and Patrick Brady, pursuant to which he may be deemed to have shared voting power over 5,012,380 shares for the purpose of electing certain directors and may be deemed to be a member of a "group" for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. In addition, Mr. Brown is party to a Voting Agreement, dated September 1, 1999, with Yucaipa Eric Stanton, Patrick Brady and Gregory Shlopak, pursuant to which he may be deemed to have shared voting power over 5,012,380 shares for the purpose of approving the Yucaipa equity investment into us and the election of certain directors, and may be deemed to be a member of a "group" for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. Mr. Brown expressly disclaims beneficial ownership of any shares except for the 1,148,023 shares as to which he possesses sole voting and dispositive power.

 (5) Includes 56,882 shares issuable pursuant to stock options exercisable within 60 days of September 30, 1999.

 (6) The 40,620 shares are issuable pursuant to stock options exercisable within 60 days of September 30, 1999.

 (7) Includes 33,979 shares issuable pursuant to stock options exercisable within 60 days of September 30, 1999.

 (8) The 27,500 shares are issuable pursuant to stock options exercisable within 60 days of September 30, 1999.

 (9) The 2,500 shares are issuable pursuant to stock options exercisable within 60 days of September 30, 1999.

(10) Includes (1) 74,401 shares held by a private charitable foundation as to which Mr. Shlopak, as trustee, has sole voting and dispositive power, (2) 90,408 shares held by a private charitable foundation as to which Mr. Brady, as trustee, has sole voting and dispositive power and (3) a total of 314,814 shares issuable pursuant to stock options exercisable within 60 days of September 30, 1999.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation we paid or accrued for services rendered in 1998, 1997 and 1996, respectively, by our Chief Executive Officer and our other four executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                ANNUAL COMPENSATION                COMPENSATION AWARD
                                        ------------------------------------    ------------------------
                                                                   OTHER        RESTRICTED    SECURITIES
           NAME AND                                                ANNUAL         STOCK       UNDERLYING    ALL OTHER
      PRINCIPAL POSITION        YEAR     SALARY      BONUS      COMPENSATION      AWARDS       OPTIONS     COMPENSATION
      ------------------        ----    --------    --------    ------------    ----------    ----------   ------------
Gregory P. Shlopak............  1998    $300,000          --        --             --               --      $2,751,072(2)
  Former Chief                  1997    $300,000          --        --             --          230,000      $  413,962
  Executive Officer(1)          1996    $300,000          --        --             --               --      $  415,407

Patrick D. Brady..............  1998    $300,000    $250,000        --             --               --      $  252,153(3)
  Chief Executive Officer,      1997    $300,000          --        --             --          230,000      $  253,647
  Chief Operating Officer       1996    $300,000          --        --             --               --      $  257,989
  and President

Terry B. Angstadt.............  1998    $189,999    $ 48,450        --             --           15,000      $   23,124(4)
  Executive Vice President      1997    $185,096    $ 50,000        --             --           55,000      $   27,129
                                1996    $175,000          --        --             --           42,500      $   26,156

Dominic F. Mammola............  1998    $206,346    $125,000        --             --           15,000      $   22,308(5)
  Executive Vice President and  1997    $185,096    $ 50,000        --             --           70,000      $   25,750
  Chief Financial Officer       1996    $166,635    $ 25,000        --             --           10,000      $   22,828

Ted L. Axelrod(6).............  1998    $200,000    $125,000        --             --           15,000      $   15,095(7)
  Executive Vice President      1997    $200,000    $155,000        --             --           27,500      $   17,652

---------------
(1) Effective December 31, 1998 and pursuant to a Severance Agreement with us, Mr. Shlopak resigned as our Chief Executive Officer and Chairman.

(2) Represents (1) $4,800 contributed by us to our 401(k) plan on behalf of Mr. Shlopak, (2) $42,792 in premiums paid by us with respect to the cash surrender value benefit payable to Mr. Shlopak's estate under certain reverse split-dollar life insurance policies, (3) $370,990, such amount representing the benefit to Mr. Shlopak of the payment by us in 1998 of premiums with respect to certain split-dollar life insurance policies, calculated as the present value of an interest-free loan of the premiums to Mr. Shlopak over his present actuarial life expectancy or, in the case of two of the policies which are survivorship policies, the actuarial life expectancy of the later to die of Mr. Shlopak and his wife (See "Insurance Arrangements") and (4) $2,332,490, such amount representing the aggregate value of cash and benefits paid and payable to Mr. Shlopak pursuant to a Severance Agreement between Mr. Shlopak and us, dated December 31, 1998, pursuant to which Mr. Shlopak resigned as our Chief Executive Officer and Chairman.

(3) Represents (1) $4,800 contributed by us to our 401(k) plan on behalf of Mr. Brady, (2) $25,049 in premiums paid by us with respect to the cash surrender value benefit payable to Mr. Brady's estate under certain reverse split-dollar life insurance policies and (3) $222,304, such amount representing the benefit to Mr. Brady of the payment by us in 1998 of premiums with respect to certain split-dollar life insurance policies, calculated as the present value of an interest-free loan of the premiums to Mr. Brady over his present actuarial life expectancy. See "Insurance Arrangements."

(4) Represents (1) $4,800 contributed by us to our 401(k) plan on behalf of Mr. Angstadt and (2) $18,324, the benefit to Mr. Angstadt of the payment by us in 1998 with respect to a split-dollar life insurance policy, calculated as the present value of an interest-free loan of the premiums to Mr. Angstadt over his present actuarial life expectancy. See "Insurance Arrangements."

(5) Represents (1) $4,800 contributed by us to our 401(k) plan on behalf of Mr. Mammola and (2) $17,508, the benefit to Mr. Mammola of the payment by us in 1998 of premiums with respect to a split-dollar life insurance policy, calculated as the present value of an interest-free loan of the premium to Mr. Mammola over his present actuarial life expectancy. See "Insurance Arrangements."

(6) Mr. Axelrod joined us in July 1995 and became an executive officer on September 24, 1997.

(7) Represents (1) $4,800 contributed by us to our 401(k) plan on behalf of Mr. Axelrod and (2) $10,295, the benefit to Mr. Axelrod of the payment by us in 1998 of premiums with respect to a split-dollar life insurance policy, calculated as the present value of an interest-free loan of the premium to Mr. Axelrod over his present actuarial life expectancy. See "Insurance Arrangements."

                     OPTION GRANTS IN THE LAST FISCAL YEAR

     The following table sets forth certain information with respect to stock options granted to each of our executive officers during 1998.

                                                                                                        POTENTIAL REALIZED
                                                                                                         VALUE AT ASSUMED
                                                                                                         ANNUAL RATES OF
                                                                                                           STOCK PRICE
                                                                                                         APPRECIATION FOR
                                                     INDIVIDUAL GRANTS                                    OPTION TERM(4)
                       ------------------------------------------------------------------------------   ------------------
                           NUMBER OF         PERCENT OF TOTAL
                           SECURITIES       OPTIONS GRANTED TO
                           UNDERLYING       EMPLOYEES IN FISCAL
        NAME           OPTIONS GRANTED(1)         YEAR(2)         EXERCISE PRICE(3)   EXPIRATION DATE     5%        10%
        ----           ------------------   -------------------   -----------------   ---------------   -------   --------

Gregory P. Shlopak.              --                 --                     --                --             --         --
Patrick D. Brady.....            --                 --                     --                --             --         --
Terry B. Angstadt....        15,000                4.7%               $10.438            6/5/08        $98,430   $249,480
Dominic F.
  Mammola............        15,000                4.7%               $10.438            6/5/08        $98,430   $249,480
Ted L. Axelrod.......        15,000                4.7%               $10.438            6/5/08        $98,430   $249,480

---------------
(1) These options become exercisable in three equal installments on the first, second and third anniversaries of the date of grant.

(2) Based on an aggregate of 317,750 shares subject to options granted to our employees in 1998.

(3) The exercise price per share of each option was equal to the fair market value of our common stock on the date of grant.

(4) The potential realizable value is calculated based on the term of the option (ten years) at its date of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. However, the optionee will not actually realize any benefit from the option unless the market value of our stock price in fact increases over the the option price.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth for each of our executive officers certain information regarding exercises of stock options during 1998 and stock options held at the end of 1998.

                                                          NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                 SHARES                        UNDERLYING                 IN-THE-MONEY
                                ACQUIRED                   UNEXERCISED OPTIONS             OPTIONS AT
                                   ON        VALUE         AT FISCAL YEAR-END          FISCAL YEAR-END(1)
NAME                            EXERCISE    Realized    Exercisable/Unexercisable   Exercisable/Unexercisable
----                            --------    --------    -------------------------   -------------------------
Gregory P. Shlopak(2).........       --           --                     --                    --
Patrick D. Brady..............       --           --         76,667/153,333                    --
Terry B. Angstadt(3)..........   27,285     $200,000         33,549/ 51,666                    --
Dominic F. Mammola(4).........   27,688     $199,998          5,646/ 61,666                    --
Ted L. Axelrod(5).............   30,214     $199,999         18,953/ 40,833                    --

---------------
(1) This "value" is the difference between the market price of our common stock subject to the options on December 31, 1998 ($7.50 per share) and the option exercise (purchase) price, assuming the options were exercised and the shares sold on that date.

(2) Pursuant to a Severance Agreement between Mr. Shlopak and us dated December 31, 1998, Mr. Shlopak resigned as Chief Executive Officer and Chairman, and all of his options were cancelled.

(3) On May 6, 1998, we purchased from Mr. Angstadt at fair market value stock options held by him exercisable for 27,285 shares.

(4) On May 6, 1998, we purchased from Mr. Axelrod at fair market value stock options held by him exercisable for 30,214 shares.

(5) On May 6, 1998, we purchased from Mr. Mammola at fair market value stock options held by him exercisable for 27,688 shares.

INSURANCE ARRANGEMENTS

     We provide split-dollar life insurance benefits to Messrs. Shlopak and Brady. We have agreed to pay the premiums for (1) two whole life policies on the lives of each of Messrs. Shlopak and Brady and (2) two survivorship policies on the lives of Mr. Shlopak and his wife. We are obligated to pay these premiums whether or not either executive remains employed by us. We have certain rights to borrow against these policies and the right to receive an amount equal to all premiums paid by us not later than upon the death of the insured executive (or, in the case of the survivorship policies, upon the death of the later to die of Mr. Shlopak or his wife). The irrevocable trusts established by Messrs. Shlopak and Brady which own the foregoing policies are entitled to borrow against the policies, subject to certain limitations, while we have an interest in the policies. Such trusts are also entitled to receive the death benefits under the policies net of the cumulative premiums paid by us. The aggregate annual premium amount payable by us in respect of the split-dollar policies insuring the lives of Messrs. Shlopak and Brady is $435,261 and $257,462, respectively. Pursuant to an Employment Agreement with Mr. Brady which will take effect upon the equity investment closing, Cyrk will be obligated to pay no more than $80,000 per year in annual premiums under his split-dollar insurance policies.

     We also provide split-dollar life insurance benefits to our three other executive officers, Messrs. Angstadt, Axelrod and Mammola. We have agreed to pay the premiums for a whole life policy on the lives of each of Messrs. Angstadt, Axelrod and Mammola. However, we can terminate our obligations in accordance with the severance or change of control agreements between us and Messrs. Angstadt, Axelrod and Mammola, respectively. See "Severance, Change of Control and Employment Agreements." We have certain rights to borrow against these policies and the right to receive upon the death of the insured executive an amount equal to the lesser of (1) the cash surrender value of the policy and (2) the aggregate amount of premiums paid by us at such date. The aggregate annual premium amount payable by us for the split-dollar policies insuring the lives of Messrs. Angstadt, Axelrod and Mammola is $27,937, $14,954 and $25,442, respectively.

     In addition, we provide Messrs. Shlopak and Brady with reverse split-dollar life insurance pursuant to which we pay the premiums on universal life insurance policies on the lives of Messrs. Shlopak and Brady. Upon the death of either, assuming the policies are still in force, we are entitled to receive the death benefit ($4,250,000 on the life of each) and the deceased executive's estate is entitled to receive the cash surrender value of the policy.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following sets forth certain transactions, or series of similar transactions, between us and any director, nominee for director, executive officer or beneficial owner of more than 5% of our outstanding shares.

REAL ESTATE MATTERS

     Pursuant to a lease entered into in 1989, we lease our principal executive offices located in Gloucester, Massachusetts from PG Realty Trust, of which Mr. Shlopak is a trustee and beneficiary. The aggregate annual rent under the lease is $354,000. Additionally, pursuant to a lease entered into in January 1997, we also lease other executive office and warehouse space in Gloucester, Massachusetts from PG Realty Trust. The aggregate annual rent under the lease is $171,000. Each lease is a triple net lease. We amended each lease to extend its term until April 30, 2000. We do not currently intend to renew either lease at the expiration of their respective terms.

     We lease a warehouse and distribution facility in Danvers, Massachusetts under the terms of a fifteen-year operating lease agreement which expires December 2011 from a limited liability company which is owned by Messrs. Shlopak and Brady. The lease is triple net and the aggregate annual rent under the lease is $462,000.

TRANSACTIONS WITH DIRECTORS

     Louis Marx, Jr. resigned as a director of our Board effective December 31, 1998. Mr. Marx is a director of Swiss Army Brands, Inc. which is a supplier of promotional products to us. We purchased $9,027,000 in product from this affiliate of Mr. Marx in 1998. We own a 2.3% interest in Hudson River Capital LLC, a venture capital company founded and controlled by Swiss Army Brands, and a .26% equity interest in Victory Ventures, a venture capital company affiliated with Mr. Marx. Messrs. Marx and Shlopak are directors of Hudson River Capital LLC.

TRANSACTIONS WITH CERTAIN SHAREHOLDERS

     In December 1997, we entered into a License Agreement with Ty Inc., the world's largest manufacturer and marketer of plush toys (sold under the name Beanie Babies(R)), which granted us the exclusive right to develop and market to retailers certain licensed Beanie Babies products. Ty Warner is the sole shareholder of Ty Inc. and beneficially owns more than 5% of our shares. In 1998, net sales of Beanie Babies related products by us were approximately $54,897,000.

INDEBTEDNESS OF MANAGEMENT

     During fiscal 1998, Dominic F. Mammola, our Executive Vice President and Chief Financial Officer, was indebted to us in the amount of $75,000. Mr. Mammola incurred this sum of indebtedness because of an advance made to him by us. His largest aggregate amount of indebtedness outstanding at any time during fiscal 1998 was $75,000. Mr. Mammola repaid the indebtedness in full in June 1998.

     During fiscal 1998, Ted L. Axelrod, an Executive Vice President, was indebted to us in the amount of $100,000. Mr. Axelrod incurred this sum of indebtedness because of an advance made to him by us. His largest aggregate amount of indebtedness outstanding at any time during fiscal 1998 was $100,000. The amount of indebtedness outstanding as of September 30, 1999 was $100,000. The rate of interest charged on the indebtedness is the federal statutory rate.

     During fiscal 1998, Gregory P. Shlopak, our former Chief Executive Officer and Chairman, was indebted to us in the amount of $256,947. Mr. Shlopak incurred this sum of indebtedness because of advances made to him by us. Pursuant to a Severance Agreement dated December 31, 1998 between us and Mr. Shlopak, we forgave this indebtedness.

     During fiscal 1998, Patrick D. Brady, our Chief Executive Officer, Chief Operating Officer and President, was indebted to us in the amount of $75,715. Mr. Brady incurred this sum of indebtedness because of advances made to him by us. His largest indebtedness at any time during fiscal 1998 was $75,715. The amount of indebtedness as of August 30, 1999 was $79,050. The rate of interest charged on the indebtedness is the federal statutory rate. Pursuant to an Employment Agreement with Mr. Brady that will take effect only at the Yucaipa equity investment closing, the indebtedness will be forgiven unless Mr. Brady's employment with us is terminated for cause. See "Employment Agreements."

     During fiscal 1998, Allan Brown, a nominee to the Board and the Chief Executive Officer of Simon Marketing, Inc., was indebted to us under a promissory note and pledge agreement for the principal amount of $575,000. Mr. Brown incurred this sum of indebtedness because of an advance made to him by us. The indebtedness is secured by 52,904 shares of our common stock held by Mr. Brown and accrues interest at a rate of 7% per annum. Pursuant to an Employment Agreement with Mr. Brown that will take effect only at the Yucaipa equity investment closing, the indebtedness will be forgiven unless Mr. Brown's employment with us is terminated for cause. See "Employment Agreements."

SEVERANCE, CHANGE OF CONTROL AND EMPLOYMENT AGREEMENTS

     We have entered into severance agreements with Messrs. Axelrod and Mammola. Pursuant to these agreements, upon termination of their employment with us (other than for cause or disability or by them without "good reason"), Messrs. Axelrod and Mammola will each be entitled to receive a lump sum payment equal to three times their annual compensation (including without limitation, salary, bonus, and 401(k) matching contributions), certain insurance coverages would continue to be maintained for them by us until the second anniversary of termination of employment, and all of their stock options would become immediately exercisable. To apprise the Board of Directors of a potential conflict of interest arising from the transactions contemplated by the Securities Purchase Agreement with Yucaipa, Messrs. Axelrod and Mammola have informed us that they believe that the transactions contemplated by the Securities Purchase Agreement constitute "good reason" under their respective severance agreements which would entitle them to terminate their employment and receive their severance benefits.

     Mr. Angstadt has entered into a change of control agreement with us that has substantially the same terms and conditions as Messrs. Axelrod's and Mammola's severance agreements, except that the termination of Mr. Angstadt's employment with us must occur within two years of a change of control of Cyrk (as defined therein).

     Pursuant to Employment Agreements with each of Patrick D. Brady and Allan
I. Brown which will take effect upon the closing of the Yucaipa equity investment, upon a change of control of Cyrk, Mr. Brady and Mr. Brown will be entitled to severance benefits and termination rights at least as favorable as those that we provide for any of our executive officers during the respective terms of their agreements. In addition, under their agreements, if the employment of Messrs. Brady or Brown, as the case may be, is terminated by us without cause or by one of them for good reason, then they would be entitled to receive severance benefits from us. See "Employment Agreements."

     The Performance Graph and the Report of the Compensation Committee on Executive Compensation in this Proxy Statement are not and shall not be deemed incorporated by reference into any of our filings with the Securities and Exchange Commission by implication or by any reference in any such filings to this Proxy Statement.

STOCK PERFORMANCE GRAPH

     The following graph assumes an investment of $100 on December 31, 1993 and compares changes thereafter (through December 31, 1998) in the market price of our common stock with (1) the Nasdaq Market Index (a broad market index) and (2) The Advertising Agency Group (a published industry index).

     The Nasdaq Market Index includes both U.S. and foreign companies listed on The Nasdaq Stock Market and The Nasdaq SmallCap Market. The Advertising Agency Group (MG Industry Group 091) consists of all companies listed on the New York and American stock exchanges, and The Nasdaq Stock and SmallCap Markets that derive a majority of their revenues (as shown in their annual reports) from advertising. UPON THE REQUEST OF ANY STOCKHOLDER, WE WILL FURNISH A LIST OF THE COMPANIES COMPRISING THE ADVERTISING AGENCY GROUP.

     The performance of the indices is shown on a total return (dividend reinvestment) basis; however, we paid no dividends during the period shown. The graph lines merely connect the beginning and end of the measuring periods and do not reflect fluctuations between those dates.

                     COMPARISON OF ANNUAL CUMULATIVE RETURN
       CYRK, INC., THE ADVERTISING AGENCY GROUP & THE NASDAQ MARKET INDEX

                                                                             THE ADVERTISING AGENCY
                                                        CYRK, INC                     GROUP                NASDAQ MARKET INDEX
                                                        ---------            ----------------------        -------------------
'1993'                                                      100                         100                         100
'1994'                                                   179.89                      104.75                      104.99
'1995'                                                    42.39                       126.8                      136.18
'1996'                                                    56.52                      159.75                      169.23
'1997'                                                    42.12                       187.8                         207
'1998'                                                    32.61                      197.79                      291.96

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     This report has been prepared by our Compensation Committee of the Board of Directors and addresses our compensation policies with respect to our Chief Executive Officer and executive officers in general. Each member of the Committee is a non-employee director.

     Our overall policy for compensating executive officers is to establish aggregate compensation levels sufficient to retain and attract executive officers capable of leading us to achieve our business objectives. The principal components of executive compensation are salary, bonus and stock option grants. We also provide supplemental life insurance benefits to our executive officers. In addition, executives are eligible to participate, on a nondiscriminatory basis, in benefit programs provided to employees generally, including group medical and life insurance programs and our 401(k) plan. From time to time, we retain independent consultants to benchmark our compensation practices for our executives and key employees.

     Our compensation policy with respect to our Chief Executive Officer is the same as our policy for executives generally. While the Committee considers various factors in determining the amount of each component of compensation, such determinations are ultimately based on the Committee's subjective judgment as to what is reasonable and appropriate and not on established criteria or formulas.

SALARY

     The 1993 salaries of Messrs. Shlopak and Brady were established by agreement among our stockholders. Immediately prior to the initial public offering, these salaries were increased to $300,000 per year to reflect the anticipated increase in their responsibilities as executive officers of a publicly traded company and because of our anticipated discontinuance of the payment of cash dividends after the offering. These salaries were subsequently ratified by the Compensation Committee each year and have not changed materially since 1993. The salaries of our other three executive officers were based on the compensation paid to them during the prior year and the Committee's qualitative assessment of their contributions to us.

BONUS

     For 1998, we paid a $250,000 bonus to Mr. Brady. In addition, we paid a $125,000 bonus to each of Mr. Mammola and Mr. Axelrod, and we paid a $48,450 bonus to Mr. Angstadt. The decision to pay these bonuses was made by the Committee in its discretion based on its qualitative assessment of their contributions to us in 1998.

STOCK OPTIONS

     The Committee believes that stock ownership by executive officers is important in aligning management's and stockholders' interests in the enhancement of stockholder value over the long term. The exercise price of stock options is equal to the market price of our common stock on the date of grant. The stock options granted to the executive officers in 1998 were based on the Committee's qualitative assessment of their contributions to us.

INSURANCE

     The split-dollar life insurance program for Messrs. Shlopak and Brady was implemented by the Committee in 1994 in recognition of the substantial contributions made by these two key officers in 1994 and in prior years. In 1995, the Committee implemented split-dollar life insurance programs for its other executive officers. Messrs. Angstadt, Mammola and Axelrod participate in this program. The Committee's decision to make this insurance available was based on the Committee's evaluation of competitive compensation programs required to attract and retain executive officers in its industry.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executives. Qualifying, performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee currently intends to structure stock option grants to executive officers in a manner that complies with the performance-based requirements of the statute. However, the Committee otherwise anticipates that the statute will not alter our policy of establishing executive compensation at levels sufficient to retain and attract executive officers, regardless of deductibility.

The Compensation Committee:        Joseph W. Bartlett       Joseph Anthony Kouba

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Decisions concerning executive compensation are made by the Compensation Committee of the Board of Directors, which during 1998 consisted of Mr. Bartlett and Mr. Kouba, neither of whom is or was an officer or employee of us or any of our subsidiaries. In 1998, none of our executive officers served as an executive officer or on the board of directors of any entity of which Mr. Bartlett or Mr. Kouba also served as an executive officer or as a member of the board of directors.

                             PROPOSAL NUMBER FOUR:

          AMENDMENT TO THE COMPANY'S 1993 EMPLOYEE STOCK PURCHASE PLAN


     The Board has adopted an amendment to the 1993 Employee Stock Purchase Plan to increase the number of shares of Common Stock available for issuance thereunder from 300,000 to 600,000 shares. The purpose of the increase is to provide our employees with the continued opportunity to participate in our growth through the purchase of common stock at a discount from market value. Our executive officers, other than those who own 5% or more of our stock, are eligible to participate in this plan and, accordingly, could benefit from such approval.


DESCRIPTION OF OUR EMPLOYEE STOCK PURCHASE PLAN

GENERAL

     Our Employee Stock Purchase Plan was adopted by our Board of Directors and approved by our stockholders on May 10, 1993. It is intended to provide our employees and employees of our subsidiaries with an opportunity to participate in our growth through the purchase of common stock at a discount from market value. Currently, an aggregate of 300,000 shares of common stock has been reserved for issuance pursuant to this plan. The plan is administered by the Compensation Committee.

     All of our employees whose customary employment is in excess of 20 hours per week and more than five months per year, other than those employees who own 5% or more of our stock, are eligible to participate in the Stock Purchase Plan. The Stock Purchase Plan is implemented by offerings of such duration as the Compensation Committee determines, provided that no offering period may be longer than 27 months. An eligible employee participating in an offering is able to purchase common stock at a price equal to the lesser of (1) 85% of its fair market value on the date the right was granted or (2) 85% of its fair market value on the date the right was exercised. Payment for common stock purchased under the plan is through regular payroll deduction or lump sum cash payment, or both, as determined by the Compensation Committee. The maximum value of common stock an employee may purchase during an offering period is 10% of the employee's base compensation during such period, calculated on the basis of the employee's compensation rate on the date the employee elects to participate in the offering. At September 13, 1999, 1,008 employees were eligible to participate in the plan and an aggregate of 271,103 shares had been purchased under the plan and 28,897 shares remained available for future issuance. Since the adoption of the plan, an aggregate of 4,509 shares have been purchased by two of our executive officers at prices ranging from $5.05 to $20.93.

EMPLOYEE STOCK PURCHASE PLAN -- FEDERAL INCOME TAX INFORMATION

     The plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Section 423 provides that no federal income tax is paid by the employee, and we are not entitled to a deduction, at either the beginning or end of an offering period. The federal income tax consequences upon disposition of the shares acquired pursuant to an offering under the plan depend on when such disposition occurs. If the disposition occurs after the expiration of both (1) two years from the offering commencement date and (2) one year from the purchase date, and the fair market value of the stock on the date of disposition is higher than the price paid for the stock, the employee will recognize compensation taxable as ordinary income equal to the lesser of (a) the excess of the fair market value of the stock on the offering commencement date over the option price; and (b) the excess of the fair market value of the stock at the time of disposition over the price paid for it. If the disposition occurs before the expiration of either of the above two dates, the employee will recognize the excess of the fair market value of the stock on the date of the purchase over the option price as compensation taxable as ordinary income even though there may have been no gain on the disposition of the stock. To the extent of reported ordinary income in such case, we will be allowed a tax deduction in an equal amount. Any gain recognized in excess of the amount reported as ordinary income will be reported as long or short term capital gain, depending on how long after the purchase date the disposition occurs.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

                             PROPOSAL NUMBER FIVE:

                  RATIFICATION OF THE APPOINTMENT OF AUDITORS

     The firm of PricewaterhouseCoopers LLP, certified public accountants, served as our independent auditors for the fiscal year ended December 31, 1998 and, subject to stockholder approval, has been appointed by the Board of Directors as our independent auditors for the fiscal year ending December 31, 1999.

     Although there is no legal requirement that this matter be submitted to a vote of the stockholders, the Board of Directors believes that the selection of independent auditors is of sufficient importance to seek stockholder ratification. In the event that the appointment of PricewaterhouseCoopers LLP is not ratified by stockholders, the Board will reconsider its appointment.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Special Meeting to make a statement if he wishes to do so and to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT

                     FORWARD LOOKING STATEMENTS DISCLAIMER

     This document contains forward-looking statements about Cyrk which Cyrk believes are within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this document that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and
Section 27A of the Securities Act of 1933, as amended. When used in this document, the words "anticipates," "believes," "expects," "intends," and similar expressions as they relate to Cyrk are intended to identify these forward-looking statements. Any of these statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. These forward-looking statements are subject to numerous risks and uncertainties. There are numerous important factors that could cause actual results to differ materially from those in forward-looking statements, including, but not limited to:

          (A) those discussed or identified from time to time in Cyrk's public filings with the Securities and Exchange Commission, including Exhibit 99.1 to Cyrk's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1999, which has been filed with the SEC;

          (B) specific risks or uncertainties associated with Cyrk's expectations with respect to Yucaipa's proposed investment, including the benefits or costs associated with the investment; and

          (C) general economic conditions.

     The actual results, performance or achievement by Cyrk (including following the investment) could differ materially from those expressed in, or implied by, these forward-looking statements and, accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations and financial condition of Cyrk.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. Please note that the Employment Agreements, Termination Agreement, Management Agreement and Registration Rights Agreement were filed as exhibits to our Report on Form 8-K dated September 1, 1999 and filed on September 3, 1999 and that the Voting Agreement was filed as an exhibit to a
Schedule 13D filed with respect to Cyrk on September 14, 1999. Each of these agreements is incorporated by reference.

     Any document incorporated herein is available from Cyrk, without charge, excluding all exhibits, unless the exhibit has been specifically incorporated by reference in this proxy statement. Stockholders may obtain documents incorporated by reference by requesting them in writing or by telephone as follows:

           Patricia J. Landgren, Esq.
           Cyrk, Inc.
           3 Pond Road
           Gloucester, Massachusetts 01930
           (978) 283-5800

     If you would like to request documents from Cyrk, please do so by November 5, 1999 to receive them before the Special Meeting. Cyrk will send requested documents by first-class mail within one business day of receiving the request.



     You should rely only on the information contained or incorporated by reference in this document to vote on the proposals at the Special Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated October 12, 1999. You should not assume that the information contained in this document is accurate as of any other date, and neither the mailing of this document to stockholders nor the taking of a vote at the Special Meeting shall create any implication to the contrary.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate by reference, which means that we can disclose important information to you by referring to those documents we have filed with the SEC. The information incorporated by reference is considered a part of this Proxy Statement. The following documents previously filed by us with the SEC are hereby incorporated by reference into this Proxy Statement:

     - Our Annual Report for the fiscal year ended December 31, 1998

     - Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

     - Our Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

     - Our Report on Form 8-K describing the Yucaipa equity investment, dated September 8, 1999.

     Our Annual Report for the fiscal year ended December 31, 1998, our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 are included with this Proxy Statement as Exhibits E, F and G, respectively. Any documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Proxy Statement and prior to the date of our Special Meeting shall also be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. See "Where You Can Find Additional Information."

        SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     Any stockholder who wishes to present a proposal for action at the 2000 Annual Meeting of Stockholders and who wishes to have it set forth in the proxy statement and identified in the form of proxy prepared by us, must deliver such proposal to us at our principal executive offices no later than December 15, 1999 and must meet the other requirements for inclusion set forth in Rule 14a-8 under the Securities Exchange Act of 1934.


October 12, 1999                            By Order of the Board of Directors


                                            PATRICIA J. LANDGREN
                                            Secretary

                                                                      Appendix A

                                   CYRK, INC.

                        1993 EMPLOYEE STOCK PURCHASE PLAN

                          Effective as of May 10, 1993


 l. PURPOSE. The purpose of this Employee Stock Purchase Plan (the "Plan") is to provide employees of Cyrk, Inc., a Delaware corporation (formerly, Cyrk International, Inc., and, hereinafter, the "Company"), and its subsidiaries, who wish to become stockholders of the Company an opportunity to purchase Common Stock of the Company (the "Shares"). The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

 2. ELIGIBLE EMPLOYEES. Subject to provisions of Sections 7, 8 and 9 below, any individual who is in the full-time employment (as defined below) of the Company, or any of its subsidiaries (as defined in Section 424(f) of the Code) the employees of which are designated by the Board of Directors as eligible to participate in the Plan, is eligible to participate in any Offering of Shares (as defined in Section 3 below) made by the Company hereunder. Full-time employment shall include all employees whose customary employment is:

         (a)    in excess of 20 hours per week; and

         (b)    more than five months in the relevant calendar year.

 3. OFFERING DATES. From time to time the Company, by action of the Board of Directors, will grant rights to purchase Shares to employees eligible to participate in the Plan pursuant to one or more offerings (each of which is an "Offering") on a date or series of dates (each of which is an "Offering Date") designated for this purpose by the Board of Directors.

 4. PRICES. The Price per share for each grant of rights hereunder shall be the lesser of:

         (a) eighty-five percent (85%) of the fair market value of a Share on the Offering Date on which such right was granted; or

         (b) eighty-five percent (85%) of the fair market value of a Share on the date such right is exercised. At its discretion, the Board of Directors may determine a higher price for a grant of rights.

         For purposes of this Plan, the term "fair market value" on any date means (i) the average (on that date) of the high and low prices of the Company's Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Sock is not reported on the NASDAQ National Market List. If the Company's Common Stock is not publicly traded at the time right is granted under this Plan, "fair market value" shall mean the fair market value of the Common Stock as determined by the Administrator after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

 5.      EXERCISE OF RIGHTS AND METHOD OF PAYMENT.

         (a) Rights granted under the Plan will be exercisable periodically on specified dates as determined by the Board of Directors.

         (b) The method of payment for Shares purchased upon exercise or rights granted hereunder shall be through regular payroll deductions or by lump sum cash payment, or both, as determined by the Board of Directors. No interest shall be paid upon payroll deductions unless specifically provided for by the Board of Directors.

         (c) Any payments received by the Company from a participating employee and not utilized for the purchase of Shares upon exercise of a right granted hereunder shall be promptly returned to such employee by the Company after termination of the right to which the payment relates.

 6. TERM OF RIGHTS. Rights granted on any Offering Date shall be exercisable upon the expiration of such period ("Offering Period") as shall be determined by the Board of Directors when it authorizes the Offering, provided that such Offering Period shall in no event be longer than twenty-seven (27) months.

 7. SHARES SUBJECT TO THE PLAN. No more than 300,000 Shares may be sold pursuant to rights granted under the Plan; PROVIDED, HOWEVER, that appropriate adjustment shall be made in such number, in the number of Shares covered by outstanding rights granted hereunder, in the exercise price of the rights and in the maximum number of Shares which an employee may purchase (pursuant to Section 9 below) to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be subject to a right and each right shall be adjusted downward to the nearest full Share. Any agreement of merger or consolidation will include provisions for protection of the then existing rights of participating employees under the Plan. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to rights under the Plan. If for any reason any right under the

         Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

 8.      LIMITATIONS ON GRANTS.

         (a) No employee shall be granted a right hereunder if such employee, immediately after the right is granted, would own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any subsidiary, computed in accordance with Sections 423(b)(3) and 424(d) of the Code.

         (b) No employee shall be granted a right which permits his right to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) of the fair market value of such Shares (determined at the time such right is granted) for each calendar year in which such right is outstanding at any time in accordance with the provisions of
                Section 423(b)(8) of the Code.

         (c) No right granted to any participating employee under a single Offering shall cover more shares than may be purchased at an exercise price equal to 10% of the compensation payable to the employee during the Offering not taking into consideration any changes in the employee's rate of compensation after the date the employee elects to participate in the Offering, or such other percentage as determined by the Board of Directors from time to time.

 9. LIMIT ON PARTICIPATION. Participation in an Offering shall be limited to eligible employees who elect to participate in such Offering in the manner, and within the time limitation, established by the Board of Directors when it authorizes the offering.

10. CANCELLATION OF ELECTION TO PARTICIPATE. An employee who has elected to participate in an Offering may, unless the employee has waived this cancellation right at the time of such election in a manner established by the Board of Directors, cancel such election as to all (but not part) of the rights granted under such Offering by giving written notice of such cancellation to the Company before the expiration of the Offering Period. Any amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee, without interest, upon such cancellation.

11. TERMINATION OF EMPLOYMENT. Upon termination of employment for any reason, including the death of the employee, before the date on which any rights granted under the Plan are exercisable, all such rights shall immediately terminate and amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee or to the employee's estate, without interest.

12. EMPLOYEE'S RIGHTS AS STOCKHOLDER. No participating employee shall have any rights as a stockholder in the Shares covered by a right granted hereunder until such rights has been exercised, full payment has been made for the corresponding Shares and the Share certificate is actually issued.

13. RIGHTS NOT TRANSFERABLE. Rights under the Plan are not assignable or transferable by a participating employee and are exercisable only by the employee.

14. LIMITS ON SALE OF STOCK PURCHASED UNDER THE PLAN. The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his/her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable Federal or state securities laws; provided, however, that because of certain Federal tax requirements, each employee agrees by entering the Plan, promptly to give the Company notice of any such stock disposed of within two years after the date of grant of the applicable right showing the number of such shares disposed of. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

15. AMENDMENTS TO OR DISCONTINUANCE OF THE PLAN. The Board of Directors may at any time terminate or amend this Plan without notice and without further action on the part of stockholders of the Company, provided:

         (a) that no such termination or amendment shall adversely affect the then existing rights of any participating employee;

         (b)    that any such amendment which:

                (i) increases the number of Shares subject to the Plan (subject to the provisions of Section 7);

                (ii) changes the class of persons eligible to participate under the Plan; or

                (iii) materially increases the benefits accruing to participants under the Plan

         shall be subject to approval of the stockholders of the Company.

16. EFFECTIVE DATE AND APPROVALS. The Plan is being adopted by the Board of Directors on May 10, 1993 to become effective as of said date. The Company's obligation to offer, sell and deliver its Shares under the Plan is subject to the approval of its stockholders not later than May 10, 1994 and of any governmental authority required in connection with the authorized issuance or sale of such Shares and is further subject to the Company receiving the opinion of its counsel that all applicable securities laws have been complied with.

17.      TERM OF PLAN. No rights shall be granted under the Plan after May 10,
         2003.

18. ADMINISTRATION OF THE PLAN. The Board of Directors or any committee or persons to whom it delegates its authority (the "Administrator") shall administer, interpret and apply all provisions of the Plan. The Administrator may waive such provisions of the Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the Plan. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of
         Section 423 of the Code. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any right granted under it.

         Date approved by the Board
         of Directors of the Company:                May 10, 1993

         Date approved by the
         Stockholders of the Company:                May 10, 1993

                                                                       EXHIBIT A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------









                         SECURITIES PURCHASE AGREEMENT

                         DATED AS OF SEPTEMBER 1, 1999

                                 BY AND BETWEEN

                              OVERSEAS TOYS, L.P.

                                      AND

                                   CYRK, INC.









--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
RECITALS             ..................................................................   A-1
ARTICLE 1            DEFINITIONS.......................................................   A-2
ARTICLE 1.1          Certain Defined Terms.............................................   A-2
ARTICLE 2            SALE AND TRANSFER OF SECURITIES; CLOSING..........................   A-3
ARTICLE 2.1          Sale and Purchase of Securities...................................   A-3
ARTICLE 2.2          Purchase Price; Payment...........................................   A-3
ARTICLE 2.3          Closing...........................................................   A-3
ARTICLE 3            REPRESENTATIONS AND WARRANTIES....................................   A-3
ARTICLE 3.1          Disclosure Schedule...............................................   A-3
ARTICLE 3.2          Representations and Warranties of the Company.....................   A-4
                     (a)   Organization, Standing and Corporate Power..................   A-4
                     (b)   Subsidiaries................................................   A-4
                     (c)   Capitalization; Valid Issuance of Shares....................   A-5
                     (d)   Authority; Noncontravention.................................   A-5
                     (e)   SEC Documents; Undisclosed Liabilities......................   A-5
                     (f)   Information Supplied........................................   A-6
                     (g)   Absence of Certain Changes or Events........................   A-6
                     (h)   Litigation; Labor Matters; Compliance with Laws.............   A-7
                     (i)   Employee Matters............................................   A-7
                     (j)   Tax Returns and Tax Payments................................   A-8
                           State Antitakeover Laws Not Applicable; No Other
                     (k)   Restrictions................................................   A-8
                     (l)   Environmental Matters.......................................   A-9
                     (m)   Properties..................................................   A-9
                     (n)   Intellectual Property.......................................   A-9
                     (o)   Brokers.....................................................   A-9
                     (p)   Opinion of Financial Advisor................................  A-10
                     (q)   Board and Special Committee Recommendations.................  A-10
                     (r)   Common Shares Listing.......................................  A-10
                     (s)   Required Vote...............................................  A-10
                     (t)   Termination of Shareholders Agreement.......................  A-10
                     (u)   Year 2000 Compliance........................................  A-10
ARTICLE 3.3          Representations and Warranties of the Investor....................  A-10
                     (a)   Organization, Standing and Power............................  A-10
                     (b)   Authority; Noncontravention.................................  A-11
                     (c)   Information Supplied........................................  A-11
                     (d)   Litigation..................................................  A-11
                     (e)   Brokers.....................................................  A-11
                     (f)   Investor Status.............................................  A-11
                     (g)   Accredited Investor.........................................  A-12
                     (h)   Financial Ability...........................................  A-12
                     (i)   No Other Agreements.........................................  A-12
ARTICLE 4            COVENANTS OF THE COMPANY..........................................  A-12
ARTICLE 4.1          Affirmative Covenants.............................................  A-12
ARTICLE 4.2          Restrictions......................................................  A-12
ARTICLE 4.3          No Solicitation...................................................  A-13
ARTICLE 4.4          Certain Agreements................................................  A-14
ARTICLE 4.5          Continuing Covenants..............................................  A-14
ARTICLE 5            ADDITIONAL AGREEMENTS.............................................  A-16
ARTICLE 5.1          Preparation of the Proxy Statement; Stockholder Meeting...........  A-16
ARTICLE 5.2          Best Efforts......................................................  A-16
ARTICLE 5.3          Public Announcements..............................................  A-16
ARTICLE 5.4          Takeover Statutes.................................................  A-17
ARTICLE 5.5          Restriction on Investor...........................................  A-17

                                                                                         PAGE
                                                                                         ----
ARTICLE 5.6          Restrictive Legend................................................  A-17
ARTICLE 5.7          Standstill........................................................  A-17
ARTICLE 5.8          Resignation of Investor Directors.................................  A-18
ARTICLE 6            CONDITIONS PRECEDENT..............................................  A-18
ARTICLE 6.1          Conditions to Each Party's Obligation To Effect the Closing.......  A-18
                     (a)   HSR Act.....................................................  A-18
                     (b)   No Injunctions or Restraints................................  A-19
                     (c)   Company Stockholder Approval................................  A-19
ARTICLE 6.2          Conditions to Obligation of the Investor..........................  A-19
                     (a)   Representations and Warranties..............................  A-19
                     (b)   Performance of Obligations of the Company...................  A-19
                     (c)   Consents, etc...............................................  A-19
                     (d)   No Material Adverse Change..................................  A-19
                     (e)   Delivery of Certain Documents...............................  A-19
ARTICLE 6.3          Conditions to Obligation of the Company...........................  A-20
                     (a)   Representations and Warranties..............................  A-20
                     (b)   Performance of Obligations of the Investor..................  A-20
                     (c)   Delivery of Certain Documents...............................  A-20
ARTICLE 7            TERMINATION, AMENDMENT AND WAIVER.................................  A-20
ARTICLE 7.1          Termination.......................................................  A-20
ARTICLE 7.2          Effect of Termination.............................................  A-21
ARTICLE 7.3          Amendment.........................................................  A-22
ARTICLE 7.4          Extension; Waiver.................................................  A-22
ARTICLE 8            INDEMNIFICATION; REMEDIES.........................................  A-22
ARTICLE 8.1          Survival; Right To Indemnification Not Affected By Knowledge......  A-22
ARTICLE 8.2          Indemnification and Payment of Damages By the Company.............  A-22
ARTICLE 8.3          Indemnification and Payment of Damages By the Investor............  A-22
ARTICLE 8.4          Limitation on Amount..............................................  A-23
ARTICLE 8.5          Procedure for Indemnification  -- Third Party Claims..............  A-23
ARTICLE 8.6          Procedure for Indemnification -- Other Claims.....................  A-24
ARTICLE 8.7          Remedies Exclusive................................................  A-24
ARTICLE 9            GENERAL PROVISIONS................................................  A-24
ARTICLE 9.1          Notices...........................................................  A-24
ARTICLE 9.2          Interpretation....................................................  A-25
ARTICLE 9.3          Counterparts......................................................  A-25
ARTICLE 9.4          Entire Agreement; No Third-Party Beneficiaries....................  A-25
ARTICLE 9.5          Costs and Expenses................................................  A-25
ARTICLE 9.6          Governing Law.....................................................  A-26
ARTICLE 9.7          Assignment........................................................  A-26
ARTICLE 9.8          Enforcement.......................................................  A-26
ARTICLE 9.9          Severability......................................................  A-26
ARTICLE 9.10         Further Assurances................................................  A-26
ARTICLE 9.11         Construction......................................................  A-26

EXHIBITS
EXHIBIT A            Definitions.......................................................   A-1
EXHIBIT B            Certificate of Designation........................................   B-1
EXHIBIT C            Form of Warrant...................................................   C-1
EXHIBIT D            Registration Rights Agreement.....................................   D-1
EXHIBIT E            Management Agreement..............................................   E-1
EXHIBIT F            Form of Opinion of Company Counsel................................   F-1

                         SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is entered into as of September 1, 1999 by and between OVERSEAS TOYS, L.P., a Delaware limited partnership (the "Investor"), and CYRK, INC., a Delaware corporation (the "Company").

                                    RECITALS

     WHEREAS, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, (i) a total of 25,000 shares of Series A Senior Cumulative Participating Convertible Preferred Stock of the Company, the Certificate of Designation of which is attached hereto as Exhibit B (the "Series A Preferred Stock"), and (ii) a warrant, in the form attached hereto as Exhibit C, to purchase an additional 15,000 shares of Series A Preferred Stock (the "Warrant"), pursuant to the terms and conditions set forth in this Agreement;

     WHEREAS, the Board of Directors of the Company has approved, and deemed it advisable, that the Company (i) execute and deliver this Agreement and consummate the Contemplated Transactions, and (ii) issue and sell to the Investor such shares of Series A Preferred Stock and the Warrant on the terms and conditions set forth herein;

     WHEREAS, concurrently with the closing of the transactions contemplated by this Agreement, the Company will enter into a registration rights agreement with the Investor with respect to the shares of Series A Preferred Stock and the Warrant being acquired by the Investor herein (the "Registration Rights Agreement"), in the form attached hereto as Exhibit D;

     WHEREAS, concurrently with the closing of the transactions contemplated by this Agreement, the Company will enter into a management agreement with The Yucaipa Companies, in the form attached hereto as Exhibit E (the "Management Agreement"), to provide management and consulting services to the Company;

     WHEREAS, concurrently with the execution of this Agreement, certain shareholders of the Company are entering into a voting agreement with the Investor (the "Voting Agreement") whereby such shareholders have agreed to vote their shares in favor (a) of the Company Stockholder Approval (as defined in Section 3.2(s)) and any other vote, consent or action as required of the stockholders of the Company to approve the Contemplated Transactions and (b) the election of certain nominees selected by Investor to the Board of Directors of the Company; and

     WHEREAS, concurrently with the execution of this Agreement and in order to induce the Investor to agree to the transactions contemplated hereby, the Company has entered into Employment Agreements with each of Patrick Brady and Allan Brown to serve as Co-Chief Executive Officers and Co-Presidents of the Company (collectively, the "Employment Agreements"), such Employment Agreements to be effective only as of the Closing.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants, restrictions and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     1.1 Certain Defined Terms. Capitalized words and phrases used in this Agreement and not otherwise defined herein have the meanings ascribed to them in Exhibit A hereto.

                                   ARTICLE 2

                    SALE AND TRANSFER OF SECURITIES; CLOSING

     2.1  Sale and Purchase of Securities.  At the Closing provided for in
Section 2.3, and on the terms and subject to the conditions herein set forth, the Company shall sell, transfer, assign, convey, and deliver to the Investor, and the Investor shall purchase, accept, and acquire from the Company, a total of 25,000 shares of Series A Preferred Stock (the "Series A Preferred Shares") and the Warrant (together with the Series A Preferred Shares, the "Purchased Securities").

     2.2 Purchase Price; Payment. In consideration of the sale, transfer, assignment, conveyance and delivery to the Investor of the Purchased Securities, the Investor agrees to pay to the Company on the Closing Date, by wire transfer of immediately available funds to an account specified by the Company, an aggregate purchase price of Twenty-Five Million Dollars ($25,000,000) (the "Purchase Price").

     2.3  Closing

     (a) The closing of the transactions contemplated by Sections 2.1 and 2.2 shall take place at the offices of Munger, Tolles & Olson LLP, 355 South Grand Avenue, Suite 3500, Los Angeles, California at 10:00 a.m., Pacific Time, or at such other time and place as the Company and the Investor may mutually agree in writing, as soon as practicable and in any event within two (2) Business Days following, and subject to, the prior fulfillment or waiver of all conditions (other than conditions to be satisfied at the Closing, but subject to those conditions) set forth in Article 6 hereof (such event being called the "Closing" and such date, the "Closing Date"). All transactions required to occur at the Closing shall be deemed to have occurred simultaneously, and no such transaction shall be deemed to have occurred until all have occurred.

     (b) At the Closing, the Company will deliver the following to the Investor:

          (i) A duly executed stock certificate evidencing the Series A Preferred Shares registered in the name of the Investor;

          (ii) The duly executed Warrant registered in the name of the Investor;

          (iii) The Registration Rights Agreement and the Management Agreement, each duly executed and delivered by the Company; and

          (iv) The documents, instruments and writings contemplated or required to be delivered by the Company at the Closing pursuant to Section 6.2 or otherwise contemplated or required under this Agreement.

     (c) At the Closing, the Investor will deliver to the Company:

          (i) The Purchase Price;

          (ii) The Registration Rights Agreement duly executed and delivered by the Investor, and the Management Agreement duly executed and delivered by The Yucaipa Companies; and

          (iii) The documents, instruments and writings contemplated or required to be delivered by the Investor at the Closing pursuant to Section 6.3 or otherwise contemplated or required under this Agreement.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

     3.1 Disclosure Schedule. On the date hereof, the Company has delivered to the Investor a schedule (the "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in
Section 3.2, or to one or more of its covenants contained herein.

     3.2 Representations and Warranties of the Company. The Company represents and warrants to the Investor, except as set forth in the Disclosure Schedule, as follows:

     (a) Organization, Standing and Corporate Power. The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect. Section 3.2(a) of the Disclosure Schedule contains complete and correct copies of the Certificate of Incorporation and Bylaws of the Company and the comparable Organizational Documents of each of its Subsidiaries.

     (b) Subsidiaries. The only direct or indirect Subsidiaries of the Company and other ownership interests held by the Company in any other Person are those listed in Section 3.2(b) of the Disclosure Schedule or in Exhibit 21.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and other than such listed Subsidiaries and Persons, the Company does not own (directly or indirectly) any stock, securities or equity interests in any Person. All the outstanding shares of capital stock or other ownership interests of each such listed Subsidiary and Person have been validly issued and are fully paid and nonassessable and are owned (of record and beneficially) by the Company, by another Subsidiary (wholly owned) of the Company or by the Company and another such Subsidiary (wholly owned), free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens").

     (c) Capitalization; Valid Issuance of Shares. The authorized capital stock of the Company consists of 50,000,000 shares of common stock, $0.01 par value per share (the "Common Shares"), and 1,000,000 shares of "blank-check" preferred stock, $0.01 par value per share (the "Preferred Shares"). As of the date of this Agreement, there are (i) 15,740,857 Common Shares issued and outstanding, (ii) no Common Shares held in the treasury of the Company or held by any Subsidiary of the Company; (iii) 1,319,276 Common Shares reserved for issuance upon exercise of authorized but unissued Company Stock Options pursuant to the Option Plans; (iv) 2,313,155 Common Shares issuable upon exercise of outstanding Company Stock Options; (v) 300,000 Common Shares issuable upon exercise of the warrants listed in Section 3.2(c) of the Disclosure Schedule, and (vi) no Preferred Shares issued or outstanding. Section 3.2(c) of the Disclosure Schedule contains a complete and accurate list of all Company Stock Options outstanding pursuant to the Option Plans including the date of grant, name of option holder, exercise price and expiration date. Except as set forth in this Section 3.2(c), no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Stock Plans will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. The Series A Preferred Shares and the Warrant, when issued, paid for and delivered in accordance with the terms of this Agreement, and the Series A Preferred Shares to be issued pursuant to the Warrant, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Section 3.2(c) of the Disclosure Schedule, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or such Subsidiary may vote. Except as set forth in Section 3.2(c) of the Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Other than the Company Stock Options or the warrants set forth in Section 3.2(c) of the Disclosure Schedule or as otherwise set forth in
Section 3.2(c) of the Disclosure Schedule, (x) there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of or measured or determined based on the value or market price of any shares of capital stock of the Company or any of its Subsidiaries and (y) to the Knowledge of the Company, there are no irrevocable proxies with respect to shares of capital stock of the Company or any Subsidiary of the Company. Except as set forth in Section 3.2(c) of the Disclosure Schedule, there are no agreements or arrangements pursuant to which the Company or any of its Subsidiaries is or would be required to register Common Shares, Preferred Shares or other securities under the Securities Act of 1933, as amended.

     (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the Contemplated Transactions. The execution and delivery of this Agreement, the Management Agreement and the Registration Rights Agreement by the Company and the consummation by the Company of the Contemplated Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject to the approval of the Company's stockholders of the issuance and sale of the Purchased Securities to the Investor and the election to the Board of Directors of the Company of the Investor's nominees pursuant to Section 5.1(b). This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. When duly executed and delivered by the Company at Closing, each of the Management Agreement, the Registration Rights Agreement and the Warrant shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except as disclosed in Section 3.2(d) of the Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the Contemplated Transactions and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, payment or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, (i) the Certificate of Incorporation or Bylaws of the Company or the comparable Organizational Documents of any of its Subsidiaries,
(ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, contract or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or their respective properties or assets which is material to the Company and its Subsidiaries taken as a whole ("Material Contracts") or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate would not have a Material Adverse Effect or would not prevent or materially hinder or delay the ability of the Company to consummate the Contemplated Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign, (each a "Governmental Entity" and collectively, "Governmental Entities") or any other Person, is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Contemplated Transactions, except for
(i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the Securities and Exchange Commission (the "SEC") of (x) the Proxy Statement, and (y) such reports or schedules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the Contemplated Transactions,
(iii) the Company Stockholder Approval, and (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices for which the absence of such would not, individually or in the aggregate, have a Material Adverse Effect or as are set forth in Section 3.2(d) of the Disclosure Schedule.

     (e) SEC Documents; Undisclosed Liabilities. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1996 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Company

SEC Documents"). As of their respective dates (or, if amended, at the time of such amended filing or, in the case of Securities Act registration statements, on their respective effective dates), the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents (including any and all financial statements included therein) as of such dates and as of the date hereof (except as set forth in subsequent filings with the SEC prior to the date hereof and, only with respect to Company SEC Documents filed after the date hereof, except as set forth in subsequent filings with the SEC prior to the Closing Date) contained or contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents (the "Company SEC Financial Statements") comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Since December 31, 1998, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations required to be reflected in its balance sheet (whether accrued, absolute, contingent or otherwise) except (i) as and to the extent set forth on the audited balance sheet of the Company and its Subsidiaries as of December 31, 1998 (including the notes thereto), (ii) as incurred in connection with the Contemplated Transactions, (iii) as set forth in Section 3.2(e) of the Disclosure Schedule,
(iv) as described in the Company SEC Documents filed since December 31, 1998, but prior to the date of this Agreement (the "Recent Company SEC Documents") or
(v) as incurred in the ordinary course of business consistent with past practice in amounts that are not material to the Company and its Subsidiaries taken as a whole. Neither the Company, nor any of its Subsidiaries is, or has received any notice or has any Knowledge that any other party is, in default or breach under or is unable to perform in any material respect under any Material Contracts, nor has there occurred any event that with the lapse of time or the giving of notice or both would constitute such a default or breach, except for those defaults, breaches or inability to perform which would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

     (f) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied in writing by the Investor for inclusion or incorporation by reference therein.

     (g) Absence of Certain Changes or Events. Except as disclosed in the Recent Company SEC Documents or in Section 3.2(g) of the Disclosure Schedule, since December 31, 1998, the Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been: (i) any Material Adverse Change; (ii) any condition, event or occurrence which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Change; (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Sections 4.2 or 4.4 without the prior written consent of the Investor; or (iv) any condition, event or occurrence which would prevent or materially hinder or delay the ability of the Company to consummate the Contemplated Transactions.

     (h) Litigation; Labor Matters; Compliance with Laws

          (i) Except as disclosed in the Company SEC Documents, there is no suit, action, proceeding, investigation or inquiry pending or, to the Knowledge of the Company, Threatened against or affecting the Company or any of its Subsidiaries or, to the Knowledge of the Company, any basis for any such suit, action, proceeding, investigation or inquiry that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or prevent or materially hinder or delay the ability of the Company or the Investor to consummate the Contemplated Transactions, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries having, or which, in the future would reasonably be expected to have, any such effect.

          (ii) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its Subsidiaries the subject of any proceeding asserting that it or any Subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it or any of its Subsidiaries pending or, to its Knowledge, Threatened, any of which would reasonably be expected to have a Material Adverse Effect.

          (iii) The conduct of the business of each of the Company and each of its Subsidiaries complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, except for violations or failures so to comply, if any, that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     (i) Employee Matters. Section 3.2(i) of the Disclosure Schedule contains a complete and accurate list of all employment, severance, bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, phantom stock, performance unit, pension, retirement, deferred compensation, welfare or employee benefit plan, agreement, trust fund or other arrangement and any union, guild or collective bargaining agreement maintained or contributed to or required to be contributed to by the Company or any of its ERISA Affiliates, for the benefit or welfare of any current or former director, officer, employee, consultant of the Company or any of its ERISA Affiliates (such plans, agreements, trust funds and arrangements being collectively the "Employee Agreements and Plans"), other than employment agreements which provide for compensation to an individual that is not in excess of $60,000 per year (including any payments available upon acceleration, termination, or change of control). Each of the Employee Agreements and Plans is in compliance with all applicable laws including ERISA and the Code except where noncompliance would not reasonably be expected to have a Material Adverse Effect. The IRS has issued a determination letter stating that each Employee Agreement and Plan that is intended to be a qualified plan under Section 401(a) of the Code is so qualified and the Company is aware of no event occurring after the date of such determination that would adversely affect such determination. The liabilities accrued under each such Employee Agreement and Plan are reflected on the latest balance sheet of the Company included in the Recent SEC Reports to the extent required in accordance with GAAP. No condition exists that is reasonably likely to subject the Company or any of its Subsidiaries to any direct or indirect liability under Title IV of ERISA or to a civil penalty under Section 502(j) of ERISA or liability under Section 4069 of ERISA or 4975, 4976, or 4980B of the Code or the loss of a federal tax deduction under Section 280G of the Code or other liability with respect to the Employee Agreements and Plan that would have a Material Adverse Effect and that is not reflected on such balance sheet. No Employee Agreement and Plan (other than any one that is a "multiemployer plan" as such term is defined in Section 4001(a)(3) of ERISA, all of which are indicated in Section 3.2(i) of the Disclosure Schedule) is subject to Title IV of ERISA. There are no pending or, to the Knowledge of the Company, anticipated or Threatened claims (other than routine claims for benefits or immaterial claims) by, on behalf of or against any of the Employee Agreements and Plans or any trusts related thereto. "ERISA Affiliate" means, with respect to any Person, any trade or business, whether or not incorporated, that together with such Person would be deemed a "single employer" within the meaning of Section 4001(a)(15) of ERISA.

     (j)  Tax Returns and Tax Payments.

          (i) The Company and each of its Subsidiaries has filed or caused to be filed, on a timely basis, all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group, pursuant to applicable law. Each of the Company and its Subsidiaries has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Company or its Subsidiaries, except such Taxes, if any, as are listed in Section 3.2(j)(i)(B) of the Disclosure Schedule and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Company SEC Financial Statements;

          (ii) The Company and its Subsidiaries have not granted the IRS or relevant state tax authorities any extension or waiver of or the applicable statute of limitations for their respective United States federal and state income Tax Returns for any period. All deficiencies proposed as a result of any audits of any Tax Returns have been paid, reserved against, settled, or, as listed on Section 3.2(j)(ii) of the Disclosure Schedule, are being contested in good faith by appropriate proceedings. No issues have been raised (and are currently pending) by any taxing authority in connection with any Tax Return of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or its Subsidiaries for which any of them may be liable;

          (iii) The charges, accruals, and reserves with respect to Taxes on the respective books of each of the Company and its Subsidiaries are adequate (determined in accordance with GAAP) and are at least equal to that company's liability for Taxes. All Taxes that the Company or any of its Subsidiaries is or was required by applicable law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental entity or other Person;

          (iv) All Tax Returns filed by (or that include on a consolidated basis) the Company and/or its Subsidiaries are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Company or any of its Subsidiaries after the date of this Agreement. Except as set forth in Section 3.2(j)(iv) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is or has been a member of any consolidated, combined, unitary or aggregate group for Tax purposes except such a group consisting only of the Company and its Subsidiaries; and

          (v) Neither the Company nor any of its Subsidiaries has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law).

     (k) State Antitakeover Laws Not Applicable; No Other Restrictions. The Board of Directors of the Company has approved this Agreement and the Contemplated Transactions and such approval constitutes approval of the Investor's acquisition of the Series A Preferred Shares and the Warrant and the other Contemplated Transactions by the Board of Directors of the Company under the provisions of Section 203 of the DGCL and Chapter 110C of the Massachusetts General Laws such that such provisions do not apply to this Agreement or the Contemplated Transactions. No other state takeover statute or similar statute or regulation of the State of Delaware or The Commonwealth of Massachusetts (or, to the Knowledge of the Company, of any other state or jurisdiction) applies to this Agreement or the Contemplated Transactions. No provision of the Certificate of Incorporation, Bylaws or other governing instruments of the Company or any of its Subsidiaries or the terms of any plan or agreement of the Company would, directly or indirectly, restrict or impair (i) the ability of the Investor to vote, or otherwise to exercise the rights of a stockholder with respect to, securities of the Company and its Subsidiaries that may be acquired or controlled by the Investor by virtue of this Agreement or the Contemplated Transactions or (ii) the rights granted hereunder, or permit any stockholder to acquire securities of the Company or the Investor, or any of their respective Subsidiaries, on a basis not available to the Investor in the event that the Investor were to acquire securities of the Company.

     (l) Environmental Matters. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action or, to the Knowledge of the Company, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that would reasonably be expected to result in the imposition, on the Company or any of its Subsidiaries of any liability or obligations arising under common law standards relating to environmental protection, human health or safety, or under any local, state, federal, national or supernational environmental statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (collectively, 'Environmental Laws"), pending or, to the Knowledge of the Company, Threatened, against the Company or any of its Subsidiaries, which liability or obligation would have or would reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company or any of its Subsidiaries, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would have or would reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, during or prior to the period of (i) its or any of its Subsidiaries' ownership or operation of any of their respective current properties, or (ii) its or any of its Subsidiaries' holding of a security interest or other interest in any property, there was no release or Threatened release of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property which would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, regulatory agency, other Governmental Entity or third party imposing any material liability or obligations pursuant to or under any Environmental Law that would have or would reasonably be expected to have a Material Adverse Effect.

     (m) Properties. Except as disclosed in the Company SEC Documents, each of the Company and its Subsidiaries (i) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in such Recent Company SEC Documents as being owned by the Company or one of its Subsidiaries or acquired after the date thereof which are, individually or in the aggregate, material to the Company's business on a consolidated basis (except properties and assets sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Liens except Permitted Liens and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Recent Company SEC Documents or acquired after the date thereof which are material to its business on a consolidated basis and is in possession of the properties purported to be leased thereunder, and each such lease is valid without material default thereunder by the lessee or, to the Company's Knowledge, the lessor.

     (n) Intellectual Property. Section 3.2(n) of the Disclosure Schedule contains a list of all copyrights, patents, trademarks, service marks and tradenames (including applications, continuations, reissues and similar rights) ("Intellectual Property") and software (other than standard, off-the-shelf software subject to "shrink wrap" licenses) ("Software") owned by or licensed to the Company and its Subsidiaries which are material to the conduct of business of the Company or any of its Subsidiaries. The Company or the Subsidiary using such Intellectual Property or Software either (i) owns the entire right, title and interest in and to the Intellectual Property and Software free and clear of any Liens (other than Permitted Liens) or (ii) has the right and license to use the same in its business, except where the failure to so own or have such right or license would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No proceedings are pending or, to the Knowledge of the Company, Threatened, which challenge the validity, use or ownership of any of the Intellectual Property or Software listed in Section 3.2(n) of the Disclosure Schedule. To the Knowledge of the Company, no infringement by the Company or any of its Subsidiaries of any Intellectual Property of any other Person has occurred and the Company and its Subsidiaries have not received notice of a claim that the Company or its Subsidiaries are infringing any Intellectual Property of any other Person. To the Knowledge of the Company, no Person is engaged in any unauthorized use of the Intellectual Property of the Company.

     (o) Brokers. No broker, investment banker, financial advisor or other Person, other than Bear, Stearns & Co., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of the Company. The Company has provided to the Investor a true and correct copy of any agreement with Bear, Stearns & Co. providing for payment of any such fee or commission.

     (p) Opinion of Financial Advisor. The Company has received, prior to the execution of this Agreement, the oral opinion of Bear, Stearns & Co. to the effect that the purchase price to be received by the Company for the Purchased Securities is fair, from a financial point of view, to the Company, a signed written copy of which opinion, dated as of the date of this Agreement (the "Bear Stearns Opinion"), will be delivered to the Investor within five (5) Business Days of the date hereof.

     (q) Board and Special Committee Recommendations. The Board of Directors of the Company, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted 100% of the directors then in office)
(i) determined that this Agreement and the Contemplated Transactions are fair to and in the best interests of the stockholders of the Company, (ii) approved the Certificate of Designation in the form attached hereto as Exhibit B and resolved that it be filed in accordance with applicable law as soon as practicable following the Company Stockholder Approval and prior to the Closing Date, and
(iii) resolved to recommend that the holders of the Common Shares approve this Agreement and the Contemplated Transactions. The special committee of independent directors of the Board of Directors of the Company (the "Special Committee") has, by unanimous vote, recommended that the Board of Directors approve this Agreement, the Certificate of Designation and the Contemplated Transactions.

     (r)  Common Shares Listing.  The Common Shares are registered pursuant to
Section 12(g) of the Exchange Act and are listed on the Nasdaq National Market ("Nasdaq"). The Company has taken no action designed to cause, or likely to result in, the termination of the registration of the Common Shares under the Exchange Act or the delisting of the Common Shares from Nasdaq, nor has the Company received any notification that the SEC or the National Association of Securities Dealers, Inc. ("NASD") is contemplating the termination of such registration or listing.

     (s) Required Vote. The Company Stockholder Approval, required pursuant to NASD Rule 4310(c)(25)(H)(i)d.2. prior to the purchase by the Investor of the Purchased Securities and the consummation of the Contemplated Transactions in order to avoid the possible delisting of the Common Shares from Nasdaq, is the only vote of the holders of any class or series of the Company's securities necessary to approve any of the Contemplated Transactions or this Agreement.

     (t) Termination of Shareholders Agreement. The Shareholders Agreement, dated as of June 9, 1997, and as amended as of July 21, 1997, by and among the Company, Allan Brown, The Eric Stanton Self-Declaration of Revocable Trust, Gregory Shlopak, and Patrick Brady, will be terminated as of the Closing by way of a termination agreement duly executed by all of the parties to such Shareholders Agreement, an executed copy of which termination agreement has been delivered by the Company to the Investor. Pursuant to such termination agreement, Eric Stanton has relinquished any right he may have had to be nominated to and/or to serve on the Board of Directors of the Company, including pursuant to such Shareholders Agreement, his Consulting Agreement, dated as of May 7, 1997, by and among Eric Stanton, the Company and SMI Merger, Inc., or otherwise.

     (u) Year 2000 Compliance. The Company's disclosure in the Recent Company SEC Documents concerning the "Year 2000" Issue is true and correct in all material respects.

     3.3 Representations and Warranties of the Investor. The Investor represents and warrants to the Company as follows:

     (a) Organization, Standing and Power. The Investor is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to carry on its business as now being conducted. The Investor is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on the Investor.

     (b) Authority; Noncontravention. The Investor has all requisite partnership power and authority to enter into this Agreement and to consummate the Contemplated Transactions. The execution and delivery of this Agreement by the Investor and the consummation by the Investor of the Contemplated Transactions have been duly authorized by all necessary action on the part of the Investor. This Agreement has been duly executed and delivered by, and constitutes the valid and binding obligation of, the Investor, enforceable against the Investor in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the Contemplated Transactions and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a benefit under, or result in the creation of any Lien upon its or its Subsidiaries' properties or assets under, (i) the Investor's Certificate of Limited Partnership or the comparable Organizational Documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, contract or other agreement, instrument, permit, concession, franchise or license applicable to the Investor or any of its Subsidiaries, properties or assets which is material to the Investor or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Investor or its Subsidiaries, properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate would not have a material adverse effect with respect to the Investor or would not prevent or materially hinder or delay the ability of the Investor to consummate the Contemplated Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity or any other Person is required by or with respect to the Investor or any Subsidiary of Investor in connection with the execution and delivery of this Agreement or the consummation by the Investor of any of the Contemplated Transactions, except for (i) the filing of a premerger notification and report form under the HSR Act, (ii) the filing with the SEC of such reports or schedules under the Exchange Act as may be required in connection with this Agreement and the Contemplated Transactions, and (iii) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as may be required under the "takeover" or "blue sky" laws of various states.

     (c) Information Supplied. None of the information supplied or to be supplied by the Investor for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (d) Litigation. There is no suit, action, proceeding, investigation or inquiry pending or, to the Knowledge of the Investor, Threatened against or affecting the Investor or any of its Subsidiaries or any basis for any such suit, action, proceeding, investigation or inquiry that, individually or in the aggregate, would reasonably be expected to have a material adverse effect with respect to the Investor or prevent or materially hinder or delay the ability of the Company or the Investor to consummate the Contemplated Transactions, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Investor or any of its Subsidiaries or Affiliates having, or which, in the future would have, any such effect.

     (e) Brokers. No broker, investment banker, financial advisor or other Person, other than Donaldson, Lufkin & Jenrette Securities Corporation, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of the Investor. The Investor has provided to the Company a true and correct copy of any agreement with Donaldson, Lufkin & Jenrette Securities Corporation providing for payment of any such fee or commission.

     (f) Investor Status. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Series A Preferred Shares and the Warrant and is able to bear the economic risks of such investment.

     (g) Accredited Investor. The Investor is an "accredited investor" as defined in Rule 501(a) under the 1933 Act. The Investor is acquiring the Series A Preferred Shares and the Warrant for its own account and not with a view to any resale, distribution or other disposition of the Series A Preferred Shares or the Warrant in violation of the United States securities laws.

     (h) Financial Ability. The Investor has the financial capability to consummate the Contemplated Transactions, and the Investor understands that under the terms of this Agreement the Investor's obligations hereunder are not in any way contingent or otherwise subject to (i) the Investor's consummation of any financing arrangements or the Investor's obtaining any financing or (ii) the availability of any financing to the Investor.

     (i) No Other Agreements. Except for the Employment Agreements and the Voting Agreement, the Investor has made no other agreements, arrangements or understandings concerning the Contemplated Transactions or the Company or any of its Subsidiaries with (a) any director, officer, employee or consultant of the Company or any of its Subsidiaries, or (b) any stockholder beneficially owning at least 5% of the outstanding Common Shares.

                                   ARTICLE 4

                            COVENANTS OF THE COMPANY

     4.1 Affirmative Covenants. The Company covenants and agrees with the Investor that it will do or cause to be done the following, until the earlier of the Closing or the termination of this Agreement pursuant to Section 7.1:

          (a) use its Best Efforts to obtain all consents, approvals and authorizations set forth and marked with an asterisk in Section 3.2(d) of the Disclosure Schedule, or otherwise required to consummate the Contemplated Transactions, and to consult with the Investor and keep the Investor appraised of the progress with respect to such consents, approvals and authorizations;

          (b) permit a Representative of the Investor to attend all meetings of the Board of Directors, provided, that the Representative of the Investor shall excuse himself or herself from the meeting if so requested by the Board of Directors;

          (c) promptly provide the Investor with written notification of any event, occurrence or other information of any kind whatsoever which in any way would cause any representation or warranty made by the Company in this Agreement to be untrue, incorrect or incomplete or would cause any of the conditions to any party's obligations to consummate the Contemplated Transactions not to be fulfilled ("Updates"). All such written notifications shall specifically identify any and all of the representations or warranties affected by the event, occurrence or information that necessitated the giving of such notice. Notwithstanding the foregoing, the Updates shall not be given effect for the purposes of
     (i) determining the accuracy of the representations and warranties contained in this Agreement, (ii) determining the satisfaction of the conditions precedent to the obligations of the Investor contained in
     Section 6.2 of this Agreement, or (iii) limiting the Investor's ability to seek indemnification from the Company pursuant to the terms of this Agreement; and

          (d) subject to the provisions of the Confidentiality Agreement, will, and will cause its Subsidiaries and each of their Representatives to, give the Investor and its respective Representatives reasonable access, upon reasonable notice and during normal business hours, to the offices and other facilities and to the books and records of the Company and its Subsidiaries and will cause the Representatives of the Company and the Company's Subsidiaries to furnish the Investor and Representatives of the Investor with such financial and operating data and such other information with respect to the business and operations of the Company and its Subsidiaries as the Investor may from time to time reasonably request.

     4.2 Restrictions. Except as contemplated by this Agreement or with the prior written consent of Investor (which consent shall not be unreasonably withheld or delayed), during the period from the date of this Agreement to the earlier of the termination of this Agreement pursuant to
Section 7.1 and the Closing, the Company will, and will cause each of its Subsidiaries to, conduct its operations according to its ordinary course of business and consistent with past practice and use its and their respective reasonable Best Efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having business dealings with them and to preserve goodwill. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or required by law prior to the Closing Date, the Company will not, and will cause its Subsidiaries not to, without the prior written consent of the Investor (which consent shall not be unreasonably withheld or delayed):

          (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock (except for any dividend payable by a wholly owned Subsidiary of the Company to the Company or any wholly owned Subsidiary of the Company), (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (b) authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its Subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights), other than the issuance of Common Shares upon the exercise of the Company Stock Options or the warrants set forth in
     Section 3.2(c) of the Disclosure Schedule outstanding on the date of this Agreement and in accordance with their present terms, or pursuant to the 1993 Employee Stock Purchase Plan;

          (c) propose, authorize or effect any change or amendment to its articles, by-laws or equivalent Organizational Documents or alter through merger, liquidation. reorganization, restructuring or in any other fashion the corporate structure or ownership of any material Subsidiary of the Company;

          (d) take any action that would, or is reasonably likely to, result in any of its representations and warranties in this Agreement becoming untrue, or in any of the conditions to the Closing set forth in Section 6.1 or 6.2 not being satisfied; or

          (e) authorize any of, or commit or agree to take any of, the foregoing actions.

     4.3 No Solicitation. From and after the date hereof until the earlier of the Closing Date or the termination of this Agreement pursuant to Section 7.1:

          (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize (and shall use Best Efforts to prevent) any of its or its Subsidiaries' Representatives to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes a Company Takeover Proposal or (ii) participate in any negotiations regarding any Company Takeover Proposal; provided, however, that if the Board of Directors of the Company or the Special Committee determines in good faith, following consultation with outside counsel, that failure to do so would be reasonably likely to constitute a breach of its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to any Company Takeover Proposal made prior to the Company Stockholder Approval, which proposal was not solicited by it or any of its Subsidiaries and which did not otherwise result from a breach of this Section 4.3(a), and subject to providing prior written notice of its decision to take such action to the Investor and compliance with Section 4.3(c), (x) furnish information with respect to the Company and its Subsidiaries to any person making a Company Takeover Proposal pursuant to a customary confidentiality agreement (as determined by the Company or the Special Committee following consultation with its outside counsel) and (y) participate in negotiations regarding such Company Takeover Proposal.

          (b) Except as expressly permitted by this Section 4.3(b), neither the Board of Directors of the Company, the Special Committee, nor any other committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Investor, the approval or recommendation by such Board of Directors, the Special Committee, or such other committee of the Contemplated Transactions, (ii) approve or recommend, or propose to approve or recommend, any Company Takeover Proposal, or (iii) cause the Company to enter into any Company Acquisition Agreement. Notwithstanding the foregoing, the Board of Directors of the Company or the Special Committee, to the extent that it determines in good faith, following consultation with outside counsel, that in light of a Company Superior Proposal failure to do so would be reasonably likely to constitute a breach of its fiduciary duties to the Company's stockholders under applicable law, may terminate this Agreement solely in order to concurrently enter into a Company Acquisition Agreement with respect to a Company Superior Proposal, but only following notice to the Investor and payment to the Investor of a fee of $3.5 million.

          (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.3, the Company shall immediately (but in any event within one day) advise the Investor orally and in writing of any request for information or any Company Takeover Proposal, the material terms and conditions of such initial request or Company Takeover Proposal and the identity of the person making such request or Company Takeover Proposal.

          (d) Nothing contained in this Section 4.3 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act if, in the good faith judgment of the Board of Directors of the Company or the Special Committee, following consultation with outside counsel, failure so to disclose would be a violation of its obligations under applicable law; provided, however, that, neither the Company nor its Board of Directors, the Special Committee, nor any other committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Contemplated Transactions or approve or recommend, or propose publicly to approve or recommend, a Company Takeover Proposal unless this Agreement is first terminated in accordance with Section 4.3(b).

     4.4 Certain Agreements. The Company will immediately cease and cause its Representatives to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Company Takeover Proposal, and shall use its Best Efforts to cause such parties in possession of confidential information about the Company or its Subsidiaries that was furnished by or on behalf of the Company or its Subsidiaries to return or destroy all such information in the possession of any such party or in the possession of any attorney, agent, advisor or representative of such party. Neither the Company nor any Subsidiary of the Company will waive or fail to enforce any provision of any confidentiality agreement entered into in connection with a potential Company Takeover Proposal or standstill or similar agreement to which it is a party without the prior written consent of the Investor.

     4.5 Continuing Covenants. The Company covenants that from and after the date of this Agreement and through the Closing and thereafter so long as the Investor owns Common Shares and/or Series A Preferred Shares (including shares underlying the Warrant) representing on an as converted basis, in the aggregate, at least 782,828 Common Shares (or an equivalent adjusted number of shares of voting securities of the Company into which such Common Shares have been converted following any reclassification or combination or similar change to the common stock of the Company):

          (a) The Company shall not issue or authorize for issuance any shares of equity securities of the Company in violation of the provisions of the Certificate of Designation;

          (b) The Company shall use its Best Efforts to maintain its status as a registrant under the Exchange Act that is not in default or contravention of any requirement of the Exchange Act, except in the event that, following the Closing, there is a merger, sale of all or substantially all of the assets of the Company or similar transaction involving the Company and its Subsidiaries and requiring approval of the Board of Directors and shareholders of the Company;

          (c) The Company shall use its Best Efforts to maintain the listing and posting for trading of the Common Shares on Nasdaq, except in the event that, following the Closing, there is a merger, sale of all or substantially all of the assets of the Company or similar transaction involving the Company and its Subsidiaries and requiring approval of the Board of Directors and shareholders of the Company;

          (d) The Company shall at all times reserve and keep available, solely for issuance and delivery upon conversion of the Purchased Securities, the number of Common Shares from time to time issuable upon conversion of all of the Purchased Securities at the time outstanding. All Common Shares issuable upon conversion of the Purchased Securities shall be duly authorized and, when issued upon such conversion, shall be validly issued, fully paid and nonassessable, and admitted for listing and quotation on Nasdaq;

          (e) Upon the written request of the Investor from time to time following the Closing, (i) nominate and recommend for election to the Board of Directors of the Company at each annual meeting of the stockholders of the Company (and each special meeting of the stockholders of the Company at which Directors are to be elected): (A) so long as the Investor owns Common Shares and/or Series A Preferred Shares (including shares underlying the Warrant) representing on an as converted basis, in the aggregate, at least 3,131,313 Common Shares (or an equivalent adjusted number of shares of voting securities of the Company into which such Common Shares have been converted following any reclassification or combination or similar change to the common stock of the Company), three (3) nominees for director designated by the Investor (but not its permitted transferees that are not affiliates of the Investor) in each such written request, or, if the size of the Board of Directors is changed with the consent of the Investor pursuant to Section 4.5(g) below, such other number of nominees for director designated by the Investor as would constitute one less than a majority of the Board of Directors, (B) so long as the Investor owns Common Shares and/or Series A Preferred Shares (including shares underlying the Warrant) representing on an as converted basis, in the aggregate, at least 1,565,656 Common Shares but less than 3,131,313 Common Shares (or an equivalent adjusted number of shares of voting securities of the Company into which such Common Shares have been converted following any reclassification or combination or similar change to the common stock of the Company), two (2) nominees for director designated by the Investor (but not its permitted transferees that are not affiliates of the Investor) in each such written request, or, if the size of the Board of Directors is changed with the consent of the Investor pursuant to Section 4.5(g) below, such other number of nominees for director designated by the Investor as would constitute at least two-sevenths of the members of the Board of Directors, and (C) so long as the Investor owns Common Shares and/or Series A Preferred Shares (including shares underlying the Warrant) representing on an as converted basis, in the aggregate, at least 782,828 Common Shares but less than 1,565,656 Common Shares (or an equivalent adjusted number of shares of voting securities of the Company into which such Common Shares have been converted following any reclassification or combination or similar change to the common stock of the Company), one (1) nominee for director designated by the Investor (but not its permitted transferees that are not affiliates of the Investor) in each such written request, or, if the size of the Board of Directors is changed with the consent of the Investor pursuant to Section 4.5(g) below, such other number of nominees for director designated by the Investor as would constitute at least one-seventh of the members of the Board of Directors; and (ii) nominate and use Best Efforts to cause to be elected as Chairman of the Board of Directors, Ron Burkle or such other nominee as is designated by the Investor (but not its permitted transferees that are not affiliates of the Investor) in such written request;

          (f) In the event that any member of the Board of Directors of the Company nominated by the Investor pursuant to the provisions of 4.5(e) or 5.1(b) vacates his position as a director of the Company as a result of his death, resignation, disqualification, removal or other cause other than pursuant to a vote of the stockholders of the Company, the Company agrees to appoint to the Board of Directors a replacement member designated by the Investor to serve out the remainder of the term of such former member in accordance with the provisions of the Certificate of Incorporation of the Company; and

          (g) Except as set forth in Section 6.2(h), the Company shall not make any change in the size of its Board of Directors, change the term of office of any member of the Board of Directors, or otherwise reclassify its Board of Directors or amend or otherwise modify the effect of any provision of
     Article VII of the Restated Certificate of Incorporation of the Company, filed with the Office of the Secretary of State of the State of Delaware on January 27, 1995, without the prior written consent of the Investor.

                                   ARTICLE 5

                             ADDITIONAL AGREEMENTS

     5.1  Preparation of the Proxy Statement; Stockholder Meeting.

          (a) Promptly following the date of execution of this Agreement, the Company shall prepare and file with the SEC a Proxy Statement on Schedule 14A (the "Proxy Statement"). The Investor shall provide to the Company all information required by applicable securities laws to be included in the Proxy Statement regarding the Investor and its Affiliates and designees (as described below in Section 5.1(b)). The Company will use its reasonable Best Efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after any comments thereto issued by the SEC are cleared by the SEC.

          (b) The Company will, as promptly as practicable following the date of execution of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of obtaining the approval of the Company stockholders of: (i) the Company's issuance and sale of the Purchased Securities to the Investor, by means of the affirmative vote of a majority of the votes cast by holders of the outstanding Common Shares as required by Nasdaq, and (ii) the election to the Board of Directors of the Company of three (3) nominees designated by the Investor to the Company in writing prior to the filing of the Proxy Statement, to serve as members of a class of directors to serve for a term of two (2) years or until the annual meeting of the stockholders of the Company in the year 2001, if later, by means of the affirmative vote of a plurality of the votes cast by holders of the outstanding Common Shares as required by the Company's by-laws (such approval of the Company stockholders of the foregoing matters set forth in clauses (i) and (ii) being referred to herein as the "Company Stockholder Approval"). The Company will, through its Board of Directors in accordance with the provisions of Section 3.2(q), recommend to its stockholders that they vote in favor of the Company Stockholders Approval. Such recommendation, together with a copy of the Bear Stearns Opinion, shall be included in the Proxy Statement. The Company will use Best Efforts to hold such meeting as soon as practicable after the date of execution of this Agreement.

     5.2 Best Efforts. Each of the parties agrees to use its Best Efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable, to consummate, in the most expeditious manner practicable, the Closing and the other Contemplated Transactions. The Investor and the Company will use their Best Efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained under any applicable law or regulation or from any governmental authorities or third parties in connection with the Contemplated Transactions, and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, waivers, permits or authorizations, including any notification and report forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act. Each of the parties shall use its Best Efforts to obtain an early termination of the applicable waiting period under the HSR Act, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable.

     5.3 Public Announcements. The Investor and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Contemplated Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or as are agreed upon in advance. The parties agree that the initial press release or releases to be issued with respect to the Contemplated Transactions shall be mutually agreed upon prior to the issuance thereof.

     5.4 Takeover Statutes. If any "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the Contemplated Transactions, the Company and the members of its Board of Directors, on the one hand, and the Investor and its general partner, on the other hand, shall grant such approvals and take such actions as are reasonably necessary so that the Contemplated Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the Contemplated Transactions.

     5.5 Restriction on Investor. Except as expressly provided in this Agreement or required by law prior to the Closing Date, the Investor will not, without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), take any action that would, or is reasonably likely to, result in any of its representations and warranties in this Agreement becoming untrue, or in any of the conditions to the Closing set forth in Section
6.1 or 6.3 not being satisfied.

     5.6 Restrictive Legend. The Purchased Securities shall be stamped or otherwise imprinted with the following legend and the Investor agrees to transfer such Purchased Securities only in accordance therewith:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND NEITHER THIS SECURITY, NOR ANY INTEREST THEREIN, MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (II) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, SUCH EXEMPTION TO BE EVIDENCED BY SUCH DOCUMENTATION AS THE ISSUER MAY REASONABLY REQUEST."

     5.7 Standstill. Investor agrees that for so long as Investor beneficially owns Common Shares and/or Series A Preferred Shares (including shares underlying the Warrant) representing on an as converted basis, in the aggregate, at least 782,828 Common Shares, neither it nor its Affiliates will, directly or indirectly, without the prior written consent of a majority of the Board of Directors of the Company (other than the nominees or designees or the Investor),
(i) acquire, agree to acquire, make any proposal to acquire or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange
Act) to do any of the foregoing, any equity securities (other than the shares of Series A Preferred Stock and the Warrants or any shares of capital stock issuable upon the conversion or exercise thereof) of the Company, or (ii) make, or in any way participate in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities Exchange Commission) to vote any voting securities of the Company (other than in connection with the solicitation of proxies by the Board of Directors of the Company, or as contemplated by the Voting Agreement); provided, however, that the agreements of Investor set forth in this Section 5.7 shall not apply (A) following the breach by the Company of any of the covenants set forth in Section 4.5, upon which breach such agreements of the Investor shall be of no further force and effect; (B) in the event that any of the following events occurs and such event has not been endorsed or supported by the Board of Directors of the Company within ten (10) Business Days of the earlier of its occurrence or the receipt by the Board of Directors of notice of its anticipated occurrence: (x) the acquisition by any "group" (within the meaning of Section 13(d)(3) of the Exchange Act) of 20% of any class of equity securities of the Company, (y) the solicitation of proxies by any Person or group (other than Investor or the Board of Directors of the Company) or (z) the public announcement of any of the foregoing, or of any intent to engage in the foregoing, in which event the Investor shall be permitted to make a proposal to the disinterested members of the Board of Directors of the Company with respect to an acquisition or solicitation described in clause (i) or (ii) above;
(C) (x) to the extent of any sales or transfers of Common Shares by any of the parties to the Voting Agreement (other than the Investor) or any of their transferees to any Person not subject to the Voting Agreement, and the Investor shall be permitted to acquire and/or solicit for the acquisition of Common Shares up to the aggregate amount of any such sales or transfers, or (y) upon the material breach of the

Voting Agreement by any of the parties thereto (other than the Investor), (1) upon which material breach, if arising from the failure of the breaching party to vote such party's shares in accordance with the provisions of the Voting Agreement and the Investor is unable to exercise its proxy with respect to such shares, the Investor shall be entitled to purchase the number of Common Shares equal to the percentage of ownership of the outstanding capital stock of the Company (including the Common Shares underlying the Warrant) owned by such breaching party or parties immediately following the date of this Agreement (or as of the date any such breaching party acquired its Common Shares if the breaching party is a transferee of a party to the Voting Agreement which transferee agreed to bound by the Voting Agreement), or (2) upon which material breach, if arising from the sale or other transfer of Common Shares by the breaching party in violation of the provisions of the Voting Agreement, the Investor shall be entitled to purchase the number of Common Shares equal to the aggregate amount of any such sales or transfers; or (D) in the event of any issuances of voting securities of the Company other than to current or former officers, employees, directors or consultants of the Company or its wholly owned Subsidiaries pursuant to the Option Plans or future stock option plans of the Company approved by the Board of Directors of the Company or pursuant to the Employment Agreements and Exchange Agreements listed at Section 3.2(c)(iii)(B) through (G) of the Disclosure Schedule, in which event the Investor shall be able to acquire and/or solicit for the acquisition of voting securities of the Company (including Common Shares) such that the Investor's total ownership of the Company is equal to the sum of (1) the number of Common Shares equal to twenty-three percent (23%) of the outstanding capital stock of the Company (including the Common Shares underlying the Warrant) plus (2) the number of Common Shares equal to the excess of twenty-four percent (24%) over the percentage of ownership of the outstanding capital stock of the Company (including the Common Shares underlying the Warrant) owned by the stockholders of the Company who are parties to the Voting Agreement (or any transferees of such stockholders who have agreed to the terms of the Voting Agreement) following the issuance of the voting securities referenced at the beginning of this clause (D).

     In the event that the Investor acquires shares pursuant to the provisions of clause (C) or (D)(2) in the preceding paragraph, the Investor agrees that, with respect to any vote of the shareholders of the Company other than a vote involving the election, replacement, removal or disqualification of any person nominated by the Investor pursuant to Section 4.5(e) hereof, it will vote the excess number of (X) Common Shares beneficially owned by the Investor over (Y) the number of Common Shares representing the percentage of ownership of the fully diluted capital stock of the Company represented by the Purchased Securities as of the date of this Agreement (including, without limitation, the Common Shares underlying the Warrant), as if the Purchased Securities had been issued to the Investor as of the date of this Agreement, pro rata in accordance with the votes of the other holders of Common Shares of the Company.

     5.8 Resignation of Investor Directors. The Investor agrees that if at any time as a result of a sale, transfer or otherwise it beneficially owns capital stock of the Company in an amount that would cause its number of director nominees to be reduced pursuant to Section 4.5(e), then the Investor shall cause its current designee or designees to the Board of Directors, as the case may be, to resign from the Board of Directors effective immediately as of such date in proportion to the amount of directors the Investor would be entitled to designate for nomination pursuant to Section 4.5(e). As a condition to the Company's obligation to nominate and recommend Investor's designees under
Section 4.5(e), each such designee shall agree to resign as set forth in this
Section 5.8 under the circumstances set forth herein.

                                   ARTICLE 6

                              CONDITIONS PRECEDENT

     6.1 Conditions to Each Party's Obligation to Effect the Closing. The respective obligation of each party to effect the transactions to be effected by it at the Closing, shall be subject to the satisfaction, or waiver, on or prior to the Closing Date of the following conditions:

          (a) HSR Act. The waiting period (and any extension thereof) applicable to the HSR Act shall have been terminated or shall have expired.

          (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the Contemplated Transactions shall be in effect; provided, however, that the parties hereto shall use their Best Efforts to have any such injunction, order, restraint or prohibition vacated.

          (c) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

          (d) Nasdaq Listing. The Company shall not have received any notice (which notice has not subsequently been withdrawn) that the Common Shares will not be eligible or approved for listing or quotation on Nasdaq as a result of the Contemplated Transactions.

     6.2 Conditions to Obligation of the Investor. The obligation of the Investor to effect the transactions to be effected by it at the Closing, shall be subject to the satisfaction, or waiver, on or prior to the Closing Date of the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement, shall be true and correct in all respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date; provided that for purposes of determining the satisfaction of the foregoing, such representations and warranties shall be deemed true and correct if the failure or failures of such representations and warranties to be so true and correct (excluding the effect of any qualification set forth therein relating to "materiality", "Material Adverse Change" or "Material Adverse Effect") have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a material effect on the ability of the Company to consummate the Contemplated Transactions or to perform its obligations hereunder. The Investor shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company, dated as of the date of the Closing Date, to such effect.

     (b) Performance of Obligations of the Company. The Company shall have performed the obligations required to be performed by it under this Agreement at or prior to the Closing Date in all material respects, and the Investor shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company, dated as of the date of the Closing Date, to such effect.

     (c) Consents, etc. The Investor has received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties as are necessary in connection with the transactions contemplated hereby have been obtained.

     (d) No Material Adverse Change. From the date of this Agreement to the Closing Date, there shall not have occurred any Material Adverse Change with respect to the Company.

     (e) Delivery of Certain Documents. The Company shall have delivered to the Investor (i) a certificate dated as of the Closing Date, executed by an officer of the Company, attaching true and correct copies of the Certificate of Incorporation and bylaws of the Company and the resolutions of its Board of Directors and stockholders made in connection with this Agreement and the Contemplated Transactions, and certifying as to the genuineness and authenticity of the signature, and the accuracy of the title, of each officer of the Company executing this Agreement or any document delivered at the Closing, and (ii) the legal opinion of Choate, Hall & Stewart, or such other counsel as is reasonably acceptable to the Investor, dated as of the Closing Date, as set forth in Exhibit F hereto.

     (f) Delivery and Performance of Agreements. The Registration Rights Agreement, the Management Agreement and the Warrant shall have been duly executed and delivered by the Company.

     (g) Certificate of Designation. The Company shall have filed with the Secretary of State of the State of Delaware the Certificate of Designation and such instrument shall have become effective.

     (h) Board Election. The Board of Directors of the Company shall have been expanded to seven (7) members and the Investor's three (3) nominees to the Board of Directors shall have been elected, effective following the Closing.

     6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the transactions to be effected by it at the Closing, shall be subject to the satisfaction, or waiver, on or prior to the Closing Date of the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Investor set forth in this Agreement shall be true and correct in all respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date; provided that for purposes of determining the satisfaction of the foregoing, such representations and warranties shall be deemed true and correct if the failure or failures of such representations and warranties to be so true and correct (excluding the effect of any qualification set forth therein relating to "materiality", "material adverse change" or "material adverse effect") have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Investor to consummate the Contemplated Transactions or to perform its obligations hereunder. The Company shall have received a certificate signed on behalf of the Investor by the chief executive officer and the chief financial officer of the general partner of the Investor, dated as of the date of the Closing Date, to such effect.

     (b) Performance of Obligations of the Investor. The Investor shall have performed the obligations required to be performed by it under this Agreement at or prior to the Closing Date in all material respects, and the Company shall have received a certificate signed on behalf of the Investor by the chief executive officer and the chief financial officer of the general partner of the Investor, dated as of the date of the Closing Date, to such effect.

     (c) Delivery of Certain Documents. The Investor shall have delivered to the Company a certificate dated as of the Closing Date, executed by a general partner of the Investor, attaching true and correct copies of the Certificate of Limited Partnership of the Investor and the resolutions of its partners made in connection with this Agreement and the Contemplated Transactions, and certifying as to the genuineness and authenticity of the signature, and the accuracy of the title, of the general partner of the Investor executing this Agreement or any document delivered at the Closing.

     (d) Delivery and Performance of Agreements. The Registration Rights Agreement shall have been duly executed and delivered by the Investor, the Management Agreement shall have been duly executed and delivered by the Yucaipa Companies, and the Purchase Price shall have been delivered to the Company pursuant to Section 2.3(c)(i).

                                   ARTICLE 7

                       TERMINATION, AMENDMENT AND WAIVER

     7.1 Termination. Prior to the Closing, this Agreement may be terminated and the Contemplated Transactions may be abandoned:

          (i) at any time by mutual written consent of the Company and the Investor;

          (ii) by either the Company or the Investor if the Closing shall not have occurred prior to the earlier of (A) ten (10) days following notice to the non-terminating party of the prior fulfillment or waiver of all conditions set forth in Article 6 hereof and (B) February 15, 2000, other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Closing;

          (iii) by either the Company or the Investor if consummation of the Contemplated Transactions would violate any nonappealable final order, decree or judgment of any Governmental Entity having competent jurisdiction; or

          (iv) by either party if, after 10 days notice to the other party, any condition to the terminating party's obligations to consummate the transactions contemplated by this Agreement to take place at the Closing is incapable of being satisfied prior to February 15, 2000;

          (v) by either the Company or the Investor if the Company Stockholder Approval is not received (or is voted down) prior to February 15, 2000;

          (vi)  by the Company as provided in Section 4.3(b); or

          (vii) by either the Company or the Investor if a material breach of any provision of this Agreement has been committed by the other party, and such breach has not been cured or waived within ten (10) days of the delivery of written notice to the breaching party thereof;

provided, that, no party may terminate this Agreement pursuant to clauses (ii),
(iii), (iv), (v), (vi) or (vii) above, if such party is, at the time of any such attempted termination, in material breach of any term hereof.

     7.2  Effect of Termination.

          (a) If there has been a termination pursuant to Section 7.1, then this Agreement shall be deemed void and of no further force and effect, and all further obligations of the parties hereunder shall terminate, except that the obligations set forth in Section 9.5 shall survive. Nothing contained in this Section 7.2 (with the exception of the last sentence of Section 7.2(b)), however, shall (i) relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement prior to any such termination or the corresponding liability for indemnification arising therefrom pursuant to Article 8, or (ii) limit or restrict the availability of specific performance or other injunctive or equitable relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

          (b) Notwithstanding the foregoing provisions of this Section 7.2, in the event of a termination of this Agreement: (i) by the Investor pursuant to Sections 7.1(iv) or (vii) because of the breach or non-performance by the Company of any of its covenants or obligations set forth in Section 5.1 and prior to, simultaneously with or within twelve (12) months after such termination the Company enters into a Company Acquisition Agreement (substituting 23% for 10% in the definition of the term "Company Takeover Proposal" contained in the definition of Company Acquisition Agreement);
     (ii) after (A) a bona fide Company Takeover Proposal has been proposed by a third party and such Company Takeover Proposal has not been withdrawn prior to the Company Stockholders Meeting and the Company Stockholder Approval is not obtained at the Company Stockholders Meeting and (B) prior to, simultaneously with or within twelve (12) months after such termination the Company enters into a Company Acquisition Agreement (substituting 23% for 10% in the definition of the term "Company Takeover Proposal" contained in the definition of Company Acquisition Agreement); or (iii) after (A) the Company fails to comply with Section 4.3 and (B) a Company Takeover Proposal has been proposed by a third party; then the Company will immediately pay to the Investor a fee of Three Million Five Hundred Thousand Dollars ($3,500,000), in addition to the amount due to the Investor under Section 9.5, by wire transfer of immediately available funds to accounts designated by the Investor; provided, however, that any such fee otherwise payable pursuant to this Section 7.2 or Section 4.3(b) and the amount otherwise due under Section 9.5 shall not be payable, and any attempted termination of this Agreement by the Investor shall not be effective, if the Investor is, at the time of such attempted termination, in material breach of any term hereof. Upon the Investor's receipt from the Company of such $3,500,000 fee pursuant to this Section 7.2 or Section 4.3(b), plus the amount due under Section 9.5, this Agreement shall be deemed void and the Investor shall have no further claims against the Company for any breach of any provision of this Agreement, and all further obligations of the parties hereunder shall terminate.

     7.3 Amendment. This Agreement may be amended by mutual agreement of the parties at any time, but only pursuant to an instrument in writing duly executed on behalf of each of the Company and the Investor.

     7.4 Extension; Waiver. At any time prior to the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing duly executed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE 8

                           INDEMNIFICATION; REMEDIES

     8.1 Survival; Right To Indemnification Not Affected By Knowledge. All representations and warranties in this Agreement, the Disclosure Schedule and in any certificate or document delivered pursuant to this Agreement shall survive for a period of one (1) year following the Closing Date. This Section 8.1 shall not limit any covenant, restriction, obligation or other agreement of the parties set forth or contemplated herein, each of which shall survive for its respective term set forth in this Agreement. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, restrictions, obligations and agreements will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

     8.2 Indemnification and Payment of Damages By the Company. The Company will indemnify and hold harmless the Investor and its Representatives, partners, controlling persons, and Affiliates and each of their respective Representatives (collectively, the "Company Indemnified Persons") from and against, and will pay to the Company Indemnified Persons the amount of, any and all losses, liabilities, claims, damages, or expenses (including costs of investigation, defense, litigation and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

          (a) any breach of any representation or warranty made by the Company in this Agreement, the Disclosure Schedule or any other certificate or document delivered by the Company pursuant to this Agreement, provided that notice of such breach is given to the Company pursuant to Section 8.5 or 8.6, as applicable, on or prior to the first anniversary of the Closing Date; or

          (b) any breach by the Company of any covenant, restriction, obligation or agreement of the Company in this Agreement.

     8.3 Indemnification and Payment of Damages By the Investor. The Investor will indemnify and hold harmless the Company, its respective Representatives, and Affiliates and each of their respective Representatives (collectively, the "Investor Indemnified Persons"), and will pay to the Company the amount of any Damages arising, directly or indirectly, from or in connection with:

          (a) any breach of any representation or warranty made by the Investor in this Agreement or in any certificate or document delivered by the Investor pursuant to this Agreement, provided that notice of such breach is given to the Investor pursuant to Section 8.5 or 8.6, as applicable, within three months of the expiration of the survivability of the representation or warranty; or

          (b) any breach by the Investor of any covenant, restriction, obligation or agreement of the Investor in this Agreement.

     8.4  Limitation on Amount.

          (a) The Company will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) or clause
     (b) of Section 8.2 until the total of all Damages attributable to the Company with respect to such matters taken as a whole exceeds $250,000, after which the amount of such Damages in excess of such initial $250,000 shall be recoverable hereunder up to a maximum recovery equal to the entire amount of the Purchase Price paid by the Investor to the Company hereunder. Notwithstanding the foregoing, this Section 8.4(a) will not apply to any breach of any of the Company's representations and warranties set forth in
     Section 3.2(o), and the Company will be liable for all Damages with respect to such breaches.

          (b) The Investor will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) or clause
     (b) of Section 8.3 until the total of all Damages incurred by the Company with respect to such matters taken as a whole exceeds $25,000, after which the amount of such Damages in excess of such initial $25,000 shall be recoverable hereunder up to a maximum recovery equal to $100,000.

     8.5  Procedure for Indemnification -- Third Party Claims.

          (a)  Promptly after receipt by an Indemnified Person described in
     Section 8.2 or 8.3 of notice of the commencement of any Proceeding against it, including reasonable details as to the basis for such claim (to the extent within the Knowledge of the Indemnified Person), such Indemnified Person will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any Indemnified Person, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the Indemnified Person's failure to give such notice.

          (b) If any Proceeding referred to in Section 8.5(a) is brought against an Indemnified Person and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless the indemnifying party fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Person and, after notice from the indemnifying party to the Indemnified Person of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the Indemnified Person under this
     Article 8 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Proceeding, other than reasonable costs of investigation; provided that if the indemnifying party is also a party to such Proceeding and, under applicable standards of professional conduct, joint representation of the Indemnified Person and the indemnifying party would be inappropriate, then the Indemnified Person shall be entitled to retain separate counsel whose fees and expenses shall be paid by the indemnifying party. If the indemnifying party assumes the defense of a Proceeding, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the Indemnified Person's consent not to be unreasonably withheld unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Person, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten (10) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Person. The Indemnified Person shall provide its reasonable cooperation with the indemnifying party in connection with the defense of a proceeding assumed by indemnifying party hereunder, including the provision of information reasonably requested by the indemnifying party.

          (c) The Company and the Investor hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on the Company and the Investor with respect to such a claim anywhere in the world.

     8.6 Procedure for Indemnification -- Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

     8.7 Remedies Exclusive. The remedies provided in this Section 8 shall be exclusive remedies of the parties hereto after the Closing in connection with any breach of a representation or warranty, non-performance, partial or total, of any covenant or agreement contained herein, except with respect to any breach or non-performance of any post-Closing covenant or obligation including, without limitation, those set forth in Section 4.5 or Section 5.7, or in the case of fraud, with respect to which the remedies shall not be limited to those set forth herein.

                                   ARTICLE 9

                               GENERAL PROVISIONS

     9.1 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given when received if delivered personally, on the next Business Day if sent by overnight courier for next Business Day delivery (providing proof of delivery), when confirmation is received, if sent by facsimile or in 5 Business Days if sent by U.S. registered or certified mail, postage prepaid (return receipt requested) to the other parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Investor, to:

                 The Yucaipa Companies
                 10000 Santa Monica Blvd., 5th Floor
                 Los Angeles, California 90067

                 Attn: Robert Bermingham
                 Facsimile: 310-789-7201

                with a copy to:

                 Munger, Tolles & Olson LLP
                 355 South Grand Avenue, 35th Floor
                 Los Angeles, California 90071-1560

                 Attn: Judith Kitano
                 Facsimile: 213-687-3702

          (b)  if to the Company, to:

                 Cyrk, Inc.
                 3 Pond Road
                 Gloucester, Massachusetts 01930

                 Attn: President
                 Facsimile: 978-281-2088
             with a copy to:

                 Dewey Ballantine LLP
                 1301 Avenue of the Americas
                 New York, New York 10019

                 Attn: Richard D. Pritz
                 Facsimile: 212-259-6333
                                       and

                 Choate, Hall & Stewart
                 Exchange Place
                 53 State Street
                 Boston, Massachusetts 02109

                 Attn: Cameron Read
                 Facsimile: 617-248-4000

     9.2 Interpretation. A reference made in this Agreement to an Article, Section, Exhibit or Schedule, shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     9.4 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Registration Rights Agreement and the Confidentiality Agreement together constitute the entire agreement between the parties with respect to the subject hereof and thereof, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of such agreements. Except as explicitly provided in Sections 8.2 and 8.3, this Agreement is not intended to confer upon any Person other than the parties any rights or remedies.

     9.5 Costs and Expenses. All costs and expenses in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the Contemplated Transactions (including, irrespective of whether the Closing shall have occurred, costs incurred by the Investor and its Affiliates in connection with an investment in (or acquisition of) the Company, which include, without limitation, all attorney fees and other consultant and advisor fees, including all fees and expenses arising from any due diligence investigation and fees of brokers, investment bankers or financial advisors) shall be borne by the Company, and the Company shall reimburse the Investor for all such costs and expenses on the earlier to occur of: (i) the Closing, (ii) the third Business Day following the Company Stockholders Meeting if the Company Stockholder Approval is not received, (iii) immediately following the termination of the Agreement pursuant to Section 4.3(b) or under circumstances in which a fee is payable pursuant to Section 7.2(b), and (iv) the third Business Day following the termination of the Agreement for any other reason, other than for material breach of any term hereof by the Investor, provided, in the event of (i) above the Company's reimbursement obligation hereunder shall be limited to Two Million Two Hundred Thousand Dollars ($2,200,000) in the aggregate; provided, further, in the event of (ii) or (iv) above the Company's reimbursement obligation hereunder shall be limited to One Million Seven Hundred Thousand Dollars ($1,700,000) in the aggregate; and provided, further, in the event of (iii) above, the Company's reimbursement obligation hereunder shall be limited to One Million Two Hundred Thousand Dollars ($1,200,000) in the aggregate.

     9.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     9.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     9.8 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of Delaware or of the United States located in the State of Delaware in the event any dispute arises out of this Agreement or any of the Contemplated Transactions, and each party agrees (a) it will not attempt to deny or defeat personal jurisdiction or venue in any such court by motion or other request for leave from any such court and (b) it will not bring any action relating to this Agreement or any of the Contemplated Transactions in any court other than any such court.

     9.9 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, so long as the economic and legal substance of the Contemplated Transactions are not affected in a manner materially adverse to any party hereto.

     9.10 Further Assurances. The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     9.11 Construction. In entering into this Agreement, each party represents and warrants that such party does so freely and voluntarily, after having had the opportunity to meet and confer with such party's respective attorneys regarding the contents and legal effect of this Agreement. Each party represents and warrants that such party has full power and authority to enter into and execute this Agreement. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party. In the event any claim is made by any party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or such party's counsel.

     IN WITNESS WHEREOF, the Investor and the Company have caused this Agreement to be signed by their respective general partner or officer hereunto duly authorized, all as of the date first written above.

                                            OVERSEAS TOYS, L.P.
                                            By: OA3, L.L.C., its General Partner

                                            By:    /s/ ROBERT BERMINGHAM
                                              ----------------------------------

                                            Its:             Secretary
                                              ----------------------------------

                                            CYRK, INC.


                                            By:      /s/ PATRICK BRADY

                                              ----------------------------------


                                            Its:             President

                                              ----------------------------------

                                                                       EXHIBIT B

                  CERTIFICATE OF DESIGNATION OF VOTING POWER,
                           DESIGNATIONS, PREFERENCES
                   AND RELATIVE, PARTICIPATING, OPTIONAL AND
                              OTHER SPECIAL RIGHTS
                        AND QUALIFICATIONS, LIMITATIONS
                                AND RESTRICTIONS

                                       OF

                    SERIES A SENIOR CUMULATIVE PARTICIPATING
                          CONVERTIBLE PREFERRED STOCK

                                       OF

                                    C, INC.

                         ------------------------------

                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                         ------------------------------

     C, Inc., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Article IV of its Certificate of Incorporation (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation at a meeting duly called and
held on             , 1999 duly approved and adopted the following resolution
which resolution remains in full force and effect on the date hereof:

     RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series preferred stock having a par value of $.01 per share, with a liquidation preference of $1,000 per share (the "Base Liquidation Preference") which shall be designated as Series A Senior Cumulative Participating Convertible Preferred Stock (the "Preferred Stock") consisting of 40,000 shares, of which 25,000 shares shall be designated Series A1 Senior Cumulative Participating Convertible Preferred Stock (the "Series A1 Stock") and 15,000 shares shall be designated Series A2 Senior Cumulative Participating Convertible Preferred Stock (the "Series A2 Stock"), plus, in each case, such additional shares of Preferred Stock as may be issued pursuant to paragraph 2 hereof, having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

     1. Ranking. The Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation, rank (i) senior to all classes of Common Stock of the Corporation and to each other class of capital stock or series of preferred
stock established after                ,      by the Board of Directors the
terms of which do not expressly provide that it ranks senior to or on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation (collectively referred to with the Common Stock of the Corporation as "Junior Securities");
(ii) on a parity with any additional shares of Preferred Stock issued by the Corporation in the future and any other class of capital stock or series of preferred stock issued by the Corporation established after
               ,     , by the Board of Directors, the terms of which expressly
provide that such class or series will rank on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Parity Securities"); and (iii) junior to each class of capital stock or series of
preferred stock issued by the Corporation established after                ,
     by the Board of Directors the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Senior Securities").

     2.  Dividends.

     (i) The holders of shares of the Preferred Stock shall be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative dividends from the date of issuance of the Preferred Stock accruing at the rate per annum of 4% of the Base Liquidation Preference per share, payable quarterly in arrears on
each                ,                ,                and                ,
commencing on                ,      (each a "Dividend Payment Date"), to the
holders of record as of the next preceding                ,                ,
               and                , (each, a "Record Date") whether or not such
Record Date is a Business Day. If any Dividend Payment Date is not a Business Day, such payment shall be made on the next succeeding Business Day. Dividends will be payable, at the option of the Corporation, (A) in cash, (B) by delivery of shares of Preferred Stock of the same designation as the shares on which the dividend is paid or (C) through any combination of the foregoing. In addition, if the Corporation declares or pays any cash dividends on the Common Stock, the Corporation shall also declare and pay to the holders of the Preferred Stock at the same time that it declares and pays such dividends, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Preferred Stock had all of the outstanding Preferred Stock been converted immediately prior to the record date for such dividend.

     (ii) Dividends on the Preferred Stock shall accrue whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate, compounded quarterly.

     (iii) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Preferred Stock. Unless full cumulative dividends on all outstanding shares of Preferred Stock for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (a) no dividend (other than a divided payable solely in shares of any Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities or Parity Securities; (b) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities or Parity Securities, other than a distribution consisting solely of Junior Securities;
(c) no shares of Junior Securities or Parity Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities or Parity Securities) by the Corporation or any of its subsidiaries; and (d) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities or Parity Securities by the Corporation or any of its subsidiaries. Holders of the Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

     3.  Conversion Rights.

     (i) A holder of shares of Preferred Stock may convert such shares at any time, unless previously redeemed, at the option of the holder thereof into shares Common Stock of the Corporation. For the purposes of conversion, each share of Preferred Stock shall be valued at the Base Liquidation Preference plus accrued and unpaid dividends, which shall be divided by the Conversion Price in effect on the Conversion Date to determine the number of shares of Common Stock issuable upon conversion, except that the right to convert shares of Preferred Stock called for redemption shall terminate at the close of business on the Business Day preceding the Redemption Date and shall be lost if not exercised prior to that time, unless the Corporation shall default in payment of the redemption price contemplated by
Section 5(i) or 5(ii). Immediately following such conversion, the rights of the holders of converted Preferred Stock shall cease and the persons entitled to receive the Common Stock upon the conversion of Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock.

     (ii) To convert Preferred Stock, a holder must (A) surrender the certificate or certificates evidencing the shares of Preferred Stock to be converted, duly endorsed in a form satisfactory to the Corporation, at the office of the Corporation or transfer agent for the Preferred Stock, (B) notify the Corporation at such office that he elects to convert Preferred Stock and the number of shares he wishes to convert, (C) state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued, and (D) pay any transfer or similar tax if required pursuant to paragraph 3(iv). In the event that a holder fails to notify the Corporation of the number of shares of Preferred Stock which he wishes to convert, he shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the holder satisfies all those requirements is the "Conversion Date." As soon as practical following the Conversion Date, the Corporation shall deliver to the holder a certificate for the number of full shares of Common Stock issuable upon the conversion, and a new certificate representing the unconverted portion, if any, of the shares of Preferred Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Conversion Date. The holder of record of a share of Preferred Stock at the close of business on a Record Date with respect to the payment of dividends on the Preferred Stock will be entitled to receive such dividends with respect to such share of Preferred Stock on the corresponding Dividend Payment Date, notwithstanding the conversion of such share after such Record Date and prior to such Dividend Payment Date. The dividend payment with respect to a share of Preferred Stock called for redemption on a date during the period from the close of business on any Record Date for the payment of dividends to the close of business on the Business Day immediately following the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to the record holder of such share on such Record Date, notwithstanding the conversion of such share after such Record Date and prior to such Dividend Payment Date, and the holder converting such share of Preferred Stock need not include a payment of such dividend amount upon surrender of such share of Preferred Stock for conversion. If a holder of Preferred Stock converts more than one share at a time, the number of full shares of Common Stock issuable upon conversion shall be based on the total Base Liquidation Preferences plus accrued and unpaid dividends thereon of all shares of Preferred Stock converted. If the last day on which Preferred Stock may be converted is not a Business Day, Preferred Stock may be surrendered for conversion on the next succeeding Business Day.

     (iii) The Corporation shall not issue any fractional shares of Common Stock upon conversion of Preferred Stock. Instead the Corporation shall pay a cash adjustment based upon the Closing Price of the Common Stock on the Business Day prior to the Conversion Date.

     (iv) If a holder converts shares of Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the holder shall pay any such tax that is due because the shares are issued in a name other than the holder's name.

     (v) The Corporation has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Preferred Stock in full. All shares of Common Stock that may be issued upon conversion of Preferred Stock shall be fully paid and nonassessable.

     (vi) In case the Corporation shall pay or make a dividend or other distribution on any class of capital stock of the Corporation (other than the Preferred Stock) in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination of the holders entitled to such dividends and distributions. For the purposes of this paragraph 3(vi), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

     (vii) In case the Corporation shall issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for, purchase or acquire shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph 3(xi) below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription, purchase or acquisition would purchase at such current market price and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription, purchase or acquisition, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination of the holders entitled to such rights, options or warrants. However, upon the expiration of any right, option or warrant to purchase Common Stock, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this paragraph 3(vii), if any such right, option or warrant shall expire and shall not have been exercised, the Conversion Price shall be recomputed immediately upon such expiration and effective immediately upon such expiration shall be increased to the price it would have been (but reflecting any other adjustments to the Conversion Price made pursuant to the provisions of this paragraph 3 after the issuance of such rights, options or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights, options or warrants. No further adjustment shall be made upon exercise of any right, option or warrant if any adjustment shall be made upon the issuance of such security. For the purposes of this paragraph 3(vii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Corporation.

     (viii) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be reduced, and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be increased, in each case to equal the product of the Conversion Price in effect on such date and a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination, as the case may be, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination, as the case may be. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     (ix) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock (A) evidences of its indebtedness or (B) shares of any class of capital stock, cash or other assets (including securities, but excluding (x) any rights, options or warrants referred to in paragraph 3(vii) above, (y) any dividends or distributions referred to in paragraph 3(vi) or 3(viii) above, and (z) cash dividends), then in each case, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of holders of Common Stock entitled to receive such distribution shall be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph 3(xi) below) of the Common Stock on such date of determination (or, if earlier, on the date on which the Common Stock goes "ex-dividend" in respect of such distribution) less the then fair market value as determined by the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed with the Transfer Agent) of the portion of the capital stock, cash or other assets or evidences of indebtedness so distributed (and for which an adjustment to the Conversion Price has not previously been made pursuant to the terms of this paragraph 3) applicable to one share of Common Stock, and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately after the opening of business on the day following such date of determination of the holders entitled to such distribution.

     (ixA) In case a tender or exchange offer made by the Corporation or any subsidiary of the Corporation for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by the Corporation or such subsidiary of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive and described in a resolution of the Board of Directors or such duly authorized committee thereof, as the case may be) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the current market price per share (determined as provided in paragraph 3(xi) below) of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the current market price per share of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the current market price per share of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. For the purposes of this paragraph 3(ixA), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation.

     (x) The reclassification or change of Common Stock into securities, including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which paragraph 3(xviii) below shall apply) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of holders of Common Stock entitled to receive such distribution" within the meaning of paragraph 3(ix) above), and (B) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of Common Shares outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph 3(viii) above).

     (xi) For the purpose of any computation under paragraph 3(vii), or 3(ix) or 3(ixA) above, the current market price per share of Common Stock on any day shall be deemed to be the average of the Closing Prices of the Common Stock for the 20 consecutive Trading Days ending on the day before the day in question; provided, that, in the case of paragraph 3(ix), if the period between the date of the public announcement of the dividend or distribution and the date for the determination of holders of Common Stock entitled to receive such dividend or distribution (or, if earlier, the date on which the Common Stock goes "ex-dividend" in respect of such dividend or distribution) shall be less than 20 Trading Days, the period shall be such lesser number of Trading Days but, in any event, not less than five Trading Days.

     (xii) No adjustment in the Conversion Price need be made until all cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 3 shall be made to the nearest 1/10,000th of a cent or to the nearest 1/10,000th of a share, as the case may be.

     (xiii) For purposes of this Certificate of Designation, "Common Stock" includes any stock of any class of the Corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and which is not subject to redemption by the Corporation. However, subject to the provisions of paragraph 3(xviii) below, shares issuable on conversion of shares of Preferred Stock shall include only shares of the class designated as Common Stock of the Corporation on the Preferred Stock Issue Date or shares of any class or classes resulting from any reclassification thereof and which have no preferences in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and which are not subject to redemption by the Corporation; provided that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     (xiv) No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of the Common Stock. No adjustment in the Conversion Price need be made under paragraphs 3(vi), 3(vii) and 3(ix) above if the Corporation issues or distributes to each holder of Preferred Stock the shares of Common Stock, evidences of indebtedness, assets, rights, options or warrants referred to in those paragraphs which each holder would have been entitled to receive had Preferred Stock been converted into Common Stock prior to the happening of such event or the record date with respect thereto.

     (xv) Whenever the Conversion Price is adjusted, the Corporation shall promptly mail to holders of Preferred Stock, first class, postage prepaid, a notice of the adjustment. The Corporation shall file with the transfer agent for the Preferred Stock, if any, a certificate from the Corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Unless holders of a majority of the outstanding shares of Preferred Stock shall notify (a "Dispute Notice") the Corporation, within 30 days of the date the Corporation mails such notice of adjustment, that such holders (the "Disputing Holders") dispute such adjustment, such adjustment shall be final and binding. The Dispute Notice shall set forth in reasonable detail the basis for such dispute and shall name a representative (the "Representative") for the Disputing Holders. The Corporation and the Representative shall jointly engage an accounting firm of national reputation which shall be instructed to resolve such dispute as promptly as practicable. The decision of such accounting firm shall be final and binding. The Corporation and the Representative, on behalf of the Disputing Holders, shall each bear one-half of the fees and expenses (including the responsibility for any indemnity or similar obligations) of such accounting firm.

     (xvi) The Corporation from time to time may reduce the Conversion Price if it considers such reductions to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of Common Stock by any amount, but in no event may the Conversion Price be less than the par value of a share of Common Stock. Whenever the Conversion Price is reduced, the Corporation shall mail to holders of Preferred Stock a notice of the reduction. The Corporation shall mail, first class, postage prepaid, the notice at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period it will be in effect. A reduction of the Conversion Price pursuant to this paragraph 3(xvi) does not change or adjust the Conversion Price otherwise in effect for purposes of paragraphs 3(vi), 3(vii), 3(viii), 3(ix), 3(ixA) and 3(x) above.

     (xvii)  If:

          (A) the Corporation takes any action which would require an adjustment in the Conversion Price pursuant to paragraph 3(vii), 3(ix) or 3(x) above;

          (B) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another entity, and stockholders of the Corporation must approve the transaction; or

          (C)  there is a dissolution or liquidation of the Corporation;

the Corporation shall mail to holders of the Preferred Stock, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Corporation shall mail the notice at least 10 days before such date. However, failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (A), (B) or (C) of this paragraph 3(xvii).

     (xviii) In the case of any consolidation of the Corporation or the merger of the Corporation with or into any other entity or the sale or transfer of all or substantially all the assets of the Corporation pursuant to which the Corporation's Common Stock is converted into other securities, cash or assets, upon consummation of such transaction, each share of Preferred Stock shall automatically become convertible into the kind and amount of securities, cash or other assets receivable upon the consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such share of Preferred Stock is convertible immediately prior to such consolidation, merger, transfer or sale (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount of consideration receivable per share by a plurality of non-electing shares). Appropriate adjustment (as determined by the Board of Directors of the Corporation) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Preferred Stock. If this paragraph 3(xviii) applies, paragraphs 3(vi), 3(viii) and 3(x) do not apply.

     (xix) In any case in which this paragraph 3 shall require that an adjustment as a result of any event becomes effective from and after a record date, the Corporation may elect to defer until after the occurrence of such event the issuance to the holder of any shares of Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately prior to adjustment; provided, however, that if such event shall not have occurred and authorization of such event shall be rescinded by the Corporation, the Conversion Price shall be recomputed immediately upon such rescission to the price that would have been in effect had such event not been authorized, provided that such rescission is permitted by and effective under applicable laws.

     4. Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Corporation's capital stock, each holder of shares of the Preferred Stock will be entitled to payment out of the assets of the Corporation available for distribution of an amount equal to the greater of (a) the Adjusted Liquidation Preference as of the date fixed for liquidation, dissolution, winding-up or reduction or decrease in capital stock per share of Preferred Stock held by such holder times the number of shares of Preferred Stock held by such holder or (b) the amount that would have been paid to such holder of the Preferred Stock with respect to Common Stock issuable upon conversion of such holder's Preferred Stock had each share of such holder's outstanding Preferred Stock been converted to Common Stock immediately prior to the date of the liquidation, dissolution, winding-up or reduction or decrease in capital stock (such sum, the "Total Liquidation Payment"), before any distribution is made on any Junior Securities, including, without limitation, Common Stock of the Corporation. After payment in full of the Total Liquidation Payment to which holders of Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Corporation. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Preferred Stock and all other Parity Securities are not paid in full, the holders of the Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Corporation in proportion to the full liquidation preference and accumulated and unpaid dividends, if any, to which each is entitled. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more Persons will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or reduction or decrease in capital stock, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the business of the Corporation or reduction or decrease in capital stock.

     5.  Redemption.

     (i) Mandatory Offer of Redemption. Within 15 days following a Change of Control Event, the Corporation shall give notice to the holder of the Preferred Stock, describing in reasonable detail the material terms of the transaction and offering to purchase all of such holder's shares of Preferred Stock at a price per share in cash equal to 101% of the Adjusted Liquidation Preference as of the repurchase date, which shall be no earlier than 30 days, nor later than 60 days from the date such notice is mailed; provided, however, that if the Change of
Control Event occurs prior to                               , 2002 [third
anniversary of issuance], the Adjusted Liquidation Preference shall be deemed to equal the Adjusted Liquidation Preference plus the dividends that would have accrued on the shares of Preferred Stock (and assuming such dividends were paid by delivery of shares of Preferred Stock of the same designation) had such
Preferred Stock remained outstanding until                            , 2002.
The failure of the holder to accept such offer prior to the repurchase date shall be deemed a rejection of such offer. A "Change of Control Event" shall mean (A) the acquisition by any person or group (within the meaning of Section 12(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934), of beneficial ownership, direct or indirect, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding equity securities, (B) (x) the acquisition by any person or group of beneficial ownership, direct or indirect, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding equity securities and (y) either (1) a representative or nominee of such person or group shall be elected or appointed to the Board of Directors of the Corporation without the support of at least 5/7 of the members of the Board of Directors of the Corporation, provided that, if there is a vote of the stockholders, the holders of the Preferred Stock shall have voted against such election or (2) a person designated by the Investor (as defined in the
Securities Purchase Agreement dated as of August   , 1999 between the Investor
and the Corporation) pursuant to Section 4.5(e) of such Securities Purchase Agreement shall not be elected to the Board of Directors of the Corporation as provided in such Section or (C) the consolidation of the Company with, or the merger of the Company with or into, another Person or the sale, assignment or transfer of all or substantially all of the Company's assets to any Person, or the consolidation of any Person with, or the merger of any Person with or into, the Company, in any such event in a transaction in which the outstanding voting capital stock of the Company is converted into or exchanged for cash, securities or other property, provided that following such transaction the holders of voting stock of the Company immediately prior to such transaction do not own more than 50% of the voting stock of the company surviving such transaction or to which such assets are transferred. Paragraph 5(i)(B) shall not be applicable if the Investor is not entitled to make a designation pursuant to Section 4.5(e) of the Securities Purchase Agreement. This paragraph 5(i) shall not apply to any Change of Control resulting from actions by the Investor or any affiliate, transferee or person acting in concert therewith.

     (ii) Optional Redemption. The Preferred Stock shall be subject to redemption, at the option of the Corporation (an "Optional Redemption"), at any
time following                            , 2002 [third anniversary of issuance]
and prior to                            , 2004 [fifth anniversary] at the
"Optional Redemption Price" (as defined below) if the average of the Closing Prices of the Common Stock has exceeded $12.00 for sixty consecutive Trading Days following Preferred Stock Issue Date. The Preferred Stock shall be redeemable at any time following the fifth anniversary of the issuance of Preferred Stock at the Optional Redemption Price. The "Optional Redemption Price" per share shall be the Adjusted Liquidation Preference as of the Optional Redemption Date (as defined below).

     (iii) Notice of Redemption. The Corporation shall give the holder of Preferred Stock written notice of any Optional Redemption not less than 30 days nor more than 45 days prior to the proposed redemption date, specifying such redemption date (each, an "Optional Redemption Date"), the per share Optional Redemption Price and the number of such holder's shares to be redeemed on such date. Upon making an election to redeem shares pursuant to paragraph 5(ii) hereof, the Corporation shall be obligated to consummate such redemption. Notice of redemption having been given as aforesaid, the number of shares to be redeemed as specified in such notice shall be so redeemed on the redemption date specified. In case of redemption of less than all of the shares of Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot as determined by the Corporation in its sole discretion.

     (iv) Effect of Redemption. On the date established for redemption pursuant to this paragraph 5 hereof, all rights in respect of the shares of Preferred Stock to be redeemed, except the right to receive the applicable redemption price, plus accrued and unpaid dividends, if any (but only to the extent such accrued and unpaid dividends have not been included in the redemption price), to the date of redemption, shall cease and terminate (unless default shall be made by the Corporation in the payment of the applicable redemption price, plus accrued and unpaid dividends, if any, in which event such rights shall be exercisable until such default is cured), and such shares shall no longer be deemed to be outstanding, notwithstanding that any certificates representing such shares shall not have been surrendered to the Corporation. All shares of Preferred Stock redeemed pursuant to this paragraph 5 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series or class, and may thereafter be reissued, subject to compliance with the terms hereof, as shares of any series of preferred stock other than shares of Preferred Stock. No Preferred Stock may be redeemed except with funds legally available for such purpose.

     6.  Voting Rights.

     (i) The holder of the Preferred Stock shall vote along with the holders of the shares of Common Stock as a single class, except as provided in paragraph 6(iii), below, with each share of Common Stock entitled to one vote and each share of Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of such Preferred Stock as of the relevant record date.

     (ii) The Corporation shall not, without the affirmative vote or consent of the holders of at least 50% of the shares of Preferred Stock then outstanding (with shares held by the Corporation not being considered to be outstanding for this purpose) voting or consenting as the case may be, as one class:

          (a) issue any Senior Securities or Parity Securities;

          (b) issue any preferred stock which is not a Senior Security or Parity Security and which has voting rights (except as required by law) unless such preferred stock votes as a single class with the Common Stock and the Preferred Stock;

          (c) amend this Certificate of Designation in any manner that adversely affects the specified rights, preferences, privileges or voting rights of holders of Preferred Stock; or

          (d) authorize the issuance of any additional shares of Preferred Stock, other than as contemplated by the Securities Purchase Agreement,
     dated as of                     , 1999 between                and the
     Corporation, the Warrants contemplated thereby and this Certificate of Designation;

     (iii) The Corporation in its sole discretion may without the vote or consent of any holders of the Preferred Stock amend or supplement this Certificate of Designation:

          (a) to cure any ambiguity, defect or inconsistency, provided such amendment or supplement is not adverse to the rights of the holders of the Preferred Stock;

          (b) to provide for uncertificated Preferred Stock in addition to or in place of certificated Preferred Stock; or

          (c) to make any change that would provide any additional rights or benefits to the holders of the Preferred Stock or that does not adversely affect the legal rights under this Certificate of Designation of any such holder.

Except as set forth above, (x) the creation or authorization of any shares of Junior Securities, Parity Securities or Senior Securities or the issuance of any shares of Junior Securities or (y) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of the holders of the Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges, special rights or voting rights of holders of shares of Preferred Stock.

     7. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation. The shares of Preferred Stock shall have no preemptive or subscription rights.

     8. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     9. Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof herein set forth.

     10. Re-issuance of Preferred Stock. Shares of Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may be designated or re-designated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation, provided that any issuance of such shares as Preferred Stock must be in compliance with the terms hereof.

     11. Mutilated or Missing Preferred Stock Certificates. If any of the Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Preferred Stock certificate, or in lieu of and substitution for the Preferred Stock certificate lost, stolen or destroyed, a new Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the transfer agent (if other than the Corporation).

     12. Certain Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          "Adjusted Liquidation Preference" means, with respect to each share of Preferred Stock, the sum of (a) the Base Liquidation Preference per share of Preferred Stock plus accrued and unpaid dividends thereon and (b) the result of (i) the amount by which (x) 7.5 percent of the Excess Retained Earnings exceeds (y) the aggregate amount of cash dividends paid pursuant to the final sentence of paragraph 2(i) that are not in excess of the dividends paid pursuant to the first sentence of paragraph 2(i), divided by
     (ii) the total number of shares of Preferred Stock outstanding on the date (the "Calculation Date") of the event giving rise to the calculation of the Adjusted Liquidation Preference (including, without limitation, the redemption of the Preferred Stock or the liquidation of the Corporation).

          "Business Day" means any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

          "Closing Price" means, for each Trading Day, the last reported sale price regular way on the Nasdaq National Market or, if the Common Stock is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the corporation for that purpose.

          "Common Stock" means the Common Stock, par value $.01 per share, of the Corporation.

          "Conversion Price" shall initially mean $8.25 per share of Series A1 Stock and $9.00 per share of Series A2 Stock and thereafter shall be subject to adjustment from time to time pursuant to the terms of paragraph 3 hereof.

          "Excess Retained Earnings" means the excess, if any, of(i) retained earnings as shown on the most recent quarterly or annual consolidated balance sheet of the Corporation prior to the Calculation Date, over (ii) $75 million. For purposes of this definition, retained earnings shall be computed ignoring the effects of any acquisitions after the Preferred Stock Issue Date and ignoring the Corporation's investment in ThingWorld.com LLC (including any income therefrom or sale thereof).

          "Exchange Act" means the Securities Exchange Act of 1934.

          "Person" means any individual or corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Preferred Stock Issue Date" means the date on which the first shares of Preferred Stock are originally issued by the Corporation under this Certificate of Designation.

          "Trading Day" means any day on which the Nasdaq National Market or other applicable stock exchange or market is open for business.

          "Transfer Agent" shall be Boston Equiserve unless and until a successor is selected by the Corporation.

                                                                       EXHIBIT C

          THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS WARRANT NOR ANY INTEREST HEREIN NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (II) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, SUCH EXEMPTION TO BE EVIDENCED BY SUCH DOCUMENTATION AS THE COMPANY MAY REASONABLY REQUEST.






No. of Shares of Series A2 Preferred Stock:                          Warrant No.
Dated:                , 1999

                                    WARRANT

           TO PURCHASE SHARES OF SERIES A2 PREFERRED STOCK OF C, INC.

     THIS IS TO CERTIFY THAT                , (the "Holder"), is entitled, at
any time prior to                     , 2004 (the "Expiration Date"), to
purchase from [C, Inc.] (the "Company"), 15,000 shares of Series A2 Senior Cumulative Participating Convertible Preferred Stock (the "Series A2 Preferred Stock") as described in the attached Certificate of Designation of the Company (the "Certificate of Designation"), in whole or in part, at a purchase price of $1,000 per share, all on the terms and conditions and pursuant to the provisions hereinafter set forth.

1.  Definitions

     As used in this Warrant, the following terms have the respective meanings set forth below:

          "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

          "Closing Price" shall have the meaning set forth in the Certificate of Designation.

          "Closing Date" shall mean the date of the Closing as such term is
     defined in the Securities Purchase Agreement, dated as of August   , 1999,
     between the Holder and the Company.

          "Common Stock" shall have the meaning set forth in the Certificate of Designation.

          "Trading Price" shall mean the average of the Closing Prices of the Common Stock for the 20 consecutive Trading Days ending on the day before the day in question.

          "Warrant Price" shall mean an amount equal to (i) the number of shares of Series A2 Preferred Stock being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (ii) $1,000

          "Warrant Stock" shall mean the shares of Series A2 Preferred Stock purchased by the Holder upon the exercise hereof.

2.  Exercise of Warrant

     2.1. Manner of Exercise. At any time or from time to time from and after the Initial Closing Date and until 5:00 P.M., New York time, on the Expiration Date, Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Series A2 Preferred Stock purchasable hereunder.

     In order to exercise this Warrant, in whole or in part, Holder shall
deliver to the Company at its principal office at                (i) a written
notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Series A2 Preferred Stock to be purchased, (ii) payment of the Warrant Price (x) in immediately available funds or (y) by the withholding from the shares of Warrant Stock to be issued upon exercise that number of shares of Series A2 Preferred Stock that, if converted as of the date of exercise, would be convertible into shares of Common Stock with an aggregate Trading Price as of the date of exercise equal to the Warrant Price and (iii) this Warrant. Such notice shall be substantially in the form appearing at the end of this Warrant as Exhibit A, duly executed by Holder. Upon receipt of the items specified in the second preceding sentence, the Company shall execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Series A2 Preferred Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be in such denomination or denominations as Holder shall request in the notice and shall be registered in the name of Holder. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the Warrant Price and this Warrant, are received by the Company as described above. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the right of Holder to purchase the unpurchased shares of Series A2 Preferred Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder.

     2.2. Shares to be Validly Issued. All shares of Series A2 Preferred Stock issuable upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable. The Company shall be entitled to withhold any amounts required to be withheld under applicable law from any amounts to be paid to the Holder hereunder.

     2.3 No Fractional Shares. The Company shall not be required to issue fractions of shares upon the exercise of this Warrant. If any fraction of a share would otherwise be issuable, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Adjusted Liquidation Preference (as defined in the Certificate of Designation).

3. Adjustments

     3.1 Merger, Consolidation or Disposition of Assets. In the case of any consolidation of the Company or the merger of the Company with or into any other entity or the sale or transfer of all or substantially all the assets of the Company pursuant to which the Series A2 Preferred Stock is converted into other securities, cash or assets, upon consummation of such transaction, this Warrant shall automatically become exercisable for the kind and amount of securities, cash or other assets receivable upon the consolidation, merger, sale or transfer by a holder of the number of shares of Series A2 Preferred Stock into which this Warrant might have been converted immediately prior to such consolidation, merger, transfer or sale (assuming such holder of Series A2 Preferred Stock failed to exercise any rights of election and received per share the kind and amount of consideration receivable per share by a plurality of non-electing shares). Appropriate adjustment (as determined by the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

     3.2 Adjustments to Common Stock. The Common Stock or other consideration into which the Warrant Stock may be converted shall be subject to the adjustments set forth in Section 3 of the Certificate of Designation as if such Warrant Stock had been outstanding since the Preferred Stock Issue Date (as defined in the Certificate of Designation). Notwithstanding the foregoing, no single event shall give rise to more than one such adjustment or entitle the Holder to a larger amount of Common Stock than such Holder would have received had it exercised this Warrant immediately and converted the Warrant Stock immediately following the time of the adjustment set forth in the immediately preceding sentence or entitle the Holder to any dividends on the Common Stock for any periods prior to conversion.

4. Rights of Holder

     4.1 No Impairment. The Company shall not by any action, including, without limitation, amending its Certificate of Incorporation or comparable governing instruments or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Series A2 Preferred Stock upon the exercise of this Warrant and (b) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

5. Reservation and Authorization of Series A2 Preferred Stock;

     From and after the Initial Closing Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Series A2 Preferred Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Series A2 Preferred Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

6. Transferability; Form of Warrants

     6.1 No Transfer. None of the Warrant nor the Shares issuable upon exercise hereof nor any interest therein may be offered, sold, transferred, pledged, hypothecated or otherwise disposed of, except pursuant to (i) an effective registration statement under the Securities Act and any applicable state securities laws or (ii) an exemption from the registration requirements of the Securities Act and any applicable state securities laws, such exemption to be evidenced by such documentation as the Company may reasonably request, including an opinion of counsel, in writing and addressed to the Company (which counsel and opinion shall be reasonably satisfactory to the Company), that such transfer is not in violation of the Securities Act and any applicable state laws. The Company shall treat the Holder as the holder and owner hereof for all purposes, unless the Company has been given notice to the contrary.

     6.2. Warrant Register; Ownership of Warrant. The Company will keep at its principal office a register in which the Company will provide for the registration of Warrants and the registration of transfers of Warrants. The Company may treat the person in whose name any Warrant is registered on such register as the owner thereof for all other purposes, and the Company shall not be affected by any notice to the contrary.

     6.3. Restrictive Legend. Each certificate for Warrant Stock shall be stamped or otherwise imprinted with the following legend:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS SECURITY NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (II) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, SUCH EXEMPTION TO BE EVIDENCE BY SUCH DOCUMENTATION AS THE ISSUER MAY REASONABLY REQUEST.

     Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act ) shall also bear such legend unless, the holder of such certificate shall have delivered to the Company an opinion of counsel, in writing and addressed to the Company (which counsel and opinion shall be reasonably acceptable to the Company), that the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act or any state securities laws.

     6.3. Registration Rights. The holder of Warrants and Warrant Stock shall have the registration rights set forth in the Registration Rights Agreement,
dated as of                            , 1999 between the Holder and the
Company.

7.  Loss or Mutilation

     Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it, and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

8.  Miscellaneous

     8.1. Expiration. This Warrant shall expire and be of no further force and effect on the Expiration Date.

     8.2. Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid or by a nationally recognized overnight courier or by telecopy and confirmed by telecopy answerback, addressed as follows:

          (a) If to the Holder, at its last known address appearing on the books of the Company maintained for such purpose.

          (b)  If to the Company at

                [        ]

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served (i) on the date on which personally delivered, with receipt acknowledged, (ii) on the date on which telecopied and confirmed by written or telephonic acknowledgment, (iii) on the date set forth on the executed return receipt in the case of registered or certified mail or
(iv) on the next business day after the same shall have been deposited for overnight delivery with a nationally recognized overnight courier, provided that proof of receipt is received. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the Person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

     8.3. No Rights as Shareholders. This Warrant shall not entitle the Holder to any rights as a shareholder of the Company.

     8.4. Successors and Assigns. Subject to the provisions of Section 3.1, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company.

     8.5. Amendment. This Warrant may be modified or amended or the provisions hereof waived only with the written consent of the Company and the Holder.

     8.6. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant, provided that no such severance shall be effective if it would change the economic costs or benefits of this Warrant to the Company or the Holder.

     8.7. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

     8.8. Governing Law. This Warrant shall be governed by the laws of the State of Delaware, without regard to the provisions thereof relating to conflict of laws.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first above written.

Dated:            , 1999

                                            [C]


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

Acknowledged and Agreed:
[Holder]

By:
    ----------------------------
    Name:
    Title:

                                   EXHIBIT A

                                 EXERCISE FORM

                 [TO BE EXECUTED ONLY UPON EXERCISE OF WARRANT]

     The undersigned registered owner of this Warrant irrevocably exercises this
Warrant for the purchase of                Shares of Series A2 Preferred Stock
of [C] and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Series A2 Preferred Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of the undersigned, if such shares of Series A2 Preferred Stock shall not include all of the shares of Series A2 Preferred Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Series A2 Preferred Stock issuable hereunder be delivered to the undersigned.

     Check the following box in the case of a "cashless exercise" pursuant to
Section 2.1(ii)(y) [  ]


                                             -----------------------------------
                                             (Name of Registered Owner)


                                             -----------------------------------
                                             (Signature of Registered Owner)


                                             -----------------------------------
                                             (Street Address)


                                             -----------------------------------
                                             (City)     (State)     (Zip Code)

Notice: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT D

                              [BEAR STEARNS LOGO]

September 1, 1999

Board of Directors
Special Committee of the Board of Directors
CYRK, INC.
3 Pond Road
Gloucester, Massachusetts 01930

Dear Sirs:

     We understand that CYRK, INC. ("CYRK") will enter into a Securities Purchase Agreement (the "Agreement") with Overseas Toys, L.P., an affiliate of The Yucaipa Companies, to purchase (i) 25,000 shares of Series A Senior Cumulative Participating Convertible Preferred Stock of CYRK (the "Series A Preferred Stock") and (ii) a warrant to purchase an additional 15,000 shares of Series A Preferred Stock (the "Warrant" and collectively the "Securities") for an investment of $25,000,000 (the "Consideration"). The purchase of the Securities and the other transactions contemplated by the Agreement is referred to as the "Transaction." Capitalized terms used herein and not defined shall have the meaning given to them in the Agreement.

     You have asked us to render our opinion as to whether the Consideration to be received by CYRK for the Securities is fair, from a financial point of view, to CYRK.

     In the course of our analyses for rendering this opinion, we have:

      1. reviewed the Agreement and without expressing any views regarding the propriety of, reviewed the Management Agreement, the Employment Agreements and the Registration Rights Agreement;

      2. reviewed the Certificate of Designation related to the Series A Preferred Stock and the Warrant;

      3. reviewed CYRK's Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended December 31, 1996 through 1998, quarterly reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999 and other such public information with respect to CYRK as we deemed relevant;

      4. reviewed certain operating and financial information, including projections, provided to us by management of CYRK relating to CYRK's business and prospects for the period July 1, 1999 through December 31, 1999;

      5. met with certain members of CYRK's senior management to discuss its operations, historical financial statements and future prospects;

      6. visited headquarters of CYRK in Gloucester, Massachusetts and headquarters of Simon Marketing, Inc., a subsidiary of CYRK, in Los Angeles, California;

      7. reviewed the historical prices, valuation multiples and trading volume of the common shares of CYRK;

      8. reviewed publicly available financial data, stock market performance data and valuation multiples of companies which we deemed generally comparable to CYRK;

      9. reviewed the terms of recent investments in companies which we deemed generally comparable to the Transaction; and

     10. conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In the course of our review, we have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to us by CYRK. With respect to CYRK's projected financial results, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of CYRK as to the expected future performance of CYRK. In addition, we assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, each party will perform all of the covenants and agreements required by it under the Agreement, that all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and that the Transaction will be consummated in accordance with the terms and conditions contained therein. We have not assumed any responsibility for the independent verification of any such information or of the projections provided to us, and we have further relied upon the assurances of the management of CYRK that they are unaware of any facts that would make the information or projections provided to us contain any misleading information or omit to contain information that would make such information misleading. In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities of CYRK. Our opinion is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof.

     We have acted as financial advisor to CYRK in connection with the Transaction and will receive a fee for such services, payment of which is contingent upon the consummation of the Transaction. CYRK has agreed to indemnify us in connection with certain claims and liabilities relating to our engagement.

     In the ordinary course of business, Bear Stearns may actively trade the equity securities of CYRK for its own account and for the for the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this letter is intended for the benefit and use of the Board of Directors of CYRK and the Special Committee of the Board of Directors of CYRK and does not constitute a recommendation to the Board of Directors, the Special Committee of the Board of Directors or any holders of CYRK common stock as to how to vote in connection with the Transaction. This opinion does not address CYRK's underlying business decision to pursue the Transaction. This letter is not to be used for any other purpose, or reproduced, disseminated, quoted or referred to at any time, in whole or in part, in any manner for any purpose without our prior consent; provided, however, that this letter may be included in its entirety in any proxy statement to be distributed to the holders of CYRK common stock in connection with the Transaction.

     Based on the foregoing, it is our opinion that the Consideration to be received by CYRK for the Securities is fair, from a financial point of view, to CYRK.

                                            Very truly yours,


                                            BEAR, STEARNS & CO. INC.




                                            By: /s/ JOHN BRYANT
                                                --------------------------------
                                                Senior Managing Director

                                                                      1201-PS-99

                                   CYRK, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS - November 10, 1999


        The undersigned stockholder of Cyrk, Inc. hereby acknowledges receipt of the Notice of Special Meeting in lieu of Annual Meeting of Stockholders and related Proxy Statement, revokes any prior proxies, and appoints Patrick D. Brady and Patricia J. Landgren, or either of them, each with full power to
P act alone, the attorney and proxy for the undersigned with power of R substitution in each to act for and to vote, as designated below, with the O same force and effect as the undersigned, all shares of Cyrk, Inc. common
X stock standing in the name of the undersigned at the Special Meeting in lieu Y of Annual Meeting of Stockholders of Cyrk, Inc. to be held at the offices of
   Choate, Hall & Stewart, Exchange Place, 53 State Street, 36th Floor, Boston, Massachusetts on November 10, 1999 at 10:00 a.m., local time, and any adjournments thereof.


        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR AND "FOR" THE OTHER PROPOSALS. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDER'S BEST JUDGMENT AS TO ANY OTHER MATTERS.




   SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.
                                                          -----------------
                                                             SEE REVERSE
                                                                 SIDE
                                                          -----------------

[X] Please mark votes as in example

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

The Board of Directors recommends a vote FOR Proposals 1 through 6.

--------------------------------------------------------------------------------


1. Approve the issuance of (a) 25,000 shares of a new     For  Against  Abstain
   series of convertible preferred stock which are
   initially convertible into 3,030,303 shares of our     [ ]    [ ]      [ ]
   common stock and (b) a warrant to purchase 15,000 shares of convertible preferred stock which are initially convertible into 1,666,666 shares of our common stock;


2. Elect six directors to serve for terms of either one,
   two or three years and until their successors are
   elected and qualified upon the closing of the
   transaction contemplated by proposal 1;
                                                             For     Withhold
NOMINEES:  Patrick D. Brady                                  [ ]       [ ]
           Allan I. Brown                                    [ ]       [ ]
           Ronald W. Burkle                                  [ ]       [ ]
           George Golleher                                   [ ]       [ ]
           Joseph Anthony Kouba                              [ ]       [ ]
           Richard Wolpert                                   [ ]       [ ]

INSTRUCTIONS: IF YOU WISH TO GRANT AUTHORITY TO VOTE FOR
ANY NOMINEE(S), MARK THE "FOR" BOX THAT CORRESPONDS TO EACH
PARTICULAR NAME. IF YOU WISH TO WITHHOLD AUTHORITY WITH
RESPECT TO CERTAIN NOMINEE(S), MARK THE "WITHHOLD" BOX THAT
CORRESPONDS TO EACH PARTICULAR NAME.


3. Elect one director to serve for a term of three years     For     Withhold
   and until his successor is elected and qualified, in
   case the transaction contemplated by proposal 1 does      [ ]       [ ]
   not close;

NOMINEE:   Ted L. Axelrod

PLEASE SEE INSTRUCTIONS FOR ITEM 2.


4. Approve and ratify an amendment to the 1993 Employee   For  Against  Abstain
   Stock Purchase Plan to increase the number of shares
   of our common stock available under the plan from      [ ]    [ ]      [ ]
   300,000 to 600,000;


5. Ratify the Board of Directors' appointment of          For  Against  Abstain
   PricewaterhouseCoopers LLP as our independent
   auditors for the 1999 fiscal year; and                 [ ]    [ ]      [ ]


6. Transact such other business as may properly come      For  Against  Abstain
   before the meeting or any adjournment thereof.
                                                          [ ]    [ ]      [ ]


--------------------------------------------------------------------------------
                                                              MARK HERE    [  ]
                                                              FOR ADDRESS
                                                              CHANGE AND
                                                              NOTE AT LEFT

Please sign exactly as your name     Signature:______________________Date_______
appears hereon. Joint owners should
each sign. When signing as an
attorney, executor, administrator,
trustee or guardian, please give
full title as such. If a corporation,
please sign in full corporate name
by President or other authorized
officer. If a partnership, please
sign in partnership name by
authorized person.                   Signature:______________________Date_______

PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THIS
PROXY USING ENCLOSED ENVELOPE